UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
[   ] Definitive Information Statement

ACQUIRED SALES CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required

[X]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined.):
2,175,564 common stock shares to be issued at a $0.10 per share market value equals $217,556 times one-fiftieth of one percent or .0002 totals $43.51)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid: $44

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Dated Filed:

ACQUIRED SALES CORP.
31 N. Suffolk Lane, Lake Forest, Illinois 60045
Telephone: (847) 404-1964

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the stockholders of Acquired Sales Corp.:

This information statement is furnished to the stockholders of Acquired Sales Corp., a Nevada corporation (sometimes “Acquired Sales”, the “Corporation”, “Company”, “we”, “us” or “our”) in connection with the approval by our board of directors and holders of a majority of our common stock to do the following:

1.	Amend the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock, 50,000,000 shares to 100,000,000 shares.

2.
Execute a 1-for-20 reverse stock split of the shares of our common stock to take effect on a date not later than December 31, 2011 so that stockholders will receive one share of our common stock for each twenty shares now held.

3.	Change of the Corporation’s fiscal year from September 30 to a December 31 year end.

4.
Approve the acquisition of Cogility Software Corporation, a Delaware corporation (“Cogility”), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation. This acquisition shall be pursuant to the terms and conditions of an Agreement effective as of November 4, 2010, by and among Cogility, Deborah Sue Ghourdjian Separate Property Trust which is Cogility’s majority shareholder, Matthew Ghourdjian who is Cogility’s Chief Executive Officer, the Corporation, and all of the members of the Corporation’s board of directors. In the Merger: (a) the current stockholders of Cogility would receive 2,175,564 shares of our common stock (88.2% of the shares of our common stock outstanding after the Merger); (b) the current optionholders of Cogility would receive options to purchase an aggregate of 1,117,925 shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share; and (c) directors, officers, employees and consultants to Cogility would receive options to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $5.00 per share.

The Cogility Software Transaction Term Sheet

•	Acquired Sales Corp. is required to complete a 1-for-20 reverse stock split of the shares of its common stock;

•	Post-split, Acquired Sales would have outstanding 291,624 shares of common stock;

•	In addition, Acquired Sales would have options to purchase an aggregate of 630,000 shares of its common stock at an exercise price of $2.00 per share.

•	The vesting of the Acquired Sales stock options would be contingent upon the closing of its acquisition of Cogility.

•	Acquired Sales will form a new wholly-owned subsidiary in Delaware (the “Cogility Acquisition Sub”), the single purpose of the Cogility Acquisition Sub would be to acquire Cogility.

•	Cogility would be merged with and into the Cogility Acquisition Sub, with Cogility being the survivor of such merger (the “Merger”).

•	From and after the closing of the Merger, Cogility would be a wholly-owned subsidiary of Acquired Sales.

In the Merger:

•	(a) the current stockholders of Cogility would receive 2,175,564 shares of our common stock (88.2% of the shares of our common stock outstanding after the Merger);

•	(b) the current optionholders of Cogility would receive options to purchase an aggregate of 1,117,925 shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share; and

•	(c) directors, officers, employees and consultants to Cogility would receive options to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $5.00 per share.

The closing of the Merger would be subject to each of the following conditions:

•	The 1-for-20 reverse split of Acquired Sales’ common stock shall have been completed, reducing the number of shares of Acquired Sales’ common stock outstanding from 5,832,482 down to 291,624;

•
(b) Cogility and Acquired Sales each shall have completed its “due diligence” investigation of the other and the results of such investigation shall be satisfactory to each of them, in its sole discretion;

•
(c) audited financial statements of Cogility shall have been completed and delivered to Acquired Sales, and such audited financial statements shall be acceptable to Acquired Sales in its sole discretion;

•	(d) Cogility and Acquired Sales shall have negotiated, executed and delivered mutually agreeable definitive transaction documentation;

•	(e) all material third party approvals shall have been obtained, including approval of the definitive transaction documentation by the boards of directors of both Cogility and Acquired Sales;

•	(f) all necessary securities filings shall have been made; and

•	(g) no governmental or shareholder investigations, actions, orders, lawsuits or other proceedings are pending in regard to the securities filings or the Merger

The acquisition consideration for Cogility will consist of the following items:

•
the exchange of 11,530,493 outstanding shares of Cogility common stock for 2,175,564 shares of post-reverse split common stock of Acquired Sales, which Acquired Sales shares have an aggregate fair value of $4,351,128 based on the pre-split market value of $010 per share, or $2.00 per share post-split;

•
(2) the exchange of 5,925,000 outstanding options to purchase shares of Cogility common stock for 1,117,925 options to purchase post-reverse split common stock of Acquired Sales at exercise prices ranging from $0.001 to $5.00 per share, which Acquired Sales options have an aggregate fair value of $1,466,341 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: post-split exercise price of $1.06 per share, estimated term of 4.3 years, estimated volatility of 80%, estimated yield of 0% and estimated risk-free interest rate of 2.0%;

•
(3) the elimination of the existing Cogility bonus plan, and the issuance of 1,500,000 options to purchase post-reverse split common stock of Acquired Sales at an exercise price of $5.00 per share, which Acquired Sales options have an aggregate fair value of $1,182,830 computed using the Black-Scholes option pricing model and the weighted-average assumptions listed in (2) above except the weighted-average post-split exercise price is $5.00 per share and the estimated term is 4.0 years;

•
(4) in November 2010, Acquired Sales granted stock options to the members of management that participated in structuring the financing and the merger with Cogility; those stock options are for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share, and vest upon the occurrence of the merger; which Acquired Sales options have an aggregate fair value of $801,601 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: estimated term of 5.2 years, estimated volatility of 78%, estimated yield of 0% and estimated risk-free interest rate of 1.1%; and

•
(5) the issuance of Acquired Sales stock options to purchase 75,000 post-reverse split Acquired Sales common stock to a consultant with 25,000 options exercisable at $0.01 per share and 50,000 options exercisable at $2.00 per share, which Acquired Sales options have an aggregate fair value of $113,030 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: post-split exercise price of $1.34 per share, estimated term of 5.0 years, estimated volatility of 77%, estimated yield of 0% and estimated risk-free interest rate of 2.0%.

•	The total acquisition consideration for Cogility is $7,914,930.

5.	Approve a post acquisition option plan for the officers, directors and employees of the Corporation.

6.
Elect Gerard M. Jacobs, Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, M.D., Michael D. McCaffrey, Richard E. Morrissy, and Vincent J. Mesolella to our board of directors to serve for a period of one year or until their successors are duly elected and qualified and in connection with the same, ratify the Board of Directors intention to amend, pursuant to Article 8.06, the Corporation's By-Laws to increase the size of the Corporation's Board of Directors from seven to ten, and to appoint Matthew Ghourdjian, and two additional persons designated by Matthew Ghourdjian and acceptable to the Corporation's Chairman and Chief Executive Officer, as new members of the Corporation's Board of Directors to fill the three vacancies on the Corporation's Board of Directors.

The foregoing changes will be implemented simultaneously and, where applicable, in one amendment to our Articles of Incorporation.  Stockholders of record at the close of business on November 23, 2010 (the “Record Date”) are entitled to notice of this stockholder action by written consent.
Stockholders representing a majority of our issued and outstanding shares of common stock have already consented to the action to be taken by written consent to be effective as of 20 days after the mailing  of this information statement and after the requisite filings are made with the State of Nevada.

ACQUIRED SALES IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on November 23, 2010 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about [May ___, 2011.]

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Gerard M. Jacobs
Chief Executive Officer
May ___, 2011

This information statement is being furnished to all holders of the common stock of Acquired Sales in connection with the proposed action by Written Consent to authorize the board of directors to carry out the process to facilitate the reorganization of the  Company in connection with the acquisition of Cogility.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Acquired Sales, in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales. The Board of Directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales as of the Record Date, provides public notice of the approval and authorization to carry out activities in connection with (i) amending the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock from 50,000,000 shares to 100,000,000 shares (the “Capitalization Increase”); (ii) effectuating a 1-for-20 reverse stock split of the shares of our common stock to take effect on a date not later than December 31, 2011 so that stockholders will receive one share of our common stock for each twenty shares now held (the “Reverse Split”); (iii) changing the Corporation’s fiscal year from September 30 to a December 31 year end; (iv) acquisition of Cogility Software Corporation, a Delaware corporation, through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; (v) effectuating a post acquisition option plan for the officers, directors and employees of the Corporation; and, (vi) re-electing the Corporation’s board of directors  (collectively, the “Corporate Actions”).

The capitalization increase will be effectuated pursuant to Certificate of Amendment (the “Amendment”) to our Articles of Incorporation in the form as annexed hereto as Appendix A.

The Company will pay all costs associated with the distribution of the definitive Information Statement.

The Board of Directors of the Company (the “Board”), and a majority of the Company's stockholders at the Board’s recommendation, have already approved of the Corporate Actions described above by written consent in lieu of meeting pursuant to Chapter 78 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). Therefore, we are not seeking approval for the Amendment or any related capitalization change, or other Corporate Actions from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amendment or Corporate Actions.  All necessary Board approvals have been obtained as of November 17, 2010 with all stockholder approvals effective as of November 23, 2010, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Amendment as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nevada law.

DATE, TIME AND PLACE INFORMATION

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Capitalization Increase and Reverse Split cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders.  This Preliminary Information Statement, as amended  was filed with the Securities and Exchange Commission on May ___, 2011.  It is anticipated that a Definitive Information Statement will be mailed ten days thereafter, on or about May ___, 2011 (the “Mailing Date”) to the stockholders of the Company as of the close of business on November 23, 2010 (the “Record Date”).  The Company expects to file the Amendment so as to effectuate both the Capitalization Increase and Reverse Split with the Nevada Secretary of State, approximately 20 days after the Mailing Date.  The effective date of the Amendment and related Capitalization and Reverse Split therefore, is expected to be on or after [May ___, 2011].

DISSENTER’S RIGHT OF APPRAISAL

Pursuant to the NRS, our stockholders are not entitled to dissenters' rights of appraisal with respect to the Capitalization Increase or Reverse Split as effectuated by the Amendment and the Company will not independently provide shareholders with any such right.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Common Stock

There will be no changes to any of the rights or privileges associated with our Common Stock.  The following summarizes the rights of holders of our Common Stock before and after the filing of the Amendment relating to the capitalization change:

·	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

·	There are no cumulative voting rights;

·
The holders of our Common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

·
Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

·	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

Outstanding Shares And Voting Rights

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 5,832,482 shares, each share being entitled to one vote.  The record date for determination of the security holders entitled to vote or give consent is November 23, 2010.  The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.  The board of directors and Stockholders owning 3,591,206 which constitute a majority of 61.5% of the outstanding voting securities of Acquired Sales Corp. have unanimously adopted, ratified and approved resolutions to effect the actions listed above.  No other votes are required or necessary.  We anticipate effecting the reverse split, acquisition and all other actions set out herein within two months of the date that this information statement is filed.

Our Board adopted resolutions approving and authorizing the Amendment containing both the Capitalization Increase and related Reverse Split by unanimous written consent in lieu of a meeting and selected and fixed November 23, 2010 as the Record Date for determining the stockholders entitled to give written consent and/or to receive this Information Statement.  Effective as of November 23, 2010, a majority of the stockholders of the Company took action by written consent and approved an amendment to the Company’s Articles of Incorporation with respect to the Reverse Split and Amendment.

As of the Record Date, the Company has authorized capital stock of 60,000,000 shares, of which 50,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock with 5,832,482 of Common Stock and no shares of preferred stock are outstanding on such date.

The following 11 shareholders, being beneficial owners of an aggregate of 3,591,206 shares of Common Stock constituting approximately 61.5% of  our 5,832,482  shares of outstanding authorized Common Stock,  voted in favor of the Amendment effecting the Reverse Split, Capitalization Increase and other Corporate Actions described above:

Name	Number of Shares
Leonard Dee Hall	600,000
Janet Brandler Custodian Christian Brandler	162,354
Kevin L. Cannon	200,000
Jennifer Christensen	200,000
Dan Carter	262,355
Jason Carter	200,000
Brian Williams	200,000
Kathy Carter	200,000
Ardeth Celano	200,000
Kiel Christensen	200,000
Roberti Jacobs Family Trust u/a/d 11-11-99 (1)	1,166,497
Total	3,591,206

(1) The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to a 2007 shareholder agreement, Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs’ mother in law Joan B. Roberti is the trustee, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Chapter 78 of the NRS, the approval of a majority of the Company's voting power is required in order to effectuate the Amendment and Corporate Actions.  Chapter 78 of the NRS eliminates the need to hold a special meeting of the Company's stockholders to approve the Corporate Actions, including the Amendment and related capitalization change by providing that, unless the Company's Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action.  Neither the Articles of Incorporation nor the Bylaws of the Company state otherwise and a majority of the Corporation’s common stock have voted in favor of the Amendment and other Corporate Actions.

The Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

DIRECTORS AND EXECUTIVE OFFICERS

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.  Our stockholders have re-elected the entire board of directors.

Set forth below for each person who has been elected director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with us, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director.  Each shall hold office until their successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Nominees For Election As Directors

Name	Age	Position

Gerard M. Jacobs	56	Chairman, chief executive officer, president, secretary, treasurer

Joshua A. Bloom, M.D.	55	Director

Roger S. Greene	56	Director

James S. Jacobs, MD	57	Director

Michael D. McCaffrey	65	Director

Richard E. Morrissy	56	Director

Vincent J. Mesolella	62	Director

Matthew Ghourdjian	55	Intended Director

Our Directors serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers serve at the discretion of our Board of Directors, until their death, or until they resign or have been removed from office.

Gerard M. Jacobs, , age 56, has served as chairman of our board of directors, chief executive officer, president, secretary, treasurer since July 2007. Mr. Jacobs has been a private investor since 2006. In 2001, Gerard M. Jacobs took control of CGI Holding Corporation, and served as its CEO and member of its board of directors until 2006. Under Gerard M. Jacobs' guidance, CGI Holding Corporation changed its name to Think Partnership Inc., made 15 acquisitions primarily of businesses involved in online marketing and advertising, and succeeded in having its common stock listed on the American Stock Exchange. The company is now known as Inuvo Inc. (NYSE:AMEX: INUV). Previously, in 1995, Mr. Jacobs took control of General Parametrics Corporation, and served as its CEO and member of its board of directors until 1999. Under Mr. Jacobs' guidance, General Parametrics changed its name to Metal Management Inc., made 37 acquisitions primarily of businesses involved in scrap metal recycling, and succeeded in building one of the largest scrap metal recycling companies in the world. The company is now part of Sims Metal Management Ltd. (NYSE: SMS). Mr. Jacobs is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). We believe that Gerard M. Jacobs’ experience serving as the CEO of three publicly traded companies and as a director of two other publicly traded companies, his work as an investment banker and as an attorney, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Gerard M. Jacobs received a law degree from the University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar, in 1978; and an A.B from Harvard College, in 1976, where he was elected to Phi Beta Kappa. Gerard M. Jacobs’ brother James S. Jacobs, M.D. is also a member of our board of directors.

Joshua A. Bloom, M.D., age 55, has been a member of our board of directors since July 2007. He has been a practicing physician in Kenosha Wisconsin since completion of his training in 1988. He is board Certified in Internal Medicine, Pulmonary Diseases and in Critical Care Medicine. He has been employed by United Hospital System (formerly known as Kenosha Hospital and Medical Center) in the Clinical Practice Division from 1995 to present. He had been in private practice at the same address from 1988 to 1995. Dr. Bloom has served on the board of directors of Kenosha Health Services Corporation since 1993 and the board of Hospice Alliance, Inc since 1994 and Medical Director there since 1998. He has also served on the board of the Beth Israel Sinai Congregation since 1998 where he served as the President from 2004 until earlier this year. We believe that Joshua A. Bloom, M.D.’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Roger S. Greene, age 56, has been a member of our board of directors since July 2007. He is the Managing Director and co-founder of Stanmore Capital Partners, LLC, a merchant banking firm that focuses upon the acquisition of small cash flow positive private companies, primarily in the health care services business. He is also owner and CEO of Marquette Advisors, Inc., a firm that provides consulting in the same areas. Projects have included a roll up of sleep diagnostic centers, acquisitions of companies in the blood plasma collection business and specialty medical education field. Mr. Greene is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). Previously, he has worked with Brazos Fund and Lone Star Fund as general counsel. For Lone Star, Mr. Greene was responsible for negotiation and structuring of asset acquisitions from foreign entities. Prior to that time, he also worked on resolution and management of the assets of American Savings and Loan Association after the acquisition of American Savings Bank by the Robert M. Bass Group. Mr. Greene has also acted as a principal in real estate and operating company acquisitions. Mr. Greene resides in California. We believe that Roger S. Greene’s experience serving as a director of two publicly traded companies, his work in mergers and acquisitions as an investment banker, his work as an attorney, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

James S. Jacobs, M.D., age 57, has been a member of our board of directors since July 2007. He is a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. We believe that James S. Jacobs, M.D.’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Jacobs did a residency in Radiation Oncology at Rush Medical Center in Chicago, Illinois and an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado. Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1976.

Michael D. McCaffrey, age 65, has been a member of our board of directors since July 2007. He is an attorney practicing in Irvine, California and specializing in commercial and business litigation. Mr. McCaffrey has tried more than 100 jury and non-jury trials, representing numerous large companies, institutional lenders, real estate developers, contractors and various public and private corporations, partnerships and sole proprietorships. He has had sole or primary responsibility for defense and prosecution of significant matters including real property secured transactions; real estate syndication/fraud; partnership disputes/accounting/dissolution actions; corporate control; insurance (policyholders’ interests and insurers’ interests); employment litigation; prosecution, defense and expert witness on professional liability claims involving attorneys and accountants; construction, including prosecution and defense of major defect cases; and various business tort cases. We believe that Michael D. McCaffrey’s experience serving as a litigator and advisor to corporations, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Mr. McCaffrey received his Juris Doctor in 1974 from the University of Denver College of Law where he was a member of the University of Denver Law Review (qualified by class rank, top 5%) and received a B.S. in Engineering from UCLA in 1968.

Richard E. Morrissy, age 56, has been a member of our board of directors since July 2007. He is the Senior Research Specialist and project coordinator in the Pharmaceutical Sciences, School of Pharmacy, University of Illinois at Chicago. Mr. Morrissy is a project coordinator for the School of Pharmacy. His duties include serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization. During his tenure, Mr. Morrissy has managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage. He has also designed and led focus groups, designed and critiqued research surveys, edited manuscripts and scientific journals. We believe that Richard E. Morrissy’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.  He received a B.A. in History from Western Illinois University in 1976.

Vincent J. Mesolella, age 62, has been a member of our board of directors since October 2009. He has served for the last fifteen years as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for over twenty years as a member of the Rhode Island House of Representatives, including serving as the Majority Whip. Mr. Mesolella is the founder and Chief Executive Officer of REI, Inc., a diversified real estate investment firm. Mr. Mesolella has served on the board of directors of Think Partnership Inc., an American Stock Exchange company. Mr. Mesolella has raised a great deal of money for charities including the Make-A-Wish Foundation. Mr. Mesolella resides in Rhode Island. We believe that Vincent J. Mesolella’s experience serving as a director of two publicly traded companies including service as Chairman of the Audit Committee of both, his work as a developer and business owner, his experience as an elected public official, his Chairmanship of a major wastewater treatment organization that has been nationally recognized for its excellence, his intelligence and educational background, and his familiarity with the real estate industry which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

There are no agreements or understandings for any of our executive officers or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. Directors are elected until their successors are duly elected and qualified.

Board Membership of Acquired Sales and Cogility Before and After the Proposed Acquisition.

Cogility board of directors pre-Merger:  The board of directors of Cogility currently consists of three people: Matthew Ghourdjian, Gerard M. Jacobs, and Roger S. Greene. Matthew Ghourdjian and Gerard M. Jacobs currently are serving as the Co-Chairmen of Cogility.

Cogility board of directors after Merger:  Upon the closing of the Merger, the board of directors of Cogility will be increased to ten people, and will consist of the existing three directors of Cogility (Matthew Ghourdjian and Gerard M. Jacobs, Co-Chairmen, and Roger S. Greene), plus seven new members: Joshua A. Bloom, M.D., James S. Jacobs, M.D., Michael D. McCaffrey, Vincent J. Mesolella, Richard E. Morrissy, General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Matthew Ghourdjian and acceptable to Gerard M. Jacobs), and one other person designated by Matthew Ghourdjian and acceptable to Gerard M. Jacobs.

Acquired Sales board of directors pre-Merger:  The board of directors of Acquired Sales currently consists of seven people: Gerard M. Jacobs, Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, M.D., Michael D. McCaffrey, Vincent J. Mesolella, and Richard E. Morrissy. Gerard M. Jacobs serves as the Chairman of Acquired Sales. Matthew Ghourdjian is not currently a director of Acquired Sales.

 Acquired Sales board of directors after Merger:  Pursuant to the terms of the November 4, 2010 Agreement, at the Closing of the Merger the Acquired Sales board of directors will be increased to ten people and will consist of the existing seven directors of Acquired Sales (Gerard M. Jacobs, Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, M.D., Michael D. McCaffrey, Vincent J. Mesolella, and Richard E. Morrissy) plus three new members: Matthew Ghourdjian, General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Matthew Ghourdjian and acceptable to Gerard M. Jacobs), and one other person designated by Matthew Ghourdjian and acceptable to Gerard M. Jacobs. Gerard M. Jacobs and Matthew Ghourdjian will serve as the Co-Chairmen of Acquired Sales following the closing of the Merger. By signing the November 4, 2010 Agreement, Matthew Ghourdjian consented to serve as a director and Co-Chairman of Acquired Sales following the closing of the Merger.

Board Leadership Structure

Prior to the closing of our acquisition of Cogility, our board of directors has seven members. Gerard M. Jacobs is serving as both our principal executive officer and as the Chairman of our board of directors. Mr. Jacobs, who is a Phi Beta Kappa graduate of Harvard College and attended the University of Chicago Law School as a Weymouth Kirkland Law Scholar, has extensive experience serving as the Chief Executive Officer of several publicly traded companies, and as an independent member of the board of directors of other publicly traded companies, in several industries. Our company presently is a shell corporation, does not pay Mr. Jacobs any salary, and cannot afford any full-time paid employees. While our company, operating as a shell corporation, does not have any formally designated lead independent director, Mr. Jacobs regularly consults with several of our independent directors, and especially with Vincent J. Mesolella and Roger S. Greene, in regard to all aspects of our company’s affairs.

Mr. Mesolella has served on the boards of directors of publicly traded companies, and for the past twenty years has served as the Chairman of the Narragansett Bay Commission, a large wastewater treatment agency in Rhode Island that has won national awards under his leadership. Mr. Mesolella has been actively involved in our evaluation of Cogility as a potential acquisition candidate, and in our negotiations of the terms of our pending acquisition of Cogility. For example, Mr. Mesolella has met twice with Mr. Jacobs, Matthew Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia. Mr. Mesolella also receives and reviews a copy of each of our monthly bank statements. Mr. Greene, who is a Phi Beta Kappa graduate of Harvard College and attended Harvard Law School, has also served on the boards of publicly traded companies and has extensive experience with mergers and acquisitions, capital raising, and operations. Mr. Greene introduced Cogility to us, and has been actively involved in our evaluation of Cogility as a potential acquisition candidate, and in our negotiations of the terms of our pending acquisition of Cogility. For example, Mr. Greene has met once with Mr. Jacobs and Mr. Ghourdjian at Cogility’s office in Alexandria, Virginia, and once with Mr. Jacobs and Mr. Ghourdjian at Cogility’s office in Anaheim, California.

We believe that our current leadership structure is appropriate given the limited financial resources of our shell corporation, the extensive experience of our directors, and the collaborative decision-making style of Mr. Jacobs. The board of directors’ role in the risk oversight of our company involves periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs regarding his decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. Jacobs as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises.

The leadership structure of our board of directors will change following the closing of our acquisition of Cogility. Our board of directors will expand to ten members. New members of our board of directors will include Matthew Ghourdjian, the Chief Executive Officer of Cogility, General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Mr. Ghourdjian and acceptable to Mr. Jacobs), and one other person designated by Mr. Ghourdjian and acceptable to Mr. Jacobs. Gerard M. Jacobs will continue to serve as our principal executive officer, but he will share the role of Chairman of our board of directors with Mr. Ghourdjian, as Mr. Jacobs and Mr. Ghourdjian will become Co-Chairmen. Mr. Ghourdjian has a very different background than Mr. Jacobs, having spent years as a partner in the major consulting firms of Arthur Andersen and KPMG Consulting, with his focus being on technology and automation of business processes. We expect that Mr. Jacobs and Mr. Ghourdjian will spend a significant portion of their time and efforts collaborating with each other in regard to the evaluation and negotiation of potential acquisition candidates, and in regard to the planning for the growth and management of Cogility and subsequent acquisitions. We believe that this leadership collaboration by our Co-Chairmen is appropriate and needed to address challenges in regard to the anticipated future growth of our company. In this context, Mr. Jacobs and Mr. Ghourdjian expect to rely upon several of our independent directors for careful advice, especially Mr. Mesolella, Mr. Greene, and the two new independent directors whom Mr. Ghourdjian will designate and Mr. Jacobs will approve. If General Robert Mixon agrees to serve on our board of directors, he will bring a wealth of experience in dealing with federal contracting and military matters, important facets of Cogility’s business.

If we decide to make a future acquisition in the medical industry, which we are considering, Mr. Jacobs and Mr. Ghourdjian will also look for advice from our independent directors Dr. Joshua A. Bloom and Richard E. Morrissy, and from non-independent director Dr. James S. Jacobs. At the present time, we do not anticipate formally designating any of our independent directors as our lead outside director, and instead expect to draw upon the knowledge, experience and contacts of all of them. We believe that this anticipated leadership structure, with two Co-Chairmen and several strong independent directors providing counsel to them, is appropriate given the experience of our directors and the collaborative decision-making style of Mr. Jacobs and Mr. Ghourdjian. It is anticipated that, following the closing of our acquisition of Cogility, the board of directors’ role in the risk oversight of our company will involve periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs and Mr. Ghourdjian, as the co-leaders of our company, regarding their decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. Jacobs and Mr. Ghourdjian as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises, and in regard to operational and growth issues that may face Cogility.

Family Relationships

Gerard M. Jacobs and James S. Jacobs, MD are brothers. There is no other family relationship among any of our officers or directors.

Certain Relationships And Related Transactions

The following describes all transactions executed or performed in 2010 and currently proposed transactions in which we are a participant and the amount involved exceeds $ 120,000, and in which any related person had or will have a direct or indirect material interest.

Subsequent to December 31, 2010, the Company issued promissory notes totaling $920,000 accruing interest at a rate of 3% per year in a private placement, $400,000 of which notes were issued to related parties. The Company’s private placement offering documents said that investors would have to put up their investment money in the form of cash, excepting only that (a) Michael Ottele would be permitted to exchange the $20,000 loan which he made to Cortez Systems on December 1, 2010 for a $20,000 investment in the private placement, and (b) The Roberti Jacobs Family Trust, an affiliate of Gerard M. Jacobs, our chief executive officer and a director,  would be permitted to exchange its $200,000 note from Cogility dated December 13, 2010 for a $200,000 investment in the private placement.

Here is a summary of the Company’s private placement, subsequent to December 31, 2010, and the re-loaning of a portion of the proceeds of the Company’s private placement to Cogility:

(1) On January 31, 2011:

(a) the Roberti Jacobs Family Trust invested $225,000 in the private placement: $25,000 in the form of cash, plus $200,000 in the form of an assignment of its $200,000 note from Cogility dated December 13, 2010; this $225,000 investment was evidenced by a Company 3% Secured Promissory Note dated January 31, 2011, plus the Company Warrant No. 1 to purchase 2,250,000 shares of the Company common stock at $0.10 per share;

(b) Roger S. Greene, one of our directors, invested $25,000 in the private placement: $25,000 in the form of cash; this $25,000 investment was evidenced by a Company 3% Secured Promissory Note dated January 31, 2011, plus the Company Warrant No. 2 to purchase 250,000 shares of the Company common stock at $0.10 per share; and

(c) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 1 payable to the Company in the principal amount of $250,000, covering the $50,000 loaned in cash plus the $200,000 note from  Cogility dated December 13, 2010  that had been assigned to the Company by the Roberti Jacobs Family Trust;

(2)  On February 11, 2011:

(a) Vincent J. Mesolella, one of our directors,  invested $25,000 in the private placement: $25,000 in the form of cash; this $25,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 11, 2011, plus the Company Warrant No. 3 to purchase 250,000 shares of the Company common stock at $0.10 per share; and

(b) the Company loaned Cogility $25,000 in cash, and received from Cogility its Secured Promissory Note No. 2 payable to the Company in the principal amount of $25,000, covering the $25,000 loaned in cash;

(3)  On February 15, 2011:

(a) the Roberti Jacobs Family Trust invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 11, 2011, plus the Company Warrant No. 4 to purchase 500,000 shares of the Company common stock at $0.10 per share; and

(b) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 3 payable to the Company in the principal amount of $50,000, covering the $50,000 loaned in cash;

(4)  On February 28, 2011:

(a) the Roberti Jacobs Family Trust invested $75,000 in the private placement: $75,000 in the form of cash; this $75,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 28, 2011, plus the Company Warrant No. 5 to purchase 750,000 shares of the Company common stock at $0.10 per share; and

(b) the Company loaned Cogility $75,000 in cash, and received from Cogility its Secured Promissory Note No. 4 payable to the Company in the principal amount of $75,000, covering the $75,000 loaned in cash;

(5)  On March 1, 2011:

(a) Nicholas M. Keller III invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 1, 2011, plus the Company Warrant No. 6 to purchase 500,000 shares of the Company common stock at $0.10 per share; and

(b) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 5 payable to the Company in the principal amount of $50,000, covering the $50,000 loaned in cash;

(6)  On March 11, 2011:

(a) Joseph S. Keller invested $250,000 in the private placement: $250,000 in the form of cash; this $250,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 11, 2011, plus the Company Warrant No. 7 to purchase 2,500,000 shares of the Company common stock at $0.10 per share;

(b) Michael Ottele invested $20,000 in the private placement: $20,000 in the form of an assignment of the $20,000 loan which he made to Cortez Systems on December 1, 2010; this $20,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 11, 2011, plus the Company Warrant No. 8 to purchase 200,000 shares of the Company common stock at $0.10 per share; and

(c) the Company loaned Cogility $200,000 in cash, and received from Cogility its Secured Promissory Note No. 7 payable to the Company in the principal amount of $220,000, covering the $200,000 loaned in cash plus the $20,000 loan to Cortez Systems that had been assigned to the Company by Michael Ottele (to balance the transaction, Cogility received $20,000 in notes from Cortez Systems); and

(7)  On March 15, 2011:

(a) John and Susan Heider invested $150,000 in the private placement: $150,000 in the form of cash; this $150,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 15, 2011, plus the Company Warrant No. 9 to purchase 1,500,000 shares of the Company common stock at $0.10 per share;

(b) Glendenning Capital, Inc. invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 15, 2011, plus the Company Warrant No. 10 to purchase 500,000 shares of the Company common stock at $0.10 per share and

(c) the Company loaned Cogility $150,000 in cash, and received from Cogility its Secured Promissory Note No. 7 payable to the Company in the principal amount of $150,000, covering the $150,000 loaned in cash.

The Roberti Jacobs Family Trust loaned $200,000 to Cogility on December 13, 2010, evidenced by a Cogility note payable to the Roberti Jacobs Family Trust dated December 13, 2010.

Michael Ottele loaned $20,000 to Cortez Systems on December 1, 2010. No note was ever prepared.

In the November 4, 2010, Agreement which contains the letter of intent for the Company to acquire Cogility, the following options were granted to related parties: (1) The Company issued 12,100,000 options at $0.10 per share of the Company's common stock to Gerard M. Jacobs, our Chief Executive Officer and a director, with vesting contingent upon the closing of the Company's acquisition of Cogility; (2) The Company issued 100,000 options at $0.10 per share of the Company's common stock to each of five of our directors: Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy, with vesting contingent upon the closing of the Company's acquisition of Cogility; (3) Cogility issued 2,500,000 options at $0.377 per share of Cogility's common stock, and 530,000 options at $0.001 per share of Cogility's common stock, to Gerard M. Jacobs, with vesting contingent upon the closing of a $500,000 private placement by the  Company and/or Cogility, which closing occurred in March, 2011; and (4) Cogility issued 132,500 options at $0.001 per share of Cogility's common stock to each of Roger S. Greene and Vincent J. Mesolella, with vesting contingent upon the closing of a $500,000 private placement by the Company and/or Cogility, which closing occurred in March, 2011.

The November 4, 2010, Agreement which contains the letter of intent for the Company to acquire Cogility also provides that, contingent upon the closing of the Company's acquisition of Cogility, the Company will issue an aggregate of 1,500,000 options at $5.00 per post-reverse split share of the Company's common stock to directors, officers, employees and consultants of Cogility, which may include one or more of the Company's directors or officers.

On October 12, 2010, the Company issued a demand promissory note to The Roberti Jacobs Family Trust in the amount of $20,000. This note bears interest at 10% per annum and is unsecured.

During April 2010, the Company issued a demand promissory note to Miss Mimi Corporation, an affiliate of our chief executive officer, in the amount of $4,000. This note bears interest at 10% per annum and is unsecured. During the year ended December 31, 2010, the Company incurred interest expense of $181 and made cash payments for interest in the same amount.

During January 2009 and November 2009, we issued demand promissory notes to CEO and Director Gerard M. Jacobs’ spouse in the amount of $10,000 each. The notes bear interest at 10% per annum and are unsecured. During the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, the Company incurred interest expense of $504, $1,892 and $667, respectively, and made cash payments for interest in the amounts of $504, $1,974 and $585, respectively.

During December 2006, we borrowed $100,000 pursuant to an unsecured promissory note due on demand and bearing interest at 10% per annum, from the Roberti Jacobs Family Trust, an entity related to Mr. Jacobs. During the same month, we repaid $95,000 of the principal due under the note. During July 2007, we sold 1,166,497 shares of our common stock at $0.086 per share, which was equal to the market value at that date, to the lender. The lender paid $95,000 of the purchase price of these shares in cash; the other shares were issued in full satisfaction of the remaining $5,000 principal due under the note, and the lender waived the $42 of interest that had accrued on this debt.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in Item 13, “Certain Relationships and Related Transactions, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Composition and Committees

Our board of directors is currently composed of 7 members: Messrs. G. Jacobs, Bloom, Greene, J. Jacobs, McCaffrey, Morrissy and Mesolella.  Our board of directors has determined that Messrs. Bloom, Greene, McCaffrey, Morrissy and Mesolella are independent directors at this time, under the rules of the American Stock Exchange Company Guide, or the AMEX Company Guide, because they do not currently own a significant percentage our shares, are not currently employed by the Company, have not been actively involved in the management of the Company and do not fall into any of the enumerated categories of people who cannot be considered independent directors under the AMEX Company Guide.

Audit Committee and Audit Committee Financial Expert

We have an audit committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members. We have not adopted an Audit Committee charter. Vincent J. Mesolella serves as our audit committee chairman and financial expert. Our audit committee performs the following functions including:  (1) selection and oversight of our independent accountant; (2)  establishing  procedures for the receipt, retention and treatment of complaints regarding  accounting, internal controls and auditing matters; and (3) engaging outside advisors. Our Board of Directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.  Accordingly, the Board of Directors believes that each of its members has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee member should have for a business such as the Company.

Board Meetings; Nominating and Committee

Due to the current size and scope of our operations and size and geographic diversity of our Board of Directors, much of the Board’s decision making is made through telephone calls and intermittent informal meetings; when formalization is necessary, the Board conducts formal meetings or acts by written consent.  In the three month transitional period and the year ended December 31, 2010, we held only telephonic Board Meetings and there were no on ground Board Meetings attended by all directors.

We have a nominating committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members.  Mr. McCaffrey is the nominating committee Chairman.

Code of Ethics

We currently have not adopted a code of ethics due to our limited size and operations. Upon completion of acquisition of assets and expansion of our business in 2011, we intend to adopt a code of ethics consisting of written standards that are designed to deter wrongdoing and to promote (a) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (b) Full, fair, accurate, timely, and understandable disclosure in reports and documents that we files with, or submit to, the Commission and in other public communications made by us; (c) Compliance with applicable governmental laws, rules and regulations; (d) The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (e) Accountability for adherence to the code.

Section 16(a) Beneficial Ownership Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Such persons are further required by SEC regulation to furnish us with copies of all Section 16(a) forms (including Forms 3, 4 and 5) that they file. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2010, or written representations from certain reporting persons, we believe all of our directors, executive officers and 10% holders have met all applicable filing requirements, except as described in this paragraph:

The following persons are holders of 10% of our common stock and have not filed a Form 3: L. Dee Hall and the Roberti Jacobs Family Trust. The following persons are directors of the Company and have been awarded options which will vest upon acquisition of Cogility which ownership may have already triggered a requirement to file Form 3s or Form 4s which are not known to have been filed: Gerard M. Jacobs, Joshua Bloom, M.D., Roger Greene, Michael McCaffrey, Richard Morrissy, and Vincent Mesolella. The following persons are directors of the Company and hold warrants to purchase shares of our common stock and have not filed Form 3s or Form 4s, as applicable: Gerard M. Jacobs, Roger Greene, and Vincent Mesolella.

COMPENSATION OF DIRECTORS AND OFFICERS

As a result of its continued status as a shell corporation and the non-completion of the Cogility acquisition as of December 31, 2010, we did not experience any cash flow event as a result of any payment to an executive.   We have not provided retirement benefits or severance or change of control benefits to our named executive officer, Gerard M. Jacobs.  Unexercised options or warrants were held by our executive officers at the three month transitional period and year ended 2010 are set out in the following table. Other than the options issuance described herein, no equity awards were made during the three month transitional period and year ended December 31, 2010.

[table follows on next page]

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	NonEquity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($) (i)	Total ($) (j)
Gerard M. Jacobs, CEO(1)	2010 2009	$ - $ -	$ - $ -	$ - $ -	$769,560(2) $ -	$ - $ -	$ - $ -	$ - $ -	$769,560 $ -

(1)
Mr. Jacobs has been issued options to purchase 12,100,000 shares of our common stock at a purchase price of $0.10 per share. These options will vest upon closing of the Cogility acquisition and expire on November 4, 2020.

(2)
The weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share. The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

Compensation of Directors

The table below sets forth the compensation of our directors for the three month transitional period and fiscal year ended December 31, 2010.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)(3)
Gerard M. Jacobs(4)	-	-	-	-	-	-	-
Joshua A. Bloom	-	-	$6,360	-	-	-	$6,360
Roger S. Greene	-	-	$6,360	-	-	-	$6,360
Michael McCaffrey	-	-	$6,360	-	-	-	$6,360
Vincent J. Mesolella	-	-	$6,360	-	-	-	$6,360
Richard E. Morrissy	-	-	$6,360	-	-	-	$6,360

(1)
These options entitle the holder to purchase shares of our common stock at a purchase price of $0.10 per share. These options will vest upon closing of the Cogility acquisition and expire on November 4, 2020.

(2)
The weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share. The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

(3)	The current market price of the underlying common stock shares as of the date of this filing is approximately $0.10 per common share.
(4)	Mr. Jacobs’ option compensation described in the preceding table is deemed to be executive compensation.

Compensation Discussion and Analysis

The Company does not have any full time employees and has not entered into long term executive or non-executive employment agreements, so as to limit the Company’s exposure and liability. As indicated elsewhere in this Report, the Company regularly engages outside consultants, accountants and other professional service providers for purposes of providing services to the Company.  The Company endeavors, where able, to issue options in lieu of cash compensation, so as to preserve capital where needed and limit cash risk exposure.

Historically, funding for the Company was sourced from management affiliates which have loaned $44,000 during the past years.  The Corporation limits cash compensation to outside or internal directors and does not have a cash compensation policy.  The Corporation believes that, given the extensive experience of Mr. Jacobs and the rest of the board of directors, and the current opportunity cost factor for each of them, as combined with the fact that each of them has continued to provide services without cash compensation, that the amount of compensation provided in the form of options, which must be purchased for cash, is fair and reasonable for the Corporation. Additionally, the Corporation has, in the past, sought to retain management, which would require that the Corporation enter into long term, inflexible employment arrangements with persons that may have a limited stake in the Corporation’s success as compared to our principals.

The Company endeavors to enter into performance based compensation consulting packages with members of the Company’s board of directors.  Performance based compensation tends to be conditioned on achieving milestones such as achieving certain minimum net revenue streams from sources introduced by the director, securing contracts or other specific activities or items for which a particular board member may have skills.

Compensation Committee

Our directors and officers do not receive remuneration from us unless approved by the
Board of Directors.  No such payment shall preclude any director from serving us in any other capacity and receiving compensation in connection with that service. Notwithstanding the foregoing, in the three month transitional period and year ended December 31, 2010, no remuneration was paid any of our directors for services as director. We have an audit committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members.  Roger Greene as serves as the committee’s chairman.

Aggregate Option Exercise of Last Fiscal year and Fiscal Year-End Option Values

No shares of common stock were acquired upon the exercise of options during the three month transitional period and fiscal year ended December 31, 2010. The table below sets forth unexercised options, stock that has not yet vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010.  The 12,100,000 options are exercisable at $0.10 per share. They expire on November 4, 2020. The market value of the options based the weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share or $769,560.

[table follows on next page]

Outstanding Equity Awards At Fiscal Year End (see description of columns (a) through (j) below) Option Awards Stock Awards
(a) (b) (c) (d) (e) (f) (g) (h) (i) (j) Gerard M. Jacobs, CEO 12,100,000 - - $0.10 11/4/20 12,100,000 $769,560

Description of Columns (a) through (j):

(a)	The name of the named executive officer (column (a));

(b)
On an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are exercisable and that are not reported in column (d) (column (b));

(c)
On an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are unexercisable and that are not reported in column (d) (column (c));

(d)	On an award-by-award basis, the total number of shares underlying unexercised options awarded under any equity incentive plan that have not been earned (column (d));

(e)	For each instrument reported in columns (b), (c) and (d), as applicable, the exercise or base price (column (e));

(f)	For each instrument reported in columns (b), (c) and (d), as applicable, the expiration date (column (f));

(g)	The total number of shares of stock that have not vested and that are not reported in column (i) (column (g));

(h)	The aggregate market value of shares of stock that have not vested and that are not reported in column (j) (column (h));

(i)
The total number of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned, and, if applicable the number of shares underlying any such unit or right (column (i)); and

(j)	The aggregate market or payout value of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned (column (j)).

INDEPENDENT PUBLIC ACCOUNTANTS

Registered Independent Public Accounting Firm

Hansen, Barnett & Maxwell, P.C. have served as our auditors since 2007. Representatives of Hansen, Barnett & Maxwell, P.C.  are expected to be present at our next Annual Meeting of Shareholders with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The following table presents fees for all professional services provided by Hansen, Barnett & Maxwell, P.C.  for the audit of our consolidated financial statements for the years ended September 30, 2010 and 2009 and the transitional period ended December 31, 2010, and fees billed for other services rendered by Hansen, Barnett & Maxwell, P.C.  during those periods.

Audit Fees. Fees for audit services totaled $20,439 in 2010 and $5,630 in 2009, including fees associated with the annual audit, the review of our quarterly reports on Form 10-Q, comfort letters, consents, assistance with and review of documents to be filed with the SEC and Section 404 consultation services.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning totaled $0 in 2010 and $0 in 2009.

COMPENSATION PLANS

In connection with the letter of intent with Cogility, during the three months ended December 31, 2010 the Company issued to its director and sole officer and five of its non-officer directors, options to purchase an aggregate of 12,600,000 shares of its common stock at an exercise price of $0.10 per share.  The options vest upon the acquisition of Cogility and expire on November 4, 2020. The consideration paid for the options is deemed to be a compensation expense. The market value of the options based on the current stock price is $0 due to the fact that the exercise price is $0.10 per share and current market price of the Company’s common stock is also $0.10. There was no income tax benefit recognized by Acquired Sales in connection with the granting (or exercise) of the options. The options may trigger taxable income to the option holders both as a result of issuance and upon exercise.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,600,000(1)	$0.06	1,117,925(2)
Equity compensation plans not approved by security holders	-	-	-
Total	12,600,000(3)(4)	$0.06	1,117,925(5)
	-	-

1.
In November 2010, Acquired Sales granted these stock options to the members of management that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vest upon the occurrence of the merger, which as of the date of this filing, has not occurred. The grant-date fair value of these stock options of $801,762 less $308,787 already included in Acquired Sales’ operations is recognized as compensation expense.

2.
Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,925,000 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders are to exchange these stock options for 1,117,925 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vest upon occurrence of the merger with the Acquired Sales subsidiary.

3.	Gerard M. Jacobs is the only executive officer of the Company. He has received 12,100,000 options.
4.	The current directors who are not executive officers have collectively received 500,000 options.
5.
 Of the 1,117,925 Cogility options, Gerard M. Jacobs holds options that are to be exchanged for 571,698 Acquired Sales options should the acquisition of Cogility be completed. This would increase the number of post-reverse split Acquired Sales options held by Mr. Jacobs to 1,176,698 from 605,000 presently held. Roger S. Greene and Vincent J. Mesolella each hold Cogility options that are to be exchanged for 25,000 Acquired Sales options should the acquisition of Cogility be completed. This would increase the number of post-reverse split Acquired Sales options held by each of Mr. Greene and Mr. Mesolella to 30,000 from 5,000 presently held.

Option Plan

The letter of intent date November 4, 2010 and stockholder resolution dated November 11, 2010 authorized Acquired Sales to adopt a stock option plan or plans contemplating, among other things, the issuance of the options to purchase Acquired Sales Stock. Since November 2010, Acquired Sales has issued 12,600,000 options with an exercise price of $0.10 per share to members of Acquired Sales board and executive team, and issued 1,117,925 options in connection with, and exchange for, outstanding Cogility options. In addition, Acquired Sales may issue 1,500,000 options exercisable at $5.00 per share as compensation to employees, consultants, executives, and/or directors. However, Acquired Sales has not adopted a formal option or equity compensation plan as of the date of this filing.

AUTHORIZATION OR ISSUANCE OF SECURITIES
OTHERWISE THAN FOR EXCHANGE

Description Of Securities

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 5,832,482 shares are issued and outstanding.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Approximately 4,801,287 shares of the 5,832,482 shares of common stock presently issued and outstanding are "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act.  The remaining 1,031,195 shares are believed to be free-trading.

Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

Shareholders have no pre-emptive rights to acquire additional shares of common stock.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  The shares of common stock, when issued, will be fully paid and non-assessable. We currently do not accumulate money on a regular basis in a separate custodial account, commonly referred to as a sinking fund, to be used to redeem debt securities.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

We are authorized to issue preferred stock, but no shares of preferred stock have been designated or issued.  The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.  In the event we designate shares of preferred stock, we intend that such shares will be entitled to preference over the common stock with respect to the distribution of our assets in the event of our liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of our assets of among our shareholders for the purpose of winding-up our affairs.

We may consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise.  If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders’ meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock.  The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Nature and Approximate Amount of Consideration to be Received by Us in Exchange for our Share Issuance to Cogility.

In connection with the proposed acquisition of Cogility, Cogility’s shareholders will exchange all of the outstanding 11,530,493 shares of Cogility common shares outstanding and receive 2,175,564 shares of our common stock.

Reasons for the proposed issuance and general effect on the rights of our security holders.

Our long stated objectives have been to seek, investigate and, if warranted, acquire an interest in one or more businesses, particularly focusing upon existing privately held businesses whose owners are willing to consider merging their businesses into our company in order to establish a public trading market for their common stock, and whose managements are willing to operate the acquired businesses as divisions or subsidiaries of our company. Cogility fits into that longtime objective. The general effect on the rights of our security holders will be a dilution of their relative ownership, but an anticipated increase in the value and liquidity of their shares.

MODIFICATION OR EXCHANGE OF SECURITIES

Reverse Stock Split

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions providing for a recapitalization pursuant to which the issued and outstanding shares of our common stock are to be reverse split, or consolidated, on a 1-for-20 basis, so that stockholders will own one share of common stock for each 20 shares of common stock now held by the stockholder.  The reverse split shall be effected on a date not later than December 31, 2011.  No fractional shares will be issued in connection with such recapitalization and fractional shares will be rounded down to the nearest whole number.  Under the recapitalization, the 5,832,482 issued and outstanding shares of our common stock will be reverse split resulting in 291,624 shares of common stock being issued and outstanding after the recapitalization.

Reasons For The Reverse Split

Our management believes that the reverse split is in the best interest of the company by reducing the perceived depressive effect of a large number of shares may have on the public market for our common stock.  In addition, the reverse split, along with increasing our authorized shares of common stock to 100,000,000 will make available a substantial number of additional authorized, but unissued shares of common stock which will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our stockholders to authorize an increase in authorized capital.

Furthermore, it is ultimately our goal to have our securities listed on the NASDAQ or on a national stock exchange.  Our management believes that such listings can more readily be accomplished with a higher stock price and, since the reverse split will reduce the number of outstanding shares of our common stock, it should have the effect of increasing the price of our common stock in the over-the-counter-market.

The rights of existing stockholders will not be altered and no stockholder will be eliminated as a result of the reverse split.  Fractional shares will not be issued and will be rounded down to the nearest whole share, not to be reduced below one share.  It is possible that stockholders holding less than 100 shares of our common stock may have larger commissions charged to sell such shares and may even result in a larger commission than the value of the shares being sold.

Certificate Transfer

In order to effectuate the reverse split, each stockholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the reverse split), to our transfer agent, Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, Utah 84111, and be issued in exchange therefore, one new certificate representing one share for each twenty shares reflected in the old certificates, rounded down to the nearest share.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of our Common Stock have no preemptive rights to purchase or subscribe for any unissued stock, the issuance of additional shares will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

FINANCIAL AND OTHER INFORMATION

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Management Discussion and Analysis

Please refer to the section of this information statement entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility” for an analysis of our business post-merger with Cogility. For an Management Discussion and Analysis of Acquired Sale’s business pre-merger, please refer to the Company’s transitional report on Form 10-K filed on or about March 31, 2011.

Financial Statements

The full text of our audited consolidated and pro forma financial statements begins on page F-1 of This Information Statement and include the following:

Acquired Sales Corp. And Subsidiaries
Unaudited Pro Forma
Condensed Consolidated Financial Information

Acquired Sales Corp.
Report Of Independent Registered Public Accounting Firm
And Financial Statements
December 31, 2010, September 30, 2010 And 2009

Cogility Software Corporation
Report Of Independent Registered Public Accounting Firm
And Financial Statements
December 31, 2010 And 2009

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 4, 2010, Acquired Sales Corp. (“Acquired Sales”) entered into an agreement with Cogility Software Corporation (“Cogility”) wherein Acquired Sales, through a to-be-formed, wholly-owned subsidiary, is to acquire Cogility in a stock-for-stock merger (the “transaction” or the “merger”). Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements. Acquired Sales was obligated to obtain financing and provide the related proceeds to Cogility. Closing of the transaction is subject to a number of conditions, including the completion of a 1-for-20 reverse split of Acquired Sales' common stock, an increase in the authorized common shares of Acquired Sales to 100,000,000 shares, obtaining the required financing, completion of mutually acceptable due diligence, delivery of audited financial statements, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

The following unaudited pro forma financial information includes adjustments to the historical financial statements of Acquired Sales and Cogility that give effect to events that are directly attributable to the transaction and factually supportable. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the effects on the historical financial position of Acquired Sales and Cogility as though the merger, the changes to Acquired Sales’ authorized capital and obtaining the required financing had occurred on December 31, 2010. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 has been prepared to present the effects on the historical results of operations of Acquired Sales and Cogility assuming the merger and obtaining the required financing had occurred at the beginning of that year.

Acquired Sales intends to continue its private placement offering of 3% promissory notes with detachable warrants. The accompanying pro forma financial information includes only the issuance of such securities issued through March 24, 2011 and management has no obligation to update this pro forma information for events or transactions occurring after that date. However, if additional securities are issued, the effects of those issuances would affect the pro forma information included herein. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the entities been combined during the year ended December 31, 2010.

F-1

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$279,532	$5,148	$200,000	D	$484,680
Receivables and prepaid expenses	9,237	-	20,000	D	29,237
Total Current Assets	288,769	5,148	220,000		513,917
Property and Equipment, net	73,583	-			73,583
Deposits	12,791	-			12,791
Total Assets	$375,143	$5,148	$220,000		$600,291

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$546,759	$17,055	$(400,000)	D	$163,814
Accrued liabilities	171,120	-			171,120
Unearned revenue	59,960	-			59,960
Accrued compensation	305,598	-	(100,000)	D	205,598
Notes payable, current portion	445,805	-			445,805
Short-term notes payable to related parties	69,943	44,000	(69,943)	E	44,000
Total Current Liabilities	1,599,185	61,055	(569,943)		1,090,297
Long-Term Liabilities
3% Notes payable to related parties; $400,000 face amount;
less $132,828 unamortized discount based on effective interest
rate of 14.0%	-	-	267,172	D	267,172
3% Notes payable; $520,000 face amount; less $172,675
unamortized discount based on effective interest rate of 14.0%	-	-	347,325	D	347,325
Note payable to related party	200,000		(200,000)	D	-
Total Long-Term Liabilities	200,000	-	414,497		614,497
Shareholders' Deficit
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares outstanding	-	-	-		-
Common Stock, $0.001 par value 100,000,000 shares
authorized; 2,467,188 shares outstanding, pro forma	11,530	5,833	(9,354)	A
			(5,541)	B	2,467
Additional paid-in capital	3,400,118	454,754	9,354	A
			(510,953)	B
			305,503	D
			69,943	E	3,728,720
Deficit accumulated prior to the development stage	-	(69,151)	69,151	B	-
Deficit accumulated during the development stage	-	(447,343)	447,343	B	-
Accumulated deficit	(4,835,690)	-			(4,835,690)
Total Shareholders' Deficit	(1,424,042)	(55,907)	375,446		(1,104,503)
Total Liabilities and Shareholders' Deficit	$375,143	$5,148	$220,000		$600,291

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

F-2

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Results
Revenue
Software licensing and hardware sales	$524,527	$-			$524,527
Consulting Services	4,215,775	-			4,215,775
Maintenance and support services	110,888	-			110,888
Total Revenue	4,851,190	-			4,851,190
Cost of Revenue
Hardware and software costs	510,427	-			510,427
Cost of services	1,996,982	-			1,996,982
Total Cost of Revenue	2,507,409	-			2,507,409
Gross Profit	2,343,781	-			2,343,781
Selling, General and Administrative
Expense	2,467,872	344,057	$1,508,207	C	4,320,136
Loss from Operations	(124,091)	(344,057)	(1,508,207)		(1,976,355)
Interest Expense	63,110	2,715	88,978	D	154,803
Loss before Income Taxes	(187,201)	(346,772)	(1,597,185)		(2,131,158)
Provision for Income Taxes	13,523	-			13,523
Net Loss	$(200,724)	$(346,772)	$(1,597,185)		$(2,144,681)

Basic and Diluted Loss per Share	$(0.02)	$(0.06)			$(0.87)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

F-3

ACQUIRED SALES CORP. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As of December 31, 2010, Acquired Sales has been a non-operating public shell corporation with no significant assets. During the first quarter of 2011, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility. Under current accounting guidance Acquired Sales is not a business for purposes of determining whether a business combination would occur upon the merger of Cogility into a newly-formed subsidiary of Acquired Sales. The shareholders and management of Cogility will gain operating control of the combined company after the transaction. Accordingly, Cogility is, under current accounting guidance, considered the accounting acquirer and the results of its operations will be the historical results of operations of the combined company, restated for the effects of the restructured capital structure discussed herein.

The transactions required to accomplish the merger are recognized as follows: (1) the recapitalization of Cogility by recognizing the Acquired Sales common shares issued in exchange for the Cogility shares in a manner equivalent to a 1-for-5.3 reverse stock split, (2) the Acquired Sales common shares that remain outstanding, on a 1-for-20 reverse split basis, are recognized as the issuance of common shares by Cogility for the net liabilities of Acquired Sales at their fair values, (3) the issuance of stock options to the members of management of the combined company recognized as compensation expense based on the fair value of the stock options, and (4) the issuance of notes payable and warrants by the combined company. All references hereafter are to Acquired Sales post-split common shares unless stated otherwise. The specific transactions and their effects on the unaudited pro forma condensed consolidated financial statements are as follows:

A – Cogility shareholders owning the outstanding 11,530,493 Cogility common shares receive 2,175,564 Acquired Sales common shares, or one Acquired Sales common share for each 5.3 Cogility common shares outstanding. The historical Cogility financial statements are restated on a retroactive basis for all periods presented for the effects of this 5.3-for-1 reverse stock split.

B –Acquired Sales reverse splits its common shares outstanding on a 1-for-20 basis, which results in the 5,832,482 Acquired Sales pre-split common shares currently outstanding becoming 291,624 Acquired Sales common shares. For financial reporting purposes, the 291,624 common shares are effectively issued in exchange for the assumption of the $55,907 of net liabilities of Acquired Sales and are recorded at the fair value of the net liabilities of $55,907.

C – Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,925,000 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders exchange these stock options for 1,117,925 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vest upon occurrence of the merger with the Acquired Sales subsidiary; accordingly, for purposes of these pro forma financial statements, the remaining $507,587 of compensation relating to the Cogility stock options is recognized as compensation expense.

F-4

ACQUIRED SALES CORP. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

In November 2010, Acquired Sales granted stock options to the members of management that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vest upon the occurrence of the merger. For purposes of these pro forma financial statements, the grant-date fair value of these stock options of $801,762 less $308,787 already included in Acquired Sales’ operations is recognized as compensation expense.

Cogility and Acquired Sales have authorized the grant, at the closing of the merger, of stock options for the purchase of 1,500,000 common shares at $5.00 per share. At that date, 750,000 of the stock options will be granted and the remaining 750,000 stock options are to be granted within twelve months of the closing of the merger. The stock options will vest to employees, directors or consultants that remain employed for three years from the date of the merger and the Company has earnings, before interest, taxes, depreciation and amortization expenses, of at least $1,000,000 in each of four consecutive calendar quarters during the first twelve calendar quarters following the closing date of the merger. For purposes of these pro forma financial statements, all 1,500,000 stock options are presumed to have been granted at January 1, 2010.

Cogility and Acquired Sales have authorized the grant to a consultant of stock options for the purchase of 75,000 common shares, with 25,000 options exercisable at $0.001 per share and 50,000 options exercisable at $2.00 per share. These options vest immediately and are exercisable until the tenth anniversary of the closing of the merger.

The fair value of the 1,575,000 stock options granted or presumed to be granted is estimated on the grant dates or presumed grant dates using the Black-Scholes option pricing model, using the following assumptions. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The expected term of each option is based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related option. Forfeitures due to employee termination are estimated based on historical experience rates. The weighted-average fair value was $0.82 per share, or $1,296,062 in total, and was based on the following weighted-average assumptions: 79.7% expected volatility; 0% expected dividend yield; 3.81 years expected term; and 2.04% risk-free interest rate. The related compensation expense is being recognized over the period the options vest and, for purposes of these pro forma financial statements, $507,645 of compensation expense was recognized during the year ended December 31, 2010.

D – During 2011, Acquired Sales issued $920,000 of 3% promissory notes and warrants to purchase 460,000 post-split shares of common stock at $2.00 per share to accredited investors in a private placement offering. The notes payable and the warrants were issued in exchange for $700,000 in cash, the exchange and settlement of a $200,000 note payable to an entity related to the sole officer of Acquired Sales, which note payable had previously been assumed from Cogility, and the transfer and assignment from an unrelated third party of a $20,000 note receivable from Cortez Systems. Of the cash proceeds received in the offering, $400,000 was from related parties. The promissory notes accrue interest at the rate of 3% per annum payable quarterly on the last day of each calendar quarter beginning March 31, 2011, mature on December 31, 2014 and are secured by all of the assets of Acquired Sales and Cogility. The warrants are exercisable through March 31, 2016. During 2011, Cogility used approximately $500,000 of the proceeds to reduce accounts payable and accrued expenses and Cogility and Acquired Sales collectively retained approximately $200,000 of the proceeds, which was subsequently used in Cogility’s current operations mainly to pay compensation expense. For purposes of the pro forma financial statements and based on actual subsequent expenditures, the proceeds are used to pay accounts payable and accrued expenses, with $200,000 remaining in cash.

F-5

ACQUIRED SALES CORP. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The fair value of the warrants on the dates issued was $457,388 as determined by the Black-Scholes option pricing model using the following weighted-average assumptions: estimated future volatility of 82.5%; risk-free interest rate of 1.1%; dividend yield of 0% and an estimated term of 2.5 years. The warrants qualify to be recognized as stockholders’ equity; therefore, the consideration received was allocated to the notes payable and the warrants based on their relative fair values and resulted in $614,497 being allocated to the notes payable and $305,503 allocated to the warrants. The resulting discount to the notes payable of $305,503 is being amortized over the term of the promissory notes using the interest method and cause the notes payable to have an effective interest rate of 14.0%.

In addition to receiving the 3% promissory notes and the warrants described above, at any time during the first 90 days following the date of the completion of the merger, each investor in the private placement offering has the right to make a second loan to Acquired Sales in the same amount and on the same terms as the 3% promissory notes and warrants described above. Under current accounting guidance, none of the consideration received was allocated to the investors’ rights to make additional loans.

E – On September 22, 2010, the majority shareholder of Cogility signed an agreement that in the event of the merger, $69,943 of accrued compensation payable would be forgiven. The accompanying pro forma financial statements recognize this transaction as the conversion of the $69,943 of accrued compensation to officers to additional paid-in capital without the issuance of additional common shares.

Pro Forma Loss per Share – Pro forma basic loss per common share is computed by dividing the pro forma net loss by the weighted-average number of common shares assumed to be outstanding during the year. Diluted loss per common share is computed by dividing the pro forma net loss by the weighted-average number of common shares and dilutive common share equivalents assumed to be outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

The Cogility common shares outstanding have been restated to reflect the 2,175,564 common shares that the Cogility shareholders will receive in the merger. For purposes of computing basic and diluted loss per share those common shares are considered to have been outstanding during the entire year ended December 31, 2010 and the year ended December 31, 2009. The 291,624 Acquired Sales common shares that remain outstanding are considered to have been issued on January 1, 2009 for purposes of computing basic loss per share. Pro forma basic and diluted loss per common share was computed as follows:

F-6

Pro forma net loss	$(2,144,681)
Weighted-average common shares outstanding	2,467,188
Pro forma basic and diluted loss per share	$(0.87)

Stock options to acquire 3,323,868 common shares and warrants to acquire 460,000 common shares were excluded from the calculation of pro forma diluted loss per share as their effects would have been anti-dilutive.

F-7

ACQUIRED SALES CORP.
(a development stage enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

December 31, 2010, September 30, 2010 and 2009

ACQUIRED SALES CORP.
(a development stage enterprise)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	1
Balance Sheets, December 31, 2010, September 30, 2010 and 2009	2
Statements of Operations for the three months ended December 31, 2010 and 2009 (2009 unaudited), for the years ended September 30, 2010 and 2009 and for the Period from May 27, 2004 Date of Inception of the Development Stage) through December 31, 2010	3
Statements of Stockholders’ Deficit for the Period from May 27, 2004 (Date of Inception of the Development Stage) through September 30, 2007, for the Years Ended September 30, 2008, 2009 and 2010, and for the Three Months Ended December 31, 2010	4
Statements of Cash Flows for the three months ended December 31, 2010 and 2009 (2009 unaudited), for the years ended September 30, 2010 and 2009 and for the Period from May 27, 2004 (Date of Inception of the Development Stage) through December 31, 2010	5
Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
Acquired Sales Corporation

We have audited the accompanying balance sheets of Acquired Sales Corporation as of December 31, 2010 and September 30, 2010 and 2009, and the related statements of operations, stockholders' deficit, and cash flows for the three months ended December 31, 2010, for the years ended September 30, 2010 and 2009, and for cumulative period from May 27, 2004 (date of inception of the development stage) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquired Sales Corporation as of December 31, 2010 and September 30, 2010 and 2009, and the results of their operations and their cash flows for the three months ended December 31, 2010, for the years ended September 30, 2010 and 2009, and for the cumulative period from May 27, 2004 (date of inception of the development stage) through December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and during the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, it incurred losses from operations and had negative cash flows from operating activities. As of December 31, 2010, the Company had not generated any revenue from operations since the date of inception of the development stage through December 31, 2010, and the Company had a capital deficit and a working capital deficit. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of assets and liabilities that might result should the Company be unable to continue as a going concern.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 24, 2011

1

ACQUIRED SALES CORP.
(a development stage enterprise)
Balance Sheets

	December 31,	September 30,
	2010	2010	2009
ASSETS
Current Assets:
Cash	$5,148	$-	$12
Prepaid expense	-	-	25
TOTAL ASSETS	$5,148	$-	$37

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Deficit in bank	$-	$46	$-
Accounts payable	17,055	14,389	2,371
Notes payable - related parties	44,000	24,000	10,000
Note interest payable - related party	-	-	82
Total Current Liabilities	61,055	38,435	12,453

Stockholders' Deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 50,000,000 shares
authorized, 5,832,482 shares issued and outstanding	5,833	5,833	5,833
Additional paid-in capital	454,754	145,967	145,967
Deficit accumulated prior to the development stage	(69,151)	(69,151)	(69,151)
Deficit accumulated during the development stage	(447,343)	(121,084)	(95,065)
Total Stockholders' Deficit	(55,907)	(38,435)	(12,416)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,148	$-	$37

See accompanying notes to the financial statements.

2

ACQUIRED SALES CORP.
(a development stage enterprise)
Statements of Operations

					For the period
					May 27, 2004
					(Date of Inception
	For the Three Months Ended		For the Years Ended		of the Development
	December 31,		September 30,		Stage) through
	2010	2009	2010	2009	December 31, 2010
		(Unaudited)
Expenses:
General and administrative	$(325,210)	$(5,099)	$(23,946)	$(11,669)	$(497,767)
Waiver of tax liability penalty	-	-	-	-	60,364
Interest	(1,049)	(407)	(2,073)	(667)	(9,940)
Net Loss	$(326,259)	$(5,506)	$(26,019)	$(12,336)	$(447,343)

Basic and diluted loss per share	$(0.06)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average
common shares outstanding	5,832,482	5,832,482	5,832,482	5,832,482

See accompanying notes to the financial statements.

3

ACQUIRED SALES CORP.
(a development stage enterprise)
Statements of Stockholders' Deficit
for the Period from May 27, 2004 (Date of Inception of the Development Stage) through September 30, 2007, for the Years Ended September 30, 2008, 2009 and 2010 and for the Three Months Ended December 31, 2010

				Deficit	Deficit
				Accumulated	Accumulated	Total
			Additional	Prior to the	During the	Stockholders'
	Common Stock		Paid-in	Development	Development	Equity
	Shares	Amount	Capital	Stage	Stage	(Deficit)

Balance, May 27, 2004 (Date of
Inception of the Development
Stage)	684,990	$685	$(685)	$(69,151)	$-	$(69,151)
Common stock issued for cash,
May 2004, $0.001 per share	4,000,000	4,000	36,000	-	-	40,000
Common stock redeemed for
cash, May 2004, $0.001
per share	(19,005)	(19)	(171)	-	-	(190)
Capital contributed by officer,
September 30, 2004	-	-	20	-	-	20
Conversion of note payable to
related party into common stock
July 2007, $0.086 per share	1,166,497	1,167	98,833	-	-	100,000
Issuance of 175,000 warrants
for services, August 2007,
$0.068 per warrant	-	-	11,970	-	-	11,970
Net loss through September 30, 2007	-	-	-	-	(48,023)	(48,023)

Balance, September 30, 2007	5,832,482	5,833	145,967	(69,151)	(48,023)	34,626
Net loss	-	-	-	-	(34,706)	(34,706)

Balance, September 30, 2008	5,832,482	5,833	145,967	(69,151)	(82,729)	(80)
Net loss	-	-	-	-	(12,336)	(12,336)

Balance, September 30, 2009	5,832,482	5,833	145,967	(69,151)	(95,065)	(12,416)
Net loss	-	-	-	-	(26,019)	(26,019)

Balance, September 30, 2010	5,832,482	5,833	145,967	(69,151)	(121,084)	(38,435)
Stock Option Compensation	-	-	308,787	-	-	308,787
Net loss	-	-	-	-	(326,259)	(326,259)

Balance, December 31, 2010	5,832,482	5,833	454,754	(69,151)	(447,343)	(55,907)

See accompanying notes to the financial statements.

4

ACQUIRED SALES CORP.
(a development stage enterprise)
Statements of Cash Flows

					For the period
					May 27, 2004
					(Date of Inception
	For the Three Months Ended		For the Years Ended		of the Development
	December 31,		September 30,		Stage) through
	2010	2009	2010	2009	December 31, 2010
		(unaudited)
Cash Flows from Operating Activities:
Net loss	$(326,259)	$(5,506)	$(26,019)	$(12,336)	$(447,343)
Adjustments to reconcile net loss to net cash
used in operating activities:
Expenses paid by capital contributed by officer	-	-	-	-	20
Share-based compensation	308,787	-	-	-	308,787
Waiver of tax liability penalty	-	-	-	-	(60,364)
Issuance of warrants for services	-	-	-	-	11,970
Changes in assets and liabilities:
Prepaid expense	-	6	25	(25)	-
Accounts payable	2,666	1,893	12,018	1,621	17,055
Note interest payable - related party	-	(82)	(82)	82	-
Payroll tax penalties and accrued interest	-	-	-	-	(8,787)
Net Cash Used by Operating Activities	(14,806)	(3,689)	(14,058)	(10,658)	(178,662)

Cash Flows from Financing Activities:
Deficit in bank	(46)	-	46	-	-
Proceeds from issuance of note payable to
related parties	20,000	10,000	14,000	10,000	239,000
Payment of principal on note payable to
related parties	-	-	-	-	(95,000)
Proceeds from issuance of common stock	-	-	-	-	40,000
Redemption of common stock	-	-	-	-	(190)
Net Cash Provided by Financing Activities:	19,954	10,000	14,046	10,000	183,810

Net Increase (Decrease) in Cash	5,148	6,311	(12)	(658)	5,148
Cash at beginning of period	-	12	12	670	-
Cash at End of Period	$5,148	$6,323	$-	$12	$5,148

Supplemental Cash Flow Information
Cash paid for interest	$1,049	$478	$2,155	$585

See accompanying notes to the financial statements.

5

ACQUIRED SALES CORP.
(a development stage enterprise)
Notes to Financial Statements

Note 1: Organization and Summary of Significant Accounting Policies

Acquired Sales Corp. (the “Company”) was incorporated under the laws of the State of Nevada on January 2, 1986. In August 2001, the Company ceased all of its prior operations and remained dormant from then until May 27, 2004 when it began new development stage activities.

On November 15, 2010 the Company’s Board of Directors approved and with a record date of November 23, 2010 a majority of the Company’s stockholders approved by written consent the following actions: a) increase the number of shares of common stock authorized to be issued from 50,000,000 to 100,000,000; b) to change the fiscal year end from September 30 to December 31; c) a 1-for-20 reverse split of common stock and warrants; d) the acquisition of Cogility Software Corporation (“Cogility”); and e) a stock option plan relating to the options associated with the letter of intent with Cogility. The Company has undertaken to change its year end to December 31; however, none of the other approved actions have been consummated.

Development stage enterprise – The Company is a development stage enterprise and has not engaged in any operations that have generated revenue. The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to enter into a reverse acquisition with an operating entity. On November 4, 2010 the Company entered into a letter of intent with Cogility and commenced taking such other action as required by such letter of intent as further described below.

Use of estimates – These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and require that management make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. The use of estimates and assumptions may also affect the reported amounts of revenues and expenses. Actual results could differ from those estimates or assumptions.

Fair value of financial instruments – The carrying amounts reported in the balance sheets for accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  The carrying amounts reported for notes payable approximate fair value because the underlying instruments are at interest rates which approximate current market rates.

Basic and diluted loss per share – Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding and potential dilutive common shares. There were 12,600,000 stock options outstanding at December 31, 2010 that were excluded from the calculation of diluted loss per share as their effect was anti-dilutive. There were 175,000 warrants outstanding at December 31, 2009 (unaudited) and September 30, 2010 and 2009 that were excluded from the calculation of diluted loss per share as their effect was anti-dilutive.  These warrants expired at December 31, 2010.

Business condition – The Company’s financial statements have been prepared using accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. During the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, the Company had no revenue, had net losses of $326,259, $26,019 and $12,336, respectively, and used $14,806, $14,058 and $10,658, respectively, of cash in its operating activities. At December 31, 2010, the Company’s current liabilities included accounts payable of $17,055 and notes payable to related parties in the amount of $44,000. At December 31, 2010, the Company had $5,148 in cash and a working capital deficit of $55,907. Loans from related parties have provided the needed capital for the Company to date; however, substantial doubt remains about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's ability to meet its ongoing financial requirements is dependent on management being able to obtain additional equity and/or debt financing, the realization of which is not assured. In addition, the Company is dependent on management being willing to continue to serve without monetary remunerations.

6

Subsequent to December 31, 2010, the Company entered into substantial indebtedness as a result of the AQSP Private Placement (See Note 8).

Stock-Based Compensation – The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

Recently adopted accounting standards – In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted this new guidance upon its effective date.

Other accounting standards that have been issued by the FASB (or rules and interpretive releases of the SEC) are not expected to have a material impact on the Company’s financial statements.

Note 2 – Related Party Transactions

During January and November 2009, the Company issued demand promissory notes to the spouse of the Company’s sole officer and one of its directors in the amount of $10,000 and $10,000, respectively. These notes bear interest at 10% per annum and are unsecured. During the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, the Company incurred interest expense of $504, $1,892 and $667, respectively, and made cash payments for interest in the amounts of $504, $1,974 and $585, respectively.

During April 2010, the Company issued a demand promissory note to an entity related to its sole officer and one of its directors in the amount of $4,000. This note bears interest at 10% per annum and is unsecured. During the three months ended December 31, 2010 and the year ended September 30, 2010, the Company incurred interest expense of $101 and $181, respectively and made cash payments for interest in the same amount.

On October 12, 2010, the Company issued a demand promissory note to an entity related to its sole officer and one of its directors in the amount of $20,000. This note bears interest at 10% per annum and is unsecured. During the three months ended December 31, 2010, the Company incurred interest expense of $444 and made cash payments for interest in the same amount.

Note 3 – Waiver of Tax Liability Penalty

During the period from December 31, 1998 through December 31, 1999, the business operated by the Company prior to becoming dormant withheld payroll taxes and incurred payroll tax obligations that were not paid to the United States Department of the Treasury, Internal Revenue Service (“IRS”) in a timely manner. Subsequently, these taxes were paid; however, penalties for the Company’s failure to make these payments in a timely manner were assessed, including interest on the penalties. The Company accrued interest on the unpaid penalties through
December 31, 2006. In January 2007, the Company filed with the IRS a request for a compromise and settlement with respect to these outstanding obligations, which was accepted in September 2007. As a result, the Company paid $12,000 to extinguish the liability, $2,838 for legal and filing fees, and $60,364 was recognized as income.

Note 4 – Letter Agreement and Warrants

Effective as of August 2007, the Company entered into a Letter Agreement with a private merchant bank to provide certain services related to the identification, evaluation and financing of potential acquisitions by the Company.

7

Pursuant to the Letter Agreement, the merchant bank fulfilled its obligation to provide services on December 31, 2007.  Under the terms of the agreement, the Company paid a one-time $20,000 fee and prepaid accountable expenses of $10,000. In addition, the Company issued warrants exercisable for 175,000 shares of common stock at $0.10 per share.  The Company valued these warrants at August 2007 at $11,970 using the Black-Scholes option pricing model with the following assumptions: 150% volatility; risk free interest rate of 6.25%; 0% yield; and 3.0 year estimated life and charged this amount to expense. Under certain conditions and events, the Company may become obligated to make additional cash payments of six percent of the gross proceeds of an equity investment and three percent of the gross proceeds of a debt investment received by the Company and two percent of the consideration received by the Company as a transactional fee. The Company may also be required to issue additional warrants exercisable at the same price as shares being issued in an equity investment.  These warrants expired on December 31, 2010 at which time none had been exercised.

Note 5 – Letter of Intent

On November 4, 2010 the Company entered into an Agreement (the “November 4, 2010 Agreement”) which included a letter of intent with Cogility, a software technology company specializing in Model-Driven Complex Event Processing for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements, for a wholly-owned subsidiary of the Company to acquire Cogility in a stock-for-stock merger (“Cogility Merger”). The closing of the Cogility Merger contemplated by the letter of intent is subject to a number of conditions including completion of mutually acceptable due diligence, execution of definitive merger documents and obtaining necessary third party approvals. In addition, Cogility will be required to deliver audited financial statements to the Company and the Company will be required to complete a 1-for-20 reverse split of its common stock, options and warrants as a condition precedent to the closing of the Cogility Merger and all necessary filings with the SEC.

Pursuant to the November 4, 2010 Agreement:

(1) on November 4, 2010, the Company issued to its director and sole officer and five of its non-officer directors options to acquire an aggregate of 12,600,000 pre-split shares of its common stock at an exercise price of $.10 per share (upon completion of the 1-for-20 reverse split, these options shall be converted into an aggregate of 630,000 options, each with an exercise price of $2.00 per share), with the vesting of such options being contingent upon the closing of the Cogility Merger;

(2) on November 4, 2010, Cogility issued to the Company’s sole officer options to acquire an aggregate of 2,500,000 shares of Cogility’s common stock at an exercise price of $0.377358 per share (upon completion of the 1-for-20 reverse split and the closing of the Cogility Merger, these options shall be converted into an aggregate of 471,698 options, each with an exercise price of $2.00 per share), with the vesting of such options being contingent upon the completion of a private placement of common stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility or the Company either prior to, simultaneously with, or after the closing of the Merger in the amount of $500,000 or more;

(3) on November 4, 2010, Cogility issued to the Company’s sole officer and two of its directors options to acquire an aggregate of 795,000 shares of Cogility’s common stock at an exercise price of $0.001 per share (upon completion of the 1-for-20 reverse split of the Company’s common stock and the closing of the Cogility Merger, these options shall be converted into an aggregate of 150,000 Company options, each with an exercise price of $.001 per share), with the vesting of such options being contingent upon the completion of a private placement of common stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility or the Company either prior to, simultaneously with, or after the closing of the Merger in the amount of $500,000 or more;

(4) at the closing of the Cogility Merger, the Company will issue an aggregate of 2,175,564 post-split shares of its common stock to Cogility stockholders (which include an affiliate of the Company's sole officer and one of the Company's directors);

8

(5) at the closing of the Cogility Merger, the Company will issue to Cogility’s option holders (these being in addition to options mentioned in (2) and (3) above), options to acquire an aggregate of 497,170 post-split shares of the Company's common stock at exercise prices ranging from $1.06 to $5.00 per share; and
(6) at the closing of the Cogility Merger, the Company will issue options to acquire an aggregate of 1,500,000 post-split shares of the Company's common stock at an exercise price of $5.00 per share to the Company’s current or future directors, officers, employees or consultants of or to Cogility.

Note 6 – Stock Options

In connection with the letter of intent described in Note 5, during the three months ended December 31, 2010 the Company issued to its director and sole officer and five of its non-officer directors, options to purchase an aggregate of 12,600,000 shares of its common stock at an exercise price of $0.10 per share.

The total value of the options issued was $801,762, and was measured using the Black-Scholes valuation model using the assumptions noted in the following table. The Black-Scholes option pricing model incorporates ranges of assumptions for inputs. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The Company estimates the expected life of each option based on the midpoint between the date the option vests and the contractual term of the option. Each of these options vests upon completion of the Cogility Merger, the precise date of which is undeterminable at this time. The Company used an estimated merger date of April 1, 2011 for the purpose of recognizing the related compensation expense. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related option. Forfeitures are estimated based on historical experience rates. The following table presents the assumptions used in valuing the options granted during the three months ended December 31, 2010:

Three Months Ended December 31, 2010
Weighted-average volatility	77.88%
Expected dividends	0%
Expected term (years)	5.20
Risk-free interest rate	1.11%

The following table summarizes information about stock options and warrants outstanding as of December 31, 2010:

Weighted-
		Weighted -	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Instrinsic
Options	Shares	Price	Term (Years)	Value
Outstanding, October 1, 2010	-	$-
Granted during the three months ended December 31, 2010	12,600,000	0.10
Outstanding, December 31, 2010	12,600,000	$0.10	5.2	$-
Exercisable, December 31, 2010	-	$-	-	$-

The weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.06 per share. Compensation expense charged against operations for these stock-based awards during the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009 was $308,787, $0 and $0, respectively, and was included in general and administrative expense. There was no income tax benefit recognized. As of December 31, 2010, there was $492,975 of total unrecognized compensation expense related to stock options granted, which is expected to be recognized over the remaining estimated service period of 3.0 months.

9

Note 7 – Income Taxes
At December 31, 2010, the Company had $453,373 of operating loss carryforwards that expire if unused from 2025 through 2030. Use of the loss carryforwards in the future may be limited due to changes of ownership of the Company.

The net deferred tax asset at December 31, 2010 and September 30, 2010 and 2009 consisted of the following:

	December 31,	September 30,
	2010	2010	2009
Warrants outstanding	$-	$4,465	$4,465
Stock option compensation	115,177	-	-
Operating loss carryforwards	148,026	37,098	28,252
Total deferred tax assets	263,203	41,563	32,717
Less: Valuation allowance	(263,203)	(41,563)	(32,717)

Net Deferred Tax Asset	$-	$-	$-

Following is a reconciliation of income taxes calculated at the federal statutory rates to the actual income tax provision:

	December 31,	September 30,
	2010	2010	2009
Federal income tax benefit
at statutory rate of 34%	$(110,928)	$(8,846)	$(4,194)
Change in valuation allowance	110,928	8,846	4,194

Provision for income taxes	$-	$-	$-

Note 8 – Subsequent Events

During 2011, the Company issued $920,000 of 3% promissory notes and warrants to purchase 9,200,000 pre-split shares of common stock at $0.10 per share to accredited investors in a private placement offering. The notes payable and the warrants were issued in exchange for $700,000 in cash, the exchange and settlement of a $200,000 note payable to an entity related to the sole officer of the Company, which note payable had previously been assumed from Cogility Software Corporation (Cogility), and the transfer and assignment from an unrelated third party of a $20,000 note receivable from Cortez Systems. Of the cash proceeds received in the offering, $400,000 was from related parties of the Company. The promissory notes accrue interest at the rate of 3% per annum payable quarterly on the last day of each calendar quarter beginning March 31, 2011, mature on December 31, 2014 and are secured by all of the assets of the Company. The warrants are exercisable through March 31, 2016.

The fair value of the warrants on the dates issued was $457,388 as determined by the Black-Scholes option pricing model using the following weighted-average assumptions: estimated future volatility of 82.5%; risk-free interest rate of 1.1%; dividend yield of 0% and an estimated term of 2.5 years. The warrants qualify to be recognized as stockholders’ equity; therefore, the consideration received was allocated to the notes payable and the warrants based on their relative fair values and resulted in $614,497 being allocated to the notes payable and $305,503 allocated to the warrants. The resulting discount to the notes payable of $305,503 is being amortized over the term of the promissory notes using the interest method and cause the notes payable to have an effective interest rate of 14.0%.

10

In addition to the 3% promissory notes and warrants described above, at any time during the first 90 days following the date of the completion of the proposed merger with Cogility, each investor in the private placement offering has the right to make a second loan to the Company in the same amount and on the same terms as the 3% promissory notes and warrants described above. Under current accounting guidance, none of the consideration received was allocated to the investors’ rights to make additional loans.

In 2011 and with the approval from its board of directors, the Company loaned $600,000 of cash to Cogility, assumed from Cogility a $200,000 note payable to an entity related to the sole officer of the Company and assigned and transferred to Cogility a $20,000 note receivable from Cortez Systems, all in exchange for $820,000 of promissory notes receivable from Cogility. The Cogility notes receivable bear interest at 5% per annum payable quarterly beginning March 31, 2011, are due December 31, 2014 and are secured by all of Cogility's assets.

The following unaudited condensed pro forma balance sheet has been prepared to show the effects of the transactions described above as though they had occurred as of December 31, 2010. The unaudited pro forma information is only illustrative and does not necessarily reflect the financial position of the Company that would have resulted had the transactions actually occurred as of December 31, 2010.

Assets
Cash and total current assets	$105,148
Long-term 5% notes receivable from Cogility	820,000
Total Assets	$925,148
Liabilities and Stockholders' Equity
Accounts payable	$17,055
Notes payable to related parties	44,000
Total current liabilities	61,055
Long-term liabilities
3% Notes payable to related parties; $400,000 face amount;
less $132,828 unamortized discount based on effective interest
rate of 14.0%	267,172
3% Notes payable; $520,000 face amount; less $172,675
unamortized discount based on effective interest rate of 11.9%	347,325
Total liabilities	675,552
Stockholders' equity
Common stock	5,833
Additional paid-in capital	760,257
Deficit accumulated prior to the development stage	(69,151)
Deficit accumulated during the development stage	(447,343)
Total stockholders' equity	249,596
Total Liabilities and Stockholders' Equity	$925,148

11

COGILITY SOFTWARE CORPORATION REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS December 31, 2010 and 2009

COGILITY SOFTWARE CORPORATIONINDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
Cogility Software Corporation

We have audited the accompanying balance sheets of Cogility Software Corporation as of December 31, 2010 and 2009, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cogility Software Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at December 31, 2010, the Company had negative working capital, a shareholders’ deficit and had an accumulated deficit. In addition, the Company suffered losses during the years ended December 31, 2010 and 2009 and used cash in its operating activities during the year ended December 31, 2010. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
March 22, 2011

COGILITY SOFTWARE CORPORATION
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$279,532	$881,008
Accounts receivable, net of allowance for doubtful accounts
of $0 and $3,450, respectively	-	505,299
Receivable from employees	6,526	57,277
Prepaid expenses	2,711	9,955
Total Current Assets	288,769	1,453,539
Property and Equipment, net of accumulated depreciation of
$2,192,286 and $2,149,636, respectively	73,583	73,377
Deposits and Other Assets	12,791	12,585
Total Assets	$375,143	$1,539,501
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$546,759	$371,279
Accrued liabilities	171,120	121,164
Billings in excess of costs on uncompleted contracts	-	1,815,300
Unearned revenue	59,960	62,500
Accrued compensation	305,598	-
Notes payable	445,805	470,355
Short-term notes payable to related party	69,943	465,604
Total Current Liabilities	1,599,185	3,306,202
Long-Term Liabilities
Note payable to related party	200,000	-
Total Long-Term Liabilities	200,000	-
Shareholders' Deficit
Common stock, $0.01 par value; 30,000,000 shares authorized;
11,530,493 shares outstanding	11,530	11,530
Additional paid-in capital	3,400,118	2,856,735
Accumulated deficit	(4,835,690)	(4,634,966)
Total Shareholders' Deficit	(1,424,042)	(1,766,701)
Total Liabilities and Shareholders' Deficit	$375,143	$1,539,501

COGILITY SOFTWARE CORPORATION
STATEMENTS OF OPERATIONS
	For the Years Ended
	December 31,
	2010	2009
Revenue
Software licensing and hardware sales	$524,527	$1,100,000
Consulting services	4,215,775	2,598,431
Maintenance and support services	110,888	77,500
Total Revenue	4,851,190	3,775,931
Cost of Revenue
Cost of software and hardware sold	510,427	312,470
Cost of services	1,996,982	2,829,189
Total Cost of Revenue	2,507,409	3,141,659
Gross Profit	2,343,781	634,272
Selling, General and Administrative Expense	2,467,872	1,284,645
Loss from Operations	(124,091)	(650,373)
Interest expense	63,110	49,972
Loss before Provision for Income Taxes	(187,201)	(700,345)
Provision for Income Taxes	13,523	68,987
Net Loss	$(200,724)	$(769,332)

Basic and Diluted Loss per Share	$(0.02)	$(0.07)

Basic and Diluted Weighted-Average Shares Outstanding	11,530,493	11,530,493

COGILITY SOFTWARE CORPORATION
STATEMENTS OF SHAREHOLDERS' DEFICIT
for the Years Ended December 31, 2009 And 2010

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2008	11,530,493	$11,530	$2,727,429	$(3,865,634)	$(1,126,675)
Services contributed by shareholder,
no additional shares issued	-	-	112,500	-	112,500
Share-based compensation	-	-	16,806	-	16,806
Net loss	-	-	-	(769,332)	(769,332)
Balance, December 31, 2009	11,530,493	11,530	2,856,735	(4,634,966)	(1,766,701)
Services contributed by shareholder,
no additional shares issued	-	-	137,500	-	137,500
Share-based compensation	-	-	405,883	-	405,883
Net loss	-	-	-	(200,724)	(200,724)
Balance, December 31, 2010	11,530,493	$11,530	$3,400,118	$(4,835,690)	$(1,424,042)

COGILITY SOFTWARE CORPORATION
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(200,724)	$(769,332)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Services contributed by shareholder, no additional shares issued	137,500	112,500
Share-based compensation	405,883	16,806
Accrued interest and expenses paid by increase in notes payable	78,700	51,375
Depreciation	42,649	32,673
Compensation from forgiveness of receivable from employees	129,283	25,000
Changes in operating assets and liabilities:
Accounts receivable	505,299	(460,000)
Prepaid expenses	7,244	(8,437)
Accounts payable	175,800	249,709
Accrued liabilities	49,490	98,028
Billings in excess of costs on uncompleted contracts	(1,815,300)	1,182,148
Unearned revenue	(2,540)	17,501
Accrued compensation	305,598	-
Net Cash Provided by (Used in) Operating Activities	(181,118)	547,971
Cash Flows from Investing Activities
Increase in deposits and other assets	(526)	(7,550)
Advances and loans to employees	(78,532)	(74,276)
Payments on loans from employees	-	10,985
Purchase of property and equipment	(42,855)	(67,267)
Net Cash Flows Used in Investing Activities	(121,913)	(138,108)
Cash Flow from Financing Activities
Proceeds from borrowing under notes payable	160,000	425,285
Proceeds from borrowing under notes payable to related parties	267,000	75,000
Principal payments on notes payable	(225,000)	-
Principal payments on notes payable to related parties	(500,445)	(435,328)
Payment for redemption of common shares	-	(25,000)
Net Cash Provided by (Used in) Financing Activities	(298,445)	39,957
Net Increase (Decrease) in Cash and Cash Equivalents	(601,476)	449,820
Cash and Cash Equivalents at Beginning of Year	881,008	431,188
Cash and Cash Equivalents at End of Year	$279,532	$881,008
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization and Nature of Operations – Cogility Software Corporation (Cogility or the Company) is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is used to quickly access and analyze data generated by disparate sources and stored in many different databases. Specifically, Cogility provides Model Driven Complex Event Processing software technology for the defense and intelligence branches of the U.S. federal government and private corporations with complex information management requirements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable – Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are three to five years. Depreciation expense for the years ended December 31, 2010 and 2009 was $42,649, and $32,673, respectively.

Software Development Costs   – Software development costs consist primarily of compensation of development personnel, related overhead incurred to develop new products and upgrade and  enhance the Company's current products and fees paid to outside consultants. Software development costs incurred subsequent to the determination of technological feasibility and marketability of a software product are capitalized. Capitalization of costs ceases and amortization of capitalized software development costs commences when the products are available for general release. For the years ended December 31, 2010, 2009, no software development costs were capitalized because the time period and cost incurred between technological feasibility and general release for all software product releases was insignificant.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Hosting: During the year ended December 31, 2009, the Company provided remote management, monitoring, data processing, updating or administrative support of applications software, servers, operating systems and other automation tools to customers. Revenue was comprised of recurring fees for licensing access to and the use of the Company’s application software as a service, on a subscription or on-demand basis over a contractual term. Related recurring fees were recognized as the services were provided. Related one-time set up fees were recognized on a straight-line basis over the longer of the contractual term or the expected life of the relationship.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Significant Customers – At December 31, 2009, accounts receivables from two customers accounted for 91% of total accounts receivable.  In 2009, revenue from one customer was 95% of total revenue. In 2010, revenue from two customers totaled 86% of total revenue.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Common stock equivalents outstanding at December 31, 2010 and 2009 consisted of employee stock options for the purchase of 5,925,000 shares and 2,635,000 shares that were excluded from the computation of diluted loss per share for the years ended December 31, 2010 and 2009, respectively, because their effects would have been anti-dilutive.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Recently Enacted Accounting Standards – In January 2010, the FASB issued guidance requiring that for each class of assets and liabilities measured at fair value, reporting entities provide additional disclosures describing the reasons for transfers of assets in and out of Levels 1 and 2 of the three-tier fair value hierarchy.  For assets valued using the Level 3 method, entities will be required to separately present purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  The guidance also states that an entity should provide fair value measurements for each class of asset or liability, and explain the inputs and techniques used in calculating Levels 2 and 3 fair value measurements. This guidance is effective for interim and annual filings for fiscal years beginning after December 15, 2010.  The Company expects that the adoption of this guidance will not have material impact on the financial statements.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate VIEs and by changing when it is necessary to reassess who should consolidate a VIE.  This guidance was effective for the Company on January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company has a history of recurring losses which has resulted in an accumulated deficit of $4,835,690 at December 31, 2010. During the years ended December 31, 2010 and 2009, the Company suffered losses of $200,724 and $769,332, respectively. During the year ended December 31, 2010, the Company used $181,118 of cash in its operating activities. At December 31, 2010, the Company had negative working capital of $1,310,416 and a stockholders’ deficit of $1,424,042. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain or replace present financing, to obtain additional capital from investors and to succeed in its future operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In order for the Company to remain as a going concern, it will need to secure additional financing as well as enter into and complete profitable contracts. Subsequent to December 31, 2010, the Company entered into a series of borrowings from entities and persons affiliated with the Company or its officers and directors, as further described in Note 12.

NOTE 3 – UNCOMPLETED CONTRACTS

At December 31, 2010 the Company did not have any long term contracts in progress.  At December 31, 2009, the Company was in the process of providing software licenses, hardware and services to customers under two contracts. The first contract was in the amount of $1,042,552 to provide software and installation services. This contract was completed during the second quarter of 2010. The second contract was in the amount of $3,394,874 to provide hardware and services, which contract was also completed during the second quarter of 2010. Under the terms of these contracts, the Company billed the customers upon the completion of specified milestones.  Through December 31, 2009, the Company had billed $2,158,207 for the software licenses, hardware and services provided under these contracts. Revenue and costs on the uncompleted contracts were deferred at December 31, 2009 and were recognized upon completion of the contracts. Contract billings in excess of contract costs on uncompleted contracts at December 31, 2010 and 2009 were as follows:

	December 31,
	2010	2009
Billings on uncompleted contracts	$-	$(2,158,207)
Less: Costs incurred on uncompleted contracts	-	342,907
Billings in excess of costs on uncompleted contracts	$-	$(1,815,300)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31 2010 and 2009:

	December 31,
	2010	2009
Computer equipment	$185,860	$148,770
Computer software	2,074,315	2,070,000
Leasehold improvements	2,019	2,019
Funiture and fixtures	3,674	2,224
Total property and equipment	2,265,869	2,223,013
Less: accumulated depreciation	(2,192,286)	(2,149,636)
Property and equipment, net	$73,583	$73,377

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – INVESTMENT IN AND LOAN TO CORTEZ SYSTEMS

On October 1, 2010, the Company signed an investment agreement for the purchase of 49% of the common stock of Cortez Systems (Cortez) for $526, a recently formed company in the business of providing software project applications and related services to government and non-government clients. Pursuant to the agreement, the Company agreed to advance Cortez $5,000 each month during the period October 2010 through March 2011, for a total of $30,000 for working capital needs. Due to the Company’s own lack of liquidity, as of December 31, 2010, the Company had not made the required payments; however, an unrelated individual loaned Cortez $20,000 for working capital needs on December 1, 2010.

On March 11, 2011 the individual assigned his loan receivable from Cortez to Acquired Sales Corp. in exchange for the issuance of a promissory note and warrants issued by Acquired Sales Corp. to the individual. Cogility then issued a note payable to Acquired Sales Corp. and was assigned the loan receivable from Cortez. Interest accrued prior to the assignment, i.e. from December 1, 2010 to March 11, 2011, is payable by Cogility to the individual. On March 17, 2011, Cogility loaned Cortez an additional $10,000 in accordance with the October 1, 2010 investment agreement, bringing the balance owed to Cogility by Cortez to $30,000. The note receivable from Cortez bears interest at 5.75% per annum and is due September 30, 2012.

NOTE 6 – RELATED PARTY TRANSACTIONS

Receivable from Employees – During the years ended December 31, 2008, 2009, and 2010 the Company advanced $18,986, $74,276, and $78,532, respectively to certain of its employees. Of these amounts $141,795 was represented by short-term, unsecured advances and the remaining $30,000 was advanced under the terms of a promissory note agreement with one employee. The note was unsecured, bore interest at 6% per annum and was due May 5, 2010. The agreement provided that should the employee remain employed by the Company the entire term of the note, the note would be forgiven on its maturity date. During the year ended December 31, 2009, the Company received payment of $10,985 against the advances and forgave $25,000 of the advances. During the year ended December 31, 2010, the Company forgave an additional $99,283 of unsecured advances and the note receivable of $30,000. The forgiveness of the receivable from employees was recorded as compensation expense. At December 31, 2010, the Company held $6,526 in the form of an unsecured advance to an employee; the advance is due on demand and bears no interest.

On September 16 and 29, 2010, the Company signed letters agreeing to pay two executive  officers $47,000 and $168,967, respectively, in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. At December 31, 2010, the Company had accrued the compensation related to these agreements as well as $89,631 of compensation currently payable to employees.

Short-Term Notes Payable to Related Party – At December 31, 2008, the Company owed the majority shareholder of the Company $439,557 for cash advances to the Company and for the payment of expenses on behalf of the Company. During the years ended December 31, 2010 and 2009, the majority shareholder made $67,000 and $75,000, respectively, of cash advances to the Company. The loans were made under the terms of unsecured promissory note agreements bearing interest at 10% per annum and due on demand.

Through December 31, 2008, the majority shareholder had provided $335,000 of consulting services to the Company that was accrued and remained unpaid at December 31, 2009. During the years ended December 31, 2010 and 2009, the Company made payments to the shareholder on the notes payable and the accrued consulting fees totaling $500,445 and $435,328, respectively.  The details of the transactions with the majority shareholder under the terms of the notes payable and the accrued consulting fees payable to the majority shareholder were as follows:

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

	December 31,
	2010	2009
10% Note payable
Balance, beginning of year	$130,604	$439,557
Cash advanced to the Company	67,000	75,000
Payments made in behalf of the Company	-	1,403
Interest accrued	37,784	49,972
Payments made	(235,388)	(435,328)
Balance, end of year	-	130,604
Accrued consulting fees
Balance, beginning of year	335,000	335,000
Payments made	(265,057)	-
Balance, end of year	69,943	335,000
Notes payable to related party	$69,943	$465,604

On September 22, 2010, the majority shareholder signed an agreement that, in the event of a potential merger with a specified third party, the loans from the shareholder would be forgiven. The shareholder further agreed to make no claims for amounts due to the shareholder under the consulting arrangement and such amounts would also be written off if the potential merger is completed. If the notes payable to the majority shareholder or the accrued consulting fees are forgiven by the shareholder, the amount forgiven will be recognized on that date as a conversion of the liability to shareholders’ equity.

Long-Term Note Payable to Related Party – On December 14, 2010, the Company issued a $200,000 promissory note to an entity related to an officer of the Company to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013 and is unsecured. Interest payments are due quarterly starting in March 2011.

NOTE 7 – NOTES PAYABLE

During the year ended December 31, 2009, the Company borrowed $300,000 from an individual. The note was non-interest bearing if paid by the maturity date of February 15, 2010 or accrued interest at 12% per annum if not paid in full by the maturity date.  On October 15, 2010, the Company renegotiated the note and $18,000 of accrued interest was added to the principal balance due.  The new note bears interest at 5.75% per annum and is due on October 15, 2012; however, the note allows the lender to demand partial payment earlier than the maturity date upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $1,000,000, and payment in full upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $2,000,000.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

During the year ended December 31, 2010, that same individual paid certain consulting fees on the Company’s behalf. On October 26, 2010 the Company issued a note payable to that individual in the amount of $18,728 as reimbursement for those consulting fees. The note is unsecured, bears interest at 5.75% per annum and is due October 25, 2012; however, the note allows the lender to demand partial or payment in full upon the occurrence of the same events described in the preceding paragraph. The Company has borrowed cash from a lending company to finance working capital needs. The loans are unsecured, non-interest bearing and due on demand. The Company has not imputed interest on the loans as such imputed interest would not have been material to the accompanying financial statements. Notes payable are summarized as follows:

	December 31,
	2010	2009
5.75% interesting bearing note payable to an individual; unsecured;
due October 15, 2012; includes $3,809 and $0 of accrued interest	$321,809	$300,000
5.75% interesting bearing note payable to an individual; unsecured;
due October 25, 2012; includes $198 of accured interest	18,926	-
Non-interest bearing notes payable to a lending company;
unsecured; due on demand	105,070	170,355
Total Notes Payable	$445,805	$470,355

The carrying amounts of the notes payable did not differ materially from their estimated fair values.

NOTE 8 – COMMON SHARES

During 2009 and 2010, the chief executive officer and majority shareholder of the Company provided services to the Company, which services were determined by the board of directors to have a fair value of $250,000 each year. The Company paid the executive officer $112,500 and $137,500 during the years ended December 31, 2010 and 2009 respectively. The Company has recognized a capital contributions of $137,500 and $112,500 during the years ended December 31, 2010 and 2009, respectively, for the services provided by the executive officer in excess of the amounts paid.

NOTE 9– EMPLOYEE STOCK OPTION PLAN

In 2003, the board of directors and the shareholders approved and adopted a non-qualified employee stock option plan (the Plan). The Plan permits the grant of stock options to the Company’s employees for up to 6,000,000 common shares. The Company believes that such awards better align the interests of its employees with those of its shareholders. Options awarded are generally granted with an exercise price equal to the fair value of the Company’s common shares at the date of grant and vest from immediately to over a three-year period.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. The Black-Scholes option pricing model incorporates ranges of assumptions for inputs. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The Company estimates expected life of each option based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related option. Forfeitures due to employee termination are estimated based on historical experience rates. The following table presents the assumptions used in valuing the options granted during the years ended December 31, 2010 and 2009:

	2010	2009
Weighted-average volatility	78%	76%
Expected dividends	0%	0%
Expected term (years)	5.14	6.50
Risk-free interest rate	1.04%	2.82%

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Following is a summary of stock option activity under the Plan as of December 31, 2010 and 2009, and changes during the years then ended:

			Weighted-
		Weighted -	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Instrinsic
	Shares	Price	Term (Years)	Value
Outstanding, December 31, 2008	2,070,000	$0.32
Granted	565,000	0.67
Outstanding, December 31, 2009	2,635,000	0.40
Granted	3,295,000	0.29
Expired	(1,667)	0.50
Forfeited	(3,333)	0.50
Outstanding, December 31, 2010	5,925,000	$0.33	8.86	$ -
Exercisable, December 31, 2010	2,015,000	$0.35	7.51	$ -

The weighted-average grant-date fair value of options granted during the years ended December 31, 2010 and 2009 was $0.27 and $0.01 per share, respectively. Compensation expense charged against operations for these stock-based awards during the years ended December 31, 2010 and 2009 was $405,883 and $16,806, respectively, and was included in selling, general and administrative expense. There was no related income tax benefit recognized. As of December 31, 2010, there was $507,587 of total unrecognized compensation expense related to stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.5 months.

NOTE 10–INCOME TAXES

During the year ended December 31, 2009, the Company incurred U.S. federal alternative minimum tax and during the years ended December 31, 2010 and 2009, the Company incurred state income tax due to the regulatory suspension of the use of net operating loss carry forwards in California. The components of the current provision for income taxes for the years ended December 31, 2010 and 2009 (there was no deferred tax provision or benefit) were as follows:

	2010	2009
Current
Federal	$-	$10,923
State and local	13,523	58,064
Provision for income taxes	$13,523	$68,987

At December 31, 2010, the Company has U.S. Federal net operating loss carry forwards of $3,934,471 that will expire in 2026 through 2031 if not used by those dates and California state net operating loss carry forwards of $4,838,775 that are currently suspended and not available to offset future taxable income until at least 2012 and that will expire in 2019 through 2031 if not used by those dates.

As of December 31, 2010, the Company had no unrecognized tax benefits that, if recognized, would affect the Company’s effective income tax rate over the next 12 months. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. The Company’s tax returns are subject to examination for the years ended December 31, 2007 through 2010. A reconciliation of the amount of tax benefit computed using the U.S. federal statutory income tax rate to the provision for income taxes is as follows:

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS
	For the Years Ended
	December 31,
	2010	2009
Tax benefit at statutory rate (35%)	$(65,520)	$(245,121)
State tax benefit, net of federal tax	(8,518)	(31,866)
Non-deductible expenses	75,427	19,773
Benefit of operating loss carry forwards	-	(323,517)
U.S. Federal alternative minimun tax	-	10,923
Other	(2,242)	(16,665)
Other changes in valuation allowance	14,376	655,460
Provision for income taxes	$13,523	$68,987

The tax effects of temporary differences and carry forwards that gave rise to the net deferred income tax asset as of December 31, 2010 and 2009 were as follows:

	December 31,
	2009	2008
Operating loss and alternative minimum credits carry forwards	$1,608,152	$873,324
Stock-based compensation	182,489	11,317
Billings in excess of costs on uncompleted contracts	-	717,951
Accrued liabilities and other items	25,789	190,550
Depreciation	(19,082)	(10,170)
Less: Valuation allowance	(1,797,348)	(1,782,972)
Net deferred income tax asset	$-	$-

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company leases three facilities under the terms of operating leases.  The Company leased office space for $4,903 per month through November 30, 2010 and is currently leasing office space for $3,826 per month through November 30, 2011. The Company is also leasing office space for $3,400 per month through March 31, 2011. Lastly, the Company is leasing temporary housing space for $4,250 per month through April 15, 2011. As of December 31, 2010, future minimum lease payments under the terms of the lease agreements were $73,536, which are all due during the year ending December 31, 2011. Rent expense for the years ended December 31, 2010 and 2009 was $146,850 and $100,097, respectively.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS
On November 4, 2010, Cogility entered into letter of intent with Acquired Sales Corp. (AQSP) whereby, if consummated, would result in a wholly-owned subsidiary of AQSP merging with and into Cogility. Entering into and closing a definitive agreement with AQSP is contingent on due diligence by both parties, regulatory approval and AQSP effecting a 1-for-20 reverse stock split.

The Company entered into an agreement with a consultant on February 18, 2011 whereby the Company has agreed to pay the consultant a fee based on net revenue received from a potential new software product. The fee would be equal to 5% of the net revenue received, after deducting software licensing and equipment costs from third parties, from two potential contracts and, for a period of five years, any subsequent revenue from reselling the work product that may result from providing software and services under either of the two potential contracts.

NOTE 12- SUBSEQUENT EVENTS

Through March 17, 2011, the Company has issued seven promissory notes payable to Acquired Sales Corp. in the aggregate principal amount of $820,000 in exchange for $600,000 in cash, the assumption of a $200,000 note payable by the Company to an entity related to an officer of the Company (see Note 6) and a $20,000 note receivable from Cortez (see Note 5). The notes payable bear interest at 5% per annum payable quarterly beginning March 31, 2011, are due December 31, 2014 and are secured by all of Cogility's assets.

MERGERS, CONSOLIDATIONS, ACQUISITIONS
AND SIMILAR MATTERS.

The Cogility Software Transaction Term Sheet

•	Acquired Sales Corp. is required to complete a 1-for-20 reverse stock split of the shares of its common stock;

•	Post-split, Acquired Sales would have outstanding 291,624 shares of common stock;

•	In addition, Acquired Sales would have options to purchase an aggregate of 630,000 shares of its common stock at an exercise price of $2.00 per share.

•	The vesting of the Acquired Sales stock options would be contingent upon the closing of its acquisition of Cogility.

•	Acquired Sales will form a new wholly-owned subsidiary in Delaware (the “Cogility Acquisition Sub”), the single purpose of the Cogility Acquisition Sub would be to acquire Cogility.

•	Cogility would be merged with and into the Cogility Acquisition Sub, with Cogility being the survivor of such merger (the “Merger”).

•	From and after the closing of the Merger, Cogility would be a wholly-owned subsidiary of Acquired Sales.

In the Merger:

•	(a) the current stockholders of Cogility would receive 2,175,564 shares of our common stock (88.2% of the shares of our common stock outstanding after the Merger);

•	(b) the current optionholders of Cogility would receive options to purchase an aggregate of 1,117,925 shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share; and

•	(c) directors, officers, employees and consultants to Cogility would receive options to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $5.00 per share.

The closing of the Merger would be subject to each of the following conditions:

•	The 1-for-20 reverse split of Acquired Sales’ common stock shall have been completed, reducing the number of shares of Acquired Sales’ common stock outstanding from 5,832,482 down to 291,624;

•
(b) Cogility and Acquired Sales each shall have completed its “due diligence” investigation of the other and the results of such investigation shall be satisfactory to each of them, in its sole discretion;

•
(c) audited financial statements of Cogility shall have been completed and delivered to Acquired Sales, and such audited financial statements shall be acceptable to Acquired Sales in its sole discretion;

•	(d) Cogility and Acquired Sales shall have negotiated, executed and delivered mutually agreeable definitive transaction documentation;

•	(e) all material third party approvals shall have been obtained, including approval of the definitive transaction documentation by the boards of directors of both Cogility and Acquired Sales;

•	(f) all necessary securities filings shall have been made; and

•	(g) no governmental or shareholder investigations, actions, orders, lawsuits or other proceedings are pending in regard to the securities filings or the Merger

The acquisition consideration for Cogility will consist of the following items:

•
the exchange of 11,530,493 outstanding shares of Cogility common stock for 2,175,564 shares of post-reverse split common stock of Acquired Sales, which Acquired Sales shares have an aggregate fair value of $4,351,128 based on the pre-split market value of $010 per share, or $2.00 per share post-split;

•
(2) the exchange of 5,925,000 outstanding options to purchase shares of Cogility common stock for 1,117,925 options to purchase post-reverse split common stock of Acquired Sales at exercise prices ranging from $0.001 to $5.00 per share, which Acquired Sales options have an aggregate fair value of $1,466,341 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: post-split exercise price of $1.06 per share, estimated term of 4.3 years, estimated volatility of 80%, estimated yield of 0% and estimated risk-free interest rate of 2.0%;

•
(3) the elimination of the existing Cogility bonus plan, and the issuance of 1,500,000 options to purchase post-reverse split common stock of Acquired Sales at an exercise price of $5.00 per share, which Acquired Sales options have an aggregate fair value of $1,182,830 computed using the Black-Scholes option pricing model and the weighted-average assumptions listed in (2) above except the weighted-average post-split exercise price is $5.00 per share and the estimated term is 4.0 years;

•
(4) in November 2010, Acquired Sales granted stock options to the members of management that participated in structuring the financing and the merger with Cogility; those stock options are for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share, and vest upon the occurrence of the merger; which Acquired Sales options have an aggregate fair value of $801,601 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: estimated term of 5.2 years, estimated volatility of 78%, estimated yield of 0% and estimated risk-free interest rate of 1.1%; and

•
(5) the issuance of Acquired Sales stock options to purchase 75,000 post-reverse split Acquired Sales common stock to a consultant with 25,000 options exercisable at $0.01 per share and 50,000 options exercisable at $2.00 per share, which Acquired Sales options have an aggregate fair value of $113,030 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: post-split exercise price of $1.34 per share, estimated term of 5.0 years, estimated volatility of 77%, estimated yield of 0% and estimated risk-free interest rate of 2.0%.

•	The total acquisition consideration for Cogility is $7,914,930.

Contact Information

ACQUIRED SALES CORP.
31 N. Suffolk Lane
Lake Forest, Illinois 60045
Telephone: (847) 404-1964

COGILITY SOFTWARE CORPORATION
111 N. Market St, Suite 888
San Jose, CA 95113
Telephone: (949) 752-4694

The Cogility Software Business

Cogility has developed unique, patent-pending software tools that quickly provide solutions to complicated data management and analysis problems, sometimes referred to as “Complex Event Processing”.  Cogility’s software tools automate many mundane tasks in order to reduce the number of programmers required, and allow a user to focus on solving complex problems at a higher level of abstraction using “models”, sometimes referred to as “Model-Driven Architecture”.

Cogility’s software tools, first, allow a user to identify all of the data that the user needs to be managed and analyzed, and then second, to create rules, which can be easily changed, that specify what happens to the data which is being managed and analyzed.  Cogility’s software tools automatically perform the complex tasks involved in implementing these rules, including creating and distributing all necessary changes within the software processing code.  This typically reduces the upfront and downstream time/cost involved in developing software applications by 50% or more.

Cogility provides Model Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements. Cogility's website can be reviewed at www.cogility.com. Cogility is the first company to deliver a comprehensive offering that melds the complexities inherent in a multi-vendor enterprise integration solution into a single, yet sophisticated product. Cogility's software technology reaches beyond the promise of current composite application solutions to deliver an advanced, end-to-end solution for the design, deployment, execution, testing, monitoring and maintenance of complex, enterprise-wide composite applications.

The Terms of the Cogility Software Transaction

For the past many years, Acquired Sales has been a non-operating public shell corporation with no significant assets. The Cogility Transaction allows us to improve our operations, expand our assets and advance our management team. During the first quarter of 2011 in order to benefit Cogility’s business, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility.

The transactions required to accomplish the merger are recognized as follows: (1) the recapitalization of Cogility by recognizing the Acquired Sales common shares issued in exchange for the Cogility shares in a manner equivalent to a 1-for-5.3 reverse stock split, (2) the Acquired Sales common shares that remain outstanding, on a 1-for-20 reverse split basis, are recognized as the issuance of common shares by Cogility for the net liabilities of Acquired Sales at their fair values, (3) the issuance of stock options to the members of management of the combined company are recognized as compensation expense based on the fair value of the stock options, and (4) the issuance of notes payable and warrants by the combined company. All references hereafter are to Acquired Sales post-split common shares unless stated otherwise. The specific transactions and their effects on the unaudited pro forma condensed consolidated financial statements are as follows:

Cogility shareholders owning the outstanding 11,530,493 Cogility common shares receive 2,175,564 Acquired Sales common shares, or one Acquired Sales common share for each 5.3 Cogility common shares outstanding. The historical Cogility financial statements are restated on a retroactive basis for all periods presented for the effects of this 5.3-for-1 reverse stock split.

Acquired Sales reverse splits its common shares outstanding on a 1-for-20 basis, which results in the 5,832,482 Acquired Sales pre-split common shares currently outstanding becoming 291,624 Acquired Sales common shares. For financial reporting purposes, the 291,624 common shares are effectively issued in exchange for the assumption of the $55,907 of net liabilities of Acquired Sales and are recorded at the fair value of the net liabilities of $55,907.

Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,925,000 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders exchange these stock options for 1,117,925 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vest upon occurrence of the merger with the Acquired Sales subsidiary.

In November 2010, Acquired Sales granted stock options to the members of management that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vest upon the occurrence of the merger.

Cogility and Acquired Sales have authorized the grant, at the closing of the merger, of stock options for the purchase of 1,500,000 common shares at $5.00 per share. At that date, 750,000 of the stock options will be granted and the remaining 750,000 stock options are to be granted within twelve months of the closing of the merger. The stock options will vest to employees, directors or consultants that remain employed for three years from the date of the merger and the Company has earnings, before interest, taxes, depreciation and amortization expenses, of at least $1,000,000 in each of four consecutive calendar quarters during the first twelve calendar quarters following the closing date of the merger.

Cogility and Acquired Sales have authorized the grant to a consultant of stock options for the purchase of 75,000 common shares, with 25,000 options exercisable at $0.001 per share and 50,000 options exercisable at $2.00 per share. These options vest immediately and are exercisable until November 4, 2020.

During 2011, Acquired Sales issued $920,000 of 3% promissory notes and warrants to purchase 460,000 post-split shares of common stock at $2.00 per share to accredited investors in a private placement offering. The notes payable and the warrants were issued in exchange for $700,000 in cash, the exchange and settlement of a $200,000 note payable to an entity related to the sole officer of Acquired Sales, which note payable had previously been assumed from Cogility Software Corporation (Cogility), and the transfer and assignment from an unrelated third party of a $20,000 note receivable from Cortez Systems. Of the cash proceeds received in the offering, $400,000 was from related parties. The promissory notes accrue interest at the rate of 3% per annum payable quarterly on the last day of each calendar quarter beginning March 31, 2011, mature on December 31, 2014 and are secured by all of the assets of Acquired Sales and Cogility. The warrants are exercisable through March 31, 2016. During 2011, Cogility used approximately $500,000 of the proceeds to reduce accounts payable and accrued expenses and Cogility and Acquired Sales collectively retained approximately $200,000 of the proceeds, which was subsequently used in Cogility’s current operations mainly to pay compensation expense.

In addition to receiving the 3% promissory notes and the warrants described above, at any time during the first 90 days following the date of the completion of the merger, each investor in the private placement offering has the right to make a second loan to Acquired Sales in the same amount and on the same terms as the 3% promissory notes and warrants described above. Under current accounting guidance, none of the consideration received was allocated to the investors’ rights to make additional loans.

On September 22, 2010, the majority shareholder of Cogility signed an agreement that in the event of the merger, $69,943 of accrued compensation payable would be forgiven. The accompanying pro forma financial statements recognize this transaction as the conversion of the $69,943 of accrued compensation to officers to additional paid-in capital without the issuance of additional common shares.

Source of Funds for the Cogility Software Transaction

The source of funds for this acquisition of assets is the Acquired Sales’ authorized common stock. Funds to cover professional costs in connection with the transaction were sourced through loans to Acquired Sales which were accompanied by warrants “kickers”.

Company Approval of the Cogility Software Transaction, Shareholder Rights and Accounting Treatment

The vote required for approval of this transaction is a majority of the Board voting in favor of the Cogility Software Transaction and majority stockholder approval by written consent.  There are no material differences in the rights of the Company’s shareholders as a result of the Cogility Software Transaction as the nature of the common stock shares will not change. However, there will be stockholder dilution.

The accounting treatment of the transaction is as follows: As of December 31, 2010, Acquired Sales has been a non-operating public shell corporation with no significant assets. During the first quarter of 2011, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility. Under current accounting guidance Acquired Sales is not a business for purposes of determining whether a business combination would occur upon the merger of Cogility into a newly-formed subsidiary of Acquired Sales. The shareholders and management of Cogility will gain operating control of the combined company after the transaction. Accordingly, Cogility is, under current accounting guidance, considered the accounting acquirer and the results of its operations will be the historical results of operations of the combined company, restated for the effects of the restructured capital structure discussed herein.

The federal income tax consequences of the transaction are as follows: The transaction is expected to be booked as a tax free exchange of stock pursuant to Internal Revenue Code Section 368, resulting in no federal income tax consequences of the transaction.

Regulatory Approvals of the Cogility Software Transaction

There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Cogility Software Transaction.

Reports, Opinions and Appraisals Relating to the Cogility Software Transaction

No report, opinion or appraisal materially relating to the Cogility Software Transaction has been received from an outside party.

Past Contacts, Transactions or Negotiations.

In late March 2010, Roger S. Greene, a shareholder of Cogility and one of our directors, contacted Gerard M. Jacobs, our Chief Executive Officer, to discuss a possible acquisition of Cogility by Acquired Sales. On April 1, 2010, Mr. Ghourdjian said that he would like Mr. Jacobs to become the President and Chief Executive Officer of Cogility, and to take Cogility public by merging Cogility into Acquired Sales. On April 7-8, April 27-28, and May 25-26, 2010, Mr. Jacobs met variously with Mr. Ghourdjian, other Cogility employees, Mr. Greene, and Vincent J. Mesolella, one of our directors, at Cogility’s office in Alexandria, Virginia, to discuss a possible acquisition of Cogility by Acquired Sales, and for Mr. Jacobs to begin his “due diligence” investigation of Cogility.

During the Summer of 2010, Mr. Jacobs discussed with Mr. Greene, Mr. Mesolella and Mr. Ghourdjian potential terms and conditions of a possible letter of intent pursuant to which Acquired Sales would acquire Cogility, and also discussed certain items of concern relating to Cogility that were discovered during Mr. Jacobs’ “due diligence” investigation of Cogility, including certain line items shown on Cogility’s balance sheet, and certain provisions contained in Cogility’s agreements with a company called Defense & Security Technology Group, LLC (“DSTG”), controlled by Mr. Minh Le. Deborah Sue Ghourdjian, the trustee of the Deborah Sue Ghourdjian Separate Property Trust (“DSGSPT”), Cogility’s majority stockholder, did not participate in these discussions.

On or about August 24, 2010, in anticipation of a possible deal between Cogility and Acquired Sales, Mr. Ghourdjian appointed Mr. Jacobs as Cogility’s President, so that the process of obtaining a security clearance for Mr. Jacobs could begin as soon as possible. On August 25-26, 2010, Mr. Jacobs again met with Mr. Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia. On August 31, 2010, the board of directors of Acquired Sales had a telephonic meeting.  The independent members of the board of directors of Acquired Sales voted unanimously to authorize Mr. Jacobs to sign a potential agreement with Cogility, including a letter of intent pursuant to which Acquired Sales would acquire Cogility, provided that, as a condition to such signing, Mr. Jacobs and Mr. Mesolella needed to be satisfied that certain line items on Cogility’s balance sheet, and Mr. Le’s involvement with Cogility, were satisfactorily resolved.

On September 22-24, 2010, Mr. Jacobs met with Mr. Mesolella, Mr. Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia, and with Mr. Le. On October 4-7, 2010, Mr. Jacobs variously met with Mr. Ghourdjian and other Cogility employees, Mr. Greene, and Mr. Le, at or near Cogility’s office in Anaheim, California.

On October 21, 2010, Mr. Jacobs met with Mr. Le at the Hyatt Hotel near O’Hare Airport in Chicago. By November 4, 2010, all of Mr. Jacobs’ concerns regarding certain line items on Cogility’s balance sheet, and concerning Mr. Le’s and DSTG’s involvement with Cogility, were resolved, and an Agreement among the DSGSPT, Mr. Ghourdjian, Cogility, Acquired Sales, and all of the members of the board of directors of Acquired Sales, was fully signed. A Written Consent of Board of Directors of Acquired Sales Corp. in Lieu of Special Meeting was signed by all of the members of the board of directors of Acquired Sales as of November 15, 2010, approving seven resolutions including the acquisition of Cogility and related matters, and a Written Consent of the Stockholders of Acquired Sales Corp. to those seven resolutions was signed by the holders of a majority of the common stock of Acquired Sales as of December 1, 2010.

Description of Business of Acquired Sales

Acquired Sales Corp. (hereinafter sometimes referred to as “we”, “us”, “our”, etc.) was organized under the laws of the State of Nevada on January 2, 1986. In August 2001, we ceased all of our prior operations and remained dormant from then until May 27, 2004 when we began our current development stage activities. We have had no material operations in the past three years.

We propose to seek, investigate and, if warranted, acquire an interest in one or more businesses. As of the date hereof, we have some business opportunities or ventures under contemplation for acquisition or merger. We propose to investigate potential opportunities, particularly focusing upon existing privately held businesses whose owners are willing to consider merging their businesses into our company in order to establish a public trading market for their common stock, and whose managements are willing to operate the acquired businesses as divisions or subsidiaries of our company. The businesses we acquire may or may not need an injection of cash to facilitate their future operations.

We are interested in software companies, manufactured housing communities, and medical supply and diagnostic companies, but we currently do not intend to restrict our search for investment opportunities to any particular industry or geographical location and may, therefore, engage in essentially any business. Our executive officers will review material furnished to them by the proposed merger or acquisition candidates and will ultimately decide if a merger or acquisition is in our best interests and the interests of our shareholders. We intend to source business opportunities through our officers and directors and their contacts.  Those contacts include professional advisors such as attorneys and accountants, securities broker dealers, venture capitalists, members of the financial community, other businesses and others who may present solicited and unsolicited proposals. Management believes that business opportunities and ventures may become available to it due to a number of factors, including, among others: (1) management’s willingness to consider a wide variety of businesses; (2) management’s contacts and acquaintances; and (3) our flexibility with respect to the manner in which we may be able to structure, finance, merge with or acquire any business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”.

In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding our prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise.

There is no guarantee that we can obtain the funding needed for our operations, including the funds necessary to search for and investigate acquisition candidates, and to close an acquisition including paying the substantial costs of legal, accounting and other relevant professional services.

We presently have very little cash on hand, approximately $50,000 as of the date of this filing, and our payables are typically greater than our cash on hand. We have no income generating ability and are therefore reliant on raising money from loans or stock sales. These conditions raise substantial doubt about our ability to continue as a going concern. Nevertheless, our financial statements are presented on the assumption that we will continue as a going concern.

Business Acquisition

The structure of our participation in a business opportunity or venture will be situational. We may structure our acquisitions as an asset purchase, merger, or an acquisition of securities. It is likely that the anticipated value of the business and/or assets that we acquire relative to the current value of our securities will result in the issuance of a relatively large number of shares and, as a result, substantial additional dilution to the percentage ownership of our current stockholders. Moreover, our present management and shareholders may not have control of a majority of our voting shares following a business acquisition or other reorganization transaction. It is possible that the shareholders of the acquired entity will gain control of our voting stock and our directors may resign and new directors may be appointed without any vote by the shareholders. Those directors are entitled to replace our officers without stockholder vote.

We are not an "investment adviser" under the Federal Investment Advisers Act of 1940, which classification would involve a number of negative considerations. Accordingly, we will not furnish or distribute advice, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of Section 2(a)(11) of the Investment Advisers Act (15 U.S.C. 80b2(a)(11)).

We may become involved in a business opportunity through purchasing or exchanging the securities of such business. We do not intend, however, to engage primarily in such activities and we are not registered as an "investment company" under the Federal Investment Company Act of 1940. We believe such registration is not required.

We must conduct our activities so as to avoid becoming inadvertently classified as a transient "investment company" under the Federal Investment Company Act, which classification would affect us adversely in a number of respects. Section 3(a) of the Investment Company Act provides the definition of an "investment company" which excludes an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than United States government securities or securities of majority-owned subsidiaries",) the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exemption from the definition of "investment company." We propose to engage solely in seeking an interest in one or more business opportunities or ventures.

Effective January 14, 1981, the SEC adopted Rule 3a-2 which deems that an issuer is not engaged in the business of investing, reinvesting, owning, holding or trading in securities for purposes of Section 3(a)(1) cited above if, during a period of time not exceeding one year, the issuer has a bona fide intent to be engaged primarily, or as soon as reasonably possible (in any event by the termination of a one year period of time), in a business other than that of investing, reinvesting, owning, holding or trading in securities and such intent is evidenced by our business activities.

Offices

Our corporate headquarters are located at 31 N. Suffolk Lane, Lake Forest, Illinois 60045. We do not have a dedicated corporate office. There are no agreements or understandings with respect to any office facility subsequent to the completion of an acquisition. We may relocate our corporate headquarters in connection with a change in the management of our company, or in connection with the completion of a merger or acquisition.

Employees

We currently have no salaried employees. We expect to address our need for employees in connection with money raising and acquisitions. We expect to use attorneys and accountants as necessary.

Description of Business of Cogility

History

Cogility was incorporated in Delaware in 2002 under the name Ceira Software, Inc. Ceira Software, Inc. changed its name to Cogility Software Corporation in 2003. Soon after its incorporation, a related company called Ceira Technologies Inc., which had the same Chief Executive Officer and the same shareholders as Cogility, contributed certain software and other intellectual property rights to Cogility.

Management

Cogility’s management team is led by Matthew Ghourdjian, its founder and Chief Executive Officer. Matthew Ghourdjian has 33 years of experience in the technology industry. Matthew Ghourdjian was a founder of CoderCard, Digital Convergence, Ceira Technologies Inc., and Cogility. Matt is a former partner at KPMG Consulting and Arthur Andersen.

Offices and Employees

Cogility company currently has offices in San Jose, California, in Anaheim, California, and in Alexandria, Virginia. Cogility has a total of 13 full-time and 6 part-time employees, including 11 software engineers. None of these employees are covered by collective bargaining agreements. We believe that relations with our employees are good.

Software Technology Products

(1) Cogility Studio™

Cogility Studio™ is Cogility's flagship product. Cogility Studio™ is an object-oriented, model driven, integrated development environment for creating complex, service oriented and event-driven composite applications (applications that include a high degree of integration with existing or external applications) that solve difficult problems. Cogility Studio ™ is 100% standards based, deploying on any database or application server. Cogility Studio ™ has been deployed in high volume, mission-critical applications since 2003.

Using Cogility Studio™, organizations can more easily expand enterprise applications to leverage existing information and business logic that is currently locked within legacy applications. IT teams can deliver robust and scalable business solutions more quickly, giving an organization the foundation it needs to operate efficiently and competitively over time.

Cogility Studio™ allows the creation of anything from simple composite applications to unprecedented systems while keeping the focus of all stakeholders on the business/mission objectives. The revolutionary Dynamic Model Driven Architecture™  technology allows continuous updates and maintenance from the system model while reducing IT administration and management costs. The system model allows technical and non-technical stakeholders to collaborate on system definition and logic

Cogility Studio™ is three tightly integrated applications: Cogility Modeler, Cogility Manager and Cogility Insight. Cogility Modeler’s standards based UML modeling environment enables one to author a business process in an easy to use visual programming environment. One can deploy that model as an application on any J2EE application server by “pushing” it into the Cogility Manager run-time environment and managing and analyzing that running application using Cogility Insight.

(a) Cogility Modeler

Cogility Modeler is an integrated development environment (IDE) for the collaborative authoring of an enterprise system model. Like an IDE for developing code and code objects, it provides a single tool for working with many types of system artifacts. Unlike a typical IDE concerned only with individual entities, Cogility Modeler provides visibility over an entire system and semantic consistency checking between artifacts of a system. That system may include any or all business processes that span the enterprise, the messages between components of that system, and the data and operations of that system. All of these are described as artifacts of an enterprise model created in Cogility Modeler. The model may be developed collaboratively with contributions from people at both the high-level, conceptual end and the low-level, implementation end. The model becomes fully executable when deployed as a J2EE application.

An enterprise model consists of artifacts grouped in the following areas:

•
Information Modeling - The artifacts of the information model describe the business objects of the enterprise. A customer, for example, is represented as a class artifact with such attributes as first name, last name, customer ID, address and so forth.

•
Message modeling - The message model is concerned with the communication between the application and the outside world (other applications). Message artifacts represent JMS messages, which are connected to conversion artifacts that isolate the model from the physical communication and enforce the abstractions. This allows the business logic to deal with “events” that are separate from the technology concerns.

•
Behavior modeling – Objects in the Cogility system have behavior and respond to events (external and internal). This allows the system to be dynamic, and to localize changes to the part of the model directly affected by a change. The behavior modeling also includes the inclusion of human users into the process logic of the system for consultation or information presentation purposes. The synergy of automation and human control is a key enabler of complex event driven process based systems.

•
Transformation modeling - At the heart of an integration model, transformation objects describe the way data from an application gets mapped to another application. Transformation maps, classifier maps and feature maps are all examples of transformation artifacts defined by the CWMM standard and implemented in the Cogility transformation engine. Cogility is unique in allowing transformations to be embedded in a process allowing automation or manual interaction as part of the transformation process or to control the timing of the transformation.

•
Web service modeling - Web service modeling artifacts provide for communication between the model's J2EE application and other systems and applications. Both SOAP and HTTP web services are support and can be supported simultaneously for the same business logic. Just like message modeling, web service modeling can generate events that are fed to the behavior model unifying the treatment of external communications.

(b) Cogility Manager

Cogility Manager is the run-time environment in which the deployed composite application runs. It enables a model created in Cogility Modeler to run as a composite application on a specific application server with a specific database for the run-time repository.

Cogility Manager includes the libraries and routines that run the composite application on a specific J2EE application server, which provides system security and enables system messaging and database transactions.

The Cogility Manager metadata layer is running on the J2EE application server machine and provides the process, business logic, and integration support expected by the generated model-driven application

The model-driven business logic and data repository layer is the Java application generated from the project model.

(c)  Cogility Insight

Cogility Insight is the model execution visualization environment for review and analysis of system performance. It permits users to immediately execute and visualize deployed models without the need for custom user-interface programming. This saves significant time and assures compatibility with running processes.

Cogility Insight's features include:

•	An authentication layer that restricts access to critical information based on user account and password;
•
Access to business data through the web Services layer, supporting easy access from across and outside a user's enterprise with standard security features that are provided through web server technology;

•	Access to business web service interfaces permitting service invocation for testing purposes;
•	Auditing of executing as well completed processes, with full access to runtime state data;
•	Display of accumulated usage and trend analysis of the relevant key performance indicators (KPI’s) defined by the user in the Cogility system model;
•	Automatic updating as the model is updated and redeployed without the need for additional manual steps;
•
Access to configuration management version numbers for all deployed artifacts, including business process definitions, encapsulated business logic, business web services, queries, to facilitate configuration identification throughout the system development and maintenance life cycle.

Cogility Insight is a web application that runs on your J2EE application server. As such, Cogility Studio must be deployed to that application server and the server must be running in order to run Cogility Insight.

(2) Dynamic Template Event Processing Language

Cogility's Dynamic Template Event Processing Language (TEPL) allows projects to continuously monitor large data sets and direct analyst attention. The system is designed to find activity that might be missed by manual inspection. By grouping relevant information together around detected pattern matches the system can optimize analyst time, and reduce the chance of missed cues. Analysts are provided a wealth of information about each hit including all the information matching templates, the information surrounding the match that may have relevance, and tools to expand or narrow the focus of the investigation from the match. Analysts can further register interest in activities that may support their role without those matches implying elevation of the event to other analysts. This supports analysts that are performing special analysis across areas of responsibility, or across functional boundaries.

The Cogility TEPL provides a visual language for defining templates that match against streams of events. The system involves separating events into streams based on criteria defined by the project, and then matching templates to those streams. This allows great flexibility in detecting meaningful activity within a large set of data or observations.

The full range of Cogility Studio features is available to collect and aggregate the data to be processed. It is presented to the TEPL runtime by the project model. Once TEPL is presented with an event it goes through grouping then template matching, then analysis.

Event grouping allows template matching on pre-filtered content. This supports scalability and reduces clutter. Criteria are project specific and can include geospatial boxing, use of cultural or linkage data held by the project, or other criteria applicable to the data set.

Once events are grouped templates are matched against the group to lay the groundwork for analysis. Templates are project specific and can be shared between projects. Templates allow matching of events both in terms of temporal ranking, geospatial proximity, and project specific criteria applicable to the template. The full range of Cogility Studio capabilities can support template matching and is our Dynamic Matching Logic.

Once templates have been matched to groups the results are ranked and tested against analyst thresholds to allow notifications, warnings, and updates to all levels of authority.

In addition to basic matching of events to template steps based on type categorizations the TEPL language provides for open ended matching logic using OCL scripting. This feature allows any criteria or related data item to be tested in the matching process. This dynamic logic allows such things as matching a person based on known associates, known travel patterns, or doing a database lookup to check status in an external system. This also provides an opportunity to have the matching logic consider several events or related events as part of the matching criteria constituting support for complex event processing as tests can require temporal, geospatial, or other connections between events to cause a match.

Cogility’s model driven, visual approach allows the solution to be expressed closer to the problem domain. Whereas code based solutions do nothing more than mechanical syntax checks at design time, Cogility’s holistic model additionally allows more meaningful semantic checks to be performed at design time. This increases confidence in the solution and reduces the testing cycle. Domain analysts are able to participate more directly in the development process and the development teams are smaller. The traditional barriers between domain analysts and coders are removed. Solutions are easier to create but more importantly, easier to evolve and maintain over time.

(3) Cogility Intel Framework

The Intel Framework provides integration with the Cogility Template Event Processing Language to perform pattern-based searches of collected information, collection guidance, and differentiation of suspect activity patterns. The Intel Framework is built on top of Cogility Studio and relies on that product for integration with existing and legacy systems and information sources, and for workflow features.

The Cogility Intel framework provides a pre-built set of tools for jump-starting intelligence or investigative projects. The framework provides the following key components:

(a) Case File Management.  The central component of the Cogility Intel Framework is case file management. Case files can be created and formed manually by analysts to track information and evidence related to an incident, a suspect, or a combination of events and targets. Case files can also be created automatically with the use of the Cogility Template Event Processing Language component.

(b) Web User Interface.  The Intel Framework is server based and includes a web user interface for accessing and directing component activity. The web user interface is analyst centric focusing on the workflow, tasks, and activities analysts engage in during investigations.

(c) Evidence Accrual.  There is a large difference between information and evidence, limits on what collection methods can be used, and evidence can come in physical form needing identification and tracking. The Intel Framework provides tracking, identification, and support for processes related to Evidence Accrual.

(d) Geospatial-Temporal Mapping.  Information within the Intel Framework is tracked in Geospatial and Temporal dimensions. The information and the connections between it can be displayed geospatial on a map, temporally on a time line, and in several forms to highlight linkages and clustering.

(e) Link Discovery, Mapping, and Evaluation. A central part of tracking an investigation is working with links between people, suspects, witnesses, and victims. The Intel Framework tracks linkages, types of links, information substantiating links, and supports entity extraction (using an external tool).

(f) Human-in-the-loop Tasking and Collaboration.  The Intel Framework includes a component for human in the loop tasking and collaboration. This component allows workflow within the organization to be automated and support the investigation process. The collaboration can reach outside the organization to experts and other supporting organizations that are routinely involved in support activities (through the web user interface, email, SMS, and other methods), or to those occasionally involved (through email and similar contact methods).

Technology Differentiators

The Cogility solution treats process execution, web service orchestration and data synchronization simultaneously. Cogility’s pre-architected data environment supports horizontal process and data integration, cuts across all databases, and leverages existing “standards compliant” J2EE application server technologies. Cogility is cost effective, easy to support and can scale to support even the largest and most complex requirements. Cogility Studio allows one to create, modify and maintain very complex systems with much lower resource commitments.

We believe that Cogility's software technology products can be differentiated from our principal competitors' products such as Rational Rose and NetBeans for the following reasons:

(1)  Direct Execution. What makes Cogility Studio™ significantly different than other visual programming environments is that the models created by Cogility directly execute as specified. In other words, Cogility’s high-level UML based models are deployed to an executable platform with a single button “push” and are directly executed without further coding or translation. During deployment, Cogility Modeler creates the Java beans, deployment descriptors, routines and other Java run-time utilities. A user does not have to write any Java code to complete the deployment because deploying a model not only creates the Java application, but the run-time environment that manages interactions between the composite application, the specific application server and the database for the run-time repository. Pushing the model creates the tables on the run-time repository for the model objects (such as the M2E conversions, events, web services, and so on), and for the business objects that are created at run-time (such as Customers, Addresses and Products); it also creates the Java beans, deployment descriptors, routines and libraries that manage the communication between the composite application, the J2EE application server and the run-time repository. Without service interruption, modified or new modeling artifacts (objects) are “re-pushed” to execution creating a holistic lifecycle that reduces system development, maintenance and enhancement costs by 50% to 70% over the life of the application.

(2) Elimination of Technical Barriers

Cogility’s innovative approach allows solutions to be rapidly prototyped using visual modeling techniques to create solutions that are extremely change-tolerant and highly responsive to the needs of the organization. Intense research and development efforts have gone into creating an environment that eliminates the technical barriers to entry for creating complete high performing solutions, thus ensuring that business needs -- not the complexities of the technical platform -- define the complexity of the solution.

Cogility Studio changes the software development paradigm by allowing programmers to directly encode the business user’s requirements into a model, so work can begin with minimal requirements. Cogility’s powerful and elegant multi-user modeling and deployment environment supports rapid and continuous changes, so development can be highly iterative since changes and modifications are made in the model and “pushed” to execution with almost no cost penalty.

In addition, Cogility provides frameworks aimed at several verticals to further reduce the development effort for new projects. These frameworks provide an integrated web user interface, basic abstractions for the vertical, and a set of standard processes that can be a starting point for a project while leveraging past project experience. All frameworks are tightly integrated into Cogility’s Modeler environment providing vertical specific consistency checks, visual treatment of key abstractions, and tailored modeling presentation for the vertical’s domain concepts.

(3)  Integration Infrastructure. A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding isn’t required.

(4)  Composite Application.  Cogility’s long running visually modeled processes aren’t used just to create automatic processes by stringing a series of web services together. They are used to create arbitrary combinations of automated and human assisted processes. The domain specific application that is being supported by these processes is itself in the model creating a seamless composite application that is easy to extend. A Composite application goes beyond simple integration of data, by typically subsuming the operations and interfaces of other applications by providing a unified set of functions, often removing the need to directly access the integrated applications for typical tasks. For example in a telco environment a composite application might integrate the billing, order entry, and workforce management functions into one integrated customer care and self service web interface. This would require that the new application not just exchange data with the existing systems, but add new functions such as the custom self service portal, and often means having integrated interfaces for call center agents that would in the past be accessing each system separately.

(5) Rapid Prototyping.  The combination of model driven development along with the fact that the entire application (the domain specific logic as well as the integration aspects) lives in the same model, allows for rapid prototyping.

(6) Parallel Execution.  The Cogility approach leverages concurrency in processes and can utilize multiple processors or multiple servers to execute the concurrency modeled into the system. Concurrency is addressed using transactional programming, proven over the last 30 years, rather than difficult to use low-level techniques like threads, locks, and semaphores required by code based solutions to utilize multi-core systems.

(7) Development Methodology.  An iterative development process is a natural complement to the rapid model driven prototyping approach. Thin, end-to-end solutions are quickly created to allow the end user, early visibility into the system. This allows the system to be modified and corrected early on and reduces later more costly rewrites. Cogility typically delivers a project or the first phase of a longer project within 2-4 months of the project start.

(8)  Operates on Standards Based Infrastructure.  Rather than creating esoteric systems, Cogility’s innovative model driven approach is layered on top of existing technologies, thereby reducing personnel training time and risk of maintaining the running system. Cogility’s dependencies are limited to Java, J2EE compliant application servers and JDBC compliant relational databases.

(9) Adaptability. Cogility’s built-in artifacts provide a powerful set of capabilities that can be adapted to a wide range of problem types. This flexibility, coupled with the model driven approach, allows domain specific solutions to be created quickly. Cogility has created solutions for the finance, telecommunication and health industries. More recently, the same techniques have been applied to defense industry problems like Time Sensitive Effect Operations and Counter IED projects.

(10) Rapid Deployment.  Once the design time modeling activities are completed, the model can be deployed to the execution platform with a single button push. Re-push of modified models can take as little as 15 seconds and typically takes no more than 30 to 60 seconds, depending on the number of changes. Cogility has developed processes to allow hot deployment of models, eliminating the need to stop the running application while a new version of the application is being deployed.

(11)  Runtime Scalability.  Cogility applications run inside J2EE application servers but they are meta-data based, instead of code based. This allows the application server to be a simple caching, computing device and all the data and application state changes are preserved in the database. A theoretically unlimited number of app-servers can be pooled together to increase processing throughput without requiring special design on the modelers’ part. The other part of the running applications is standard relational databases. These can also be maintained and scaled using traditional techniques.

(12) Integration Infrastructure.  A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding is not required.

Patents Pending

Cogility's software technology is in a nearly continuous process of improvement, and is currently the subject of two pending applications for U.S. patents.

Licensing

Cogility typically licenses its software technology for specific customer projects. Depending upon the customer's needs, Cogility currently offers production and deployment server appliances, storage, workstation software, and other products, at list prices ranging between $9,950 for a Cogility Event Matching Template Editor, up to $2,195,000 for a Cogility Enterprise-T Production Server Appliance and Storage with Database Clustering.

Consulting Support

In addition to Cogility’s industry leading tool set, their thought leadership in key projects and problem approaches has supported clients with critical consulting support on difficult problems.

On some projects Cogility has chosen to enter into contracting arrangements with larger consulting and technology organizations that already have prime contracts with certain agencies within the U.S. defense and intelligence communities, such as the U.S. Army Research Laboratories and the Johns Hopkins Applied Physics Laboratory. These relationships allow Cogility to meet customer needs while retaining a focus on solid proven products and frameworks that provide leverage, and allow addressing unprecedented systems needs.

Benefits to Customers

We believe that Cogility's ground-breaking approach to composite application development enables its clients to make informed decisions about the structure and strategy of their enterprise-wide application planning, and allows them to quickly realize system-wide, cross-organizational benefits, including:

•	Optimization of existing IT investments
•	Reduced IT costs and complexity
•	Faster development schedules
•	Improved enterprise-wide data management and data integration

•	Definition and adherence to sound business practices

Organizations can create complex applications without the need for specialized Java code to specify custom business logic. This allows project teams to focus more fully on important business issues. Cogility's model-based approach defines complex business logic within the model, which then executes within any scalable, commercially available and vendor independent J2EE Application Server environment.

Sales and  Marketing

Cogility markets its products and services primarily through direct marketing, and through Cogility's website. To date Cogility has lacked the financial resources to engage in any advertising or promotional campaigns.

On some projects Cogility has chosen to partner with larger consulting and technology organizations that already have contracts with certain agencies within the U.S. defense and intelligence communities.

Cogility is also working with two minority-controlled businesses to market advanced software products both to the U.S. defense and intelligence communities, and to state, county and local governments:

•
Cogility has entered into a Strategic Alliance Agreement and related agreements with privately owned and controlled Defense & Security Technology Group, LLC, South Riding, Virginia ("DSTG"). DSTG is pursuing a number of potential consulting and software technology projects with the U.S. defense and intelligence communities that may result in the deployment of Cogility software technology. Cogility holds options to purchase membership interests in DSTG; those options are subject to the prior fulfillment of certain contingencies.

•
Cogility has entered into an Agreement with privately controlled Cortez Systems, Chino Hills, California. Cortez Systems is developing and marketing certain technological solutions developed by Cogility to municipal, county, and state government agencies, initially within California. Cogility owns 49% of the shares of common stock of Cortez Systems, and holds an option to purchase the other 51% of the shares of common stock of Cortez Systems.

Clients

Cogility sells its products both to governmental and non-governmental clients.

On the governmental side, Cogility's primary sales efforts have been directed toward the federal government's defense and intelligence communities. Cogility's Dynamic Template Event Processing Language (TEPL) is helping Department of Defense clients to continuously monitor large data sets from disparate systems while providing the warfighter and intelligence analyst with information organized in such a manner as to help them understand the adversaries' actions and intent.

During the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

On the private sector side, Cogility's clients include corporations involved in finance, healthcare and telecommunications such as CashCall, Apria Healthcare, and Australian satellite based subscription television SelecTV.

Competition

Cogility faces intense competition in the sale of software technology to the U.S. defense and intelligence communities. This competition is expected to continue to intensify in the future as a result of industry consolidation and the slowdown or reduction in federal spending for defense and intelligence.

Cogility competes with a large group of companies that sell software to the U.S. defense and intelligence communities, many of which companies have longer operating histories, greater name recognition and have greater financial, technical, sales, and marketing resources than we have. These competitors include but are not limited to Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company.

Cogility's ability to compete depends upon several factors, including the following: (1) the capabilities of Cogility's software technology to perform Complex Event Processing easier, faster, more comprehensively, in real time, more reliably, and at a lower cost than its competitors' products; (2) Cogility's ability to educate, persuade and verify such capabilities to skeptical federal decision-makers; (3) Cogility's ability to sell into the federal space, which includes issues such as: security clearances; sales and marketing; bidding processes; contract vehicles; pricing of products, associated training, services, support and maintenance; availability and timing of funding; implementation timetables; resistance from entrenched competitors; and other considerations. Additional competitive factors include, but are not limited to, Cogility's reputation, knowledge of the federal defense and intelligence communities, and responsiveness to clients.

Dependence on one or a few major customers

Cogility previously relied on two major government contracts with the United States Department of Defense, both of which ended December 31, 2010.  The two government contracts accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer, as compared to the year ended December 31, 2009 with one government contract with two phases accounted for 96.0% of total revenue. In the future Cogility may again become reliant on one or a few major customers.

Patents, trademarks, licenses, etc.

We rely on a combination of intellectual property laws, as well as confidentiality procedures and contractual provisions, to protect our proprietary technology. We are in the process of patenting our software and, to that end, have filed a U.S. patent application. We also have other intellectual property rights. Although we rigorously protect our proprietary technology, any significant impairment of, or third-party claim against, our intellectual property rights could harm our business or our ability to compete.

Need for and status of any government approval of principal products or services

Not-applicable.

Effect of existing or probable governmental regulations on business

Cogility’s businesses may be affected by numerous laws and regulations relating to the award, administration and performance of U.S. defense and intelligence community contracts. The U.S. Government generally has the ability to terminate defense related contracts, in whole or in part, without prior notice, for convenience or for default based on performance. It also controls security clearances which, in some cases, could be necessary for performance under contracts. Where security clearances are not granted to key employees, our ability to perform under contracts and, therefore, our business may suffer.  In addition, the defense industry is a highly regulated environment and is subject to audit and review by the U.S. Government and its agencies. These agencies are entitled to review Cogility’s performance under its contracts, its cost structure and compliance with applicable laws, regulations and standards, as well as the adequacy of, and its compliance with, its internal control systems and policies, including accounting, billing and control systems. If an audit uncovers improper or illegal activities, Cogility may be subject to civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspension, or prohibition from doing business with the U.S. Government. Whether or not illegal activities are alleged, the U.S. Government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate.

R&D expenditures

Cogility’s research and development expenses consist primarily of compensation and related costs for personnel responsible for the research and development of new and existing products and services. Cogility spent $66,000 on research and development efforts over the past two years. Research and development costs are expensed as they are incurred.

Costs and effects of compliance with environmental laws

Not-applicable.

Description of Property

Neither Acquired Sales nor Cogility own principal plants, mines or other materially important physical properties.

Description of legal proceedings of Cogility

Cogility is not subject to any material pending legal proceedings, other than ordinary routine litigation incidental to its business.

Management's Discussion And Analysis Or Plan Of Operation of Acquired Sales

Results of Operations

For the Year Ended December 31, 2010 compared with Period Ended December 31, 2009

           During the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, we had no revenue, had net losses of $326,259, $26,019 and $12,336, respectively, and used $14,806, $14,058 and $10,658, respectively, of cash in our operating activities. At December 31, 2010, our current liabilities included accounts payable of $17,055 and notes payable to related parties in the amount of $44,000. At December 31, 2010, we had $5,148 in cash and a working capital deficit of $55,907. Through December 31, 2010, the loans to us from persons affiliated with Gerard M. Jacobs, our chief executive officer, have provided the needed capital to meet our operations to date. For years, we have existed as a public shell searching for assets or business(es) to acquire. Costs and expenses related to legal, accounting, merchant banking, management, employees, and office space has been either extremely low or non-existent during this public shell period. While we currently remain a public shell, our increased operating expenses in the second half of the 2010 was a result of increased legal, accounting, audit, travel and interests fees resulting from negotiations and agreements with Cogility. Since entering into a letter of intent with Cogility to move toward acquiring them, we have worked to create a number of legal and audited and unaudited accounting documents for both internal and transactional use as well as for use in public disclosure. The costs are reflected in our financial statements. As we lack the assets and revenues necessary to produce cash to meet these expenses, we have been forced to borrow these funds.

           As discussed we intend to complete a merger with Cogility. In addition to Cogility, we intend to evaluate, structure and potentially complete other mergers with, or acquisition of, other prospects consisting of private companies, partnerships or sole proprietorships. We may seek to acquire a controlling or minority interest in such entities in contemplation of later completing an acquisition.

Liquidity and Capital Resources

           As of December 31, 2010, we had $5,148 in cash on hand, compared to no cash on hand at December 31, 2009. In the past we have been totally reliant on management and our affiliates to fund our operations via loans made to us. For instance, to sustain the company, affiliated parties loaned the company $44,000 since 2009. As described in Item 9B below, we have borrowed an additional $700,000. However, we in turn loaned the majority of those funds, $600,000, to Cogility. We have also needed to deploy cash to meet the increased expenses described above to meet legal, accounting and other costs in connection with the proposed Cogility transaction.  These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to meet our ongoing financial requirements is dependent on management being able to obtain additional equity and/or debt financing, the realization of which is not assured. In addition, we are dependent on management being willing to continue to serve without monetary remunerations.
Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility.

As used in this Schedule 14C, references to the “Company,” “Cogility,” “we,” “our” or “us” refer to Cogility Software Corporation, unless the context otherwise indicates.

At December 31, 2010, our current liabilities exceeded our current assets by $1,310,416 and Cogility had a capital deficiency of $1,424,042; accordingly, Cogility was insolvent at December 31, 2010. The Company completed its last government contractual arrangement in September of 2010 and since that time has not generated any significant new revenue. Cogility’s lack of revenue subsequent to September 30, 2010 has caused it to continue to be insolvent. Cogility currently has operating liabilities that it cannot pay and without an additional infusion of cash it is unlikely that the Company will be able to continue as a going concern. In December 2010, the Company received $200,000 in the form of debt from a party related to an officer of the corporation for working capital needs. Subsequent to December 31, 2010 an additional $600,000 in loans was received from Acquired Sales Corp., through a private placement, which has funded operations through the date of this filing.   The Acquired Sales Corp. private placement is discussed elsewhere in this report, including the “Liquidity and Capital Resources” include herein. Without additional capital or the generation of profits through sales, there can be no assurance whatsoever that Cogility will be able to overcome its current financial problems, and bankruptcy is a distinct possibility.

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, contractual relationships and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included for Cogility Software Corporation.

Forward-Looking Statements

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report, including the “Risk Factors” included herein.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include the “Risk Factors” included in herein, such as those relating to our present condition of insolvency with risk of bankruptcy, failure of our marketing and sales activities to obtain new paying contracts during the past few months, vigorous competition in the software industry, dependence on existing management, leverage and debt that cannot be served at current income levels, budgetary constraints affecting the U.S. defense and intelligence communities, negative domestic and global economic conditions, and other Risk Factors.

Overview

Cogility Software Corporation is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is solving mission-critical problems facing the US defense and intelligence communities and many corporations today. Our software technology allows our customers to quickly access and analyze the avalanche of data being generated by disparate sources and stored in many different databases. Cogility provides Model Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements.  Cogility addresses the pressing organizational need for speed, agility and competitive differentiation. Cogility's website can be reviewed at www.cogility.com.

Cogility’s Software Technology is so uniquely capable, that during the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

However, the Company has continued to realize operating losses and negative working capital because of its inability to generate revenue through closing new contracts in the fourth quarter 2010 and into the first months of 2011.  Several factors have restricted the Company’s ability to generate new revenue.

Because of the complex and sophisticated nature of Cogility’s applications, the Company has found that there is a significant lead time in the sales cycle because the Cogility product requires substantial education of, and conceptual buy-in from a potential customer’s executive operations and information technology professionals.  This long sales cycle adversely affected Cogility during the latter part of 2010 in regards to closing sales to the government and commercial markets.

Potential customers frequently require us to build demonstration systems to assist the potential customers' executive, operations and information technology professionals in understanding how Cogility's software might change their business processes and how the software might integrate with their existing systems. These factors add significant costs and time to complete a potential sale.  During the fourth quarter 2010, we were required to build multiple demonstration systems for potential customers.

An additional factor that has adversely effected the Company marketing to the governmental sector has been the fact that the federal government has not yet passed a budget for its fiscal year. Instead, the government has relied on continuing resolutions to fund the on-going activities of the federal government and this makes it difficult for potential buyers of our product to know when or how much funding they will receive in the future. During 2010, this had a materially adverse effect on business, as buyers were unsure of what funds would be available, the timing of funds, and what projects would be funded.

Cogility is new to the government sector and we do not yet have the experience or qualifications to act as a prime contractor in the federal contracting arena, and as a result, we must expend considerable time and effort trying to find organizations or companies that will act as the prime contractor or partner on Cogility’s projects. The prime contractor collects and distributes funding and communicates with the end user.   This adds risk and uncertainty, as we lose control over the projects and do not typically have direct communication with the customer.  This inability to act as the prime contractor also can delay the closing of potential contracts and further lengthen the sales cycle.

All of the above factors have materially affected Cogility’s business in the latter part of 2010 and beginning of 2011. Our lack of any substantial revenue in the fourth quarter 2010 has caused the Company to continue to be insolvent. We currently have operating liabilities that we cannot pay and without an additional infusion of cash it is unlikely that the Company will be able to continue as a going concern. There can be no assurance whatsoever that the Company will be able to overcome its current financial problems and bankruptcy is a distinct possibility unless additional capital is raised promptly.

In addition to our focus on the government sector, we continue to market our product to the commercial sector.  We believe that some of our commercial projects will result in the creation of software work product that can be re-sold multiple times within the same industries. We are currently exploring commercial projects in the insurance, banking, and legal industries that we believe may have such re-sale potential.

On November 4, 2010 management signed a letter of intent to merge Cogility into a wholly-owned subsidiary of Acquired Sales Corp. on terms and conditions described in the letter of intent.  In conjunction with this merger, the Company has raised $820,000 of capital through a series of Promissory Notes payable with Acquired Sales Corp. See the “Liquidity and Capital Resources” section below for further discussion. There can be no assurance whatsoever that the Company will be able to raise sufficient capital through the private placement to sustain operations.

Liquidity and Capital Resources

The following table summarizes the Company’s cash and cash equivalents, working capital and long-term debt as of December 31, 2010 and 2009, as well as cash flows for the years ended December 31, 2010 and 2009.

	For the Year Ended December 31,
	2010	2009
	$279,532	$881,008
Cash and cash equivalents	(1,310,416)	(1,852,663)
Working capital	200,000	-
Long-term debt

	For the Year Ended December 31,
	2010	2009
Cash provided by (used in) operating activities	$(181,118)	$547,971
Cash used in investing activities	(121,913)	(138,108)
Cash provided by (used in) financing activities	(298,445)	39,957

At December 31, 2010 the Company had cash of $279,532 and no accounts receivable.  Total current assets at December 31, 2010 were $288,769, an amount far below what is necessary to fund operations and fulfill corporate obligations.  Current liabilities at December 31, 2010 included $546,759 of accounts payable; $171,120 of accrued liabilities; $445,805 of notes payable; $69,943 of notes payable to related parties and $305,598 of accrued employee compensation.  The accrued employee compensation consists of payroll taxes of $56,333, 401k payments of $8,252, bonuses of $168,967 and $47,000.00 to two respective employees and deferred compensation of $25,045.

Included in long-term debt are amounts borrowed of $200,000 from the Roberti Jacobs Family Trust u/a/d 11-11-99 (the “RJFT”), an entity related to Gerard M. Jacobs, an officer of the Corporation. The note bears interest at 5% per annum and is due December 31, 2013 (the “RJFT $200,000 Note”). Without an immediate additional capital infusion the Company was in danger of becoming insolvent and filing for bankruptcy.

On January 31, 2011, Cogility and Acquired Sales Corp. agreed upon a financing strategy to provide Cogility with the capital infusion needed to continue operations.  Acquired Sales Corp. would conduct a private placement (the “Private Placement”) to accredited investors of up to $2,000,000 of Bridge Offering units (individually a “Bridge Unit”). Each Bridge Unit consists of $1 principal amount of a Promissory Note bearing interest at 3% per annum and due December 31, 2014 (individually a “Bridge Note”, and collectively the “Bridge Notes”) and warrants to purchase 10 shares of common stock of Acquired Sales Corp. at an exercise price of $0.10 per share (which shall convert into warrants to purchase 0.5 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corp.’s common stock), with an alternate cashless exercise provision (“Warrants”). In addition, at any time within the first 90 calendar days following the date of the completion of the Merger with Cogility, if any such Merger occurs, the investors, in their sole discretion, shall have the right, but not the obligation, to make a second loan investment in Bridge Units, provided that such second investment in Bridge Units shall be in the same amount and on the same terms, conditions and documentation described above as such investor’s initial investment in Bridge Units.  Investments in the Private Placement shall be in the form of cash, excepting only that the RJFT shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. the RJFT $200,000 Note instead of by paying cash, and an unrelated individual shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. his $20,000 loan to Cortez Systems, a company 49% owned by Cogility, instead of by paying cash. The Bridge Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

The financing strategy contemplates that a significant portion of the cash proceeds of the Private Placement will be loaned by Acquired Sales Corp. to Cogility, evidenced by a series of Promissory Notes bearing interest at 5% per annum and due December 31, 2014 (collectively the “Cogility Notes”). The Cogility Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

As of March 31, 2011, the aggregate investment in the Private Placement is $920,000 evidenced by an aggregate of $920,000 of Bridge Notes and Warrants to purchase an aggregate of 9,200,000 shares of common stock of the Corporation at an exercise price of $0.10 per share (which shall convert into Warrants to purchase 460,000 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corp. common stock), and of that amount an aggregate of $820,000 (including the $200,000 evidenced by the RJFT $200,000 Note) has been loaned by Acquired Sales Corp. to Cogility, and a note receivable of $20,000 from Cortez Systems was assigned to Cogility.

The management of Cogility currently believes that these borrowings from Acquired Sales Corp, combined with anticipated revenues from current and expected future contracts for Cogility’s software, have addressed Cogility’s immediate liquidity and capital requirements. However, there can be no assurance whatsoever that Cogility will be able to permanently overcome its financial problems. Unless and until Cogility is able to permanently overcome its financial problems, Cogility will remain at risk of going bankrupt.

Comparison of December 31, 2010 and 2009

The Company incurred a net loss of $200,724 for the year ended December 31, 2010 mainly due to the lack of revenues generated for the fourth quarter 2010. The nature of the Company’s operations makes it difficult to scale back costs in periods of reduced revenue. The Company’s labor force is our largest cost, the employees are specifically trained and extremely difficult to replace.   At December 31, 2010, the Company had current liabilities in excess of current assets of $1,310,416, an accumulated deficit of $4,835,690 and a shareholders’ deficit of $1,424,042. At December 31, 2009, the Company had current liabilities in excess of current assets of $1,852,663, an accumulated deficit of $4,634,966 and a shareholders’ deficit of $1,766,701.

The Company utilized cash from operations of $181,118 during the year ended December 31, 2010 compared to generating cash from operations of $547,971 during the year ended December 31, 2009. This was primarily due to the recognition of billings in excess of costs on contracts accounted for under the completed contract method that were in process at December 31, 2009 and completed during the year ended December 31, 2010.  During the year ended December 31, 2010 the Company completed two government contracts which accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer. The change in cash from operations from billings in excess of cost was offset partially by the collection of accounts receivable on those contracts as well as the Company accruing significant employee costs and incurring share based compensation expense from option grants during 2010.

The Company utilized cash for investing activities of $121,913 for the purchases of $42,855 of  property and equipment, $78,532 of  advances or loans to certain key employees and $526 on an deposits and other assets.  This is compared to $138,108 of cash used in investing activities for the year ended December 31, 2009

The company borrowed $427,000 from related and unrelated parties during the year ended December 31, 2010 and utilized cash of $725,445 to repay notes payable to related and unrelated parties for net cash used in financing activities of $298,445 for the year ended December 31, 2010. This is compared to $39,957 of cash provided by financing activities during the year ended December 31, 2009.

During the year ended December 31, 2010, cash decreased by $601,476 leaving the Company with $279,532 in cash at December 31, 2010. This is compared to a $449,820 increase in cash during the year ended December 31, 2009.

The  Company  incurred a net loss for the year ended December 31, 2010 of $200,724 as compared to a net loss of $769,332 for that same period ended December 31, 2009. There can be no assurance whatsoever that the Company will generate income in the future. While the Company is currently pursuing new contracts from both the U.S. defense and intelligence communities and from commercial customers, there can be no assurance whatsoever that such effort will be successful or will result in revenues to Cogility on any particular timetable or in any particular amounts. The Company has a history of losses as evidenced by the accumulated deficit at December 31, 2010 of $4,835,690.

Results of Operations

The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. See additional revenue recognition disclosure under “Critical Accounting Policies.”

The general the nature of the contracts that generated the material portions of our quantified revenues related to the Joint Improvised Explosive Device (IED) Defeat Organization (JIEDDO). JIEDDO’s mission is to eliminate IEDs as a weapon of strategic influence.  Weapons Technical Intelligence (WTI), based on sound collection, exploitation, and analysis, generates four major outputs: force-production, targeting, sourcing, and support to prosecution. The JIEDDO IED strategy is to Attack the Network, Defeat the Device, and Train the Force.  One of the WTI effort goals is to make Counter-IED (C-IED) information actionable at the strategic, operational and tactical levels.  The objective of our subcontract is to further develop the existing pilot version of the WRITE hardware/software application. This development effort will advance the current application to a production ready application that integrates IED information for strategic, operational, and tactical use within the context of the current version of the WTI lexicon.

Copies of the following Cogility contracts are attached as exhibits to this Information Statement: (i) The Johns Hopkins University Applied Physics Laboratory Dated October 20, 2009; and (ii) The Analysis Corporation Dated January 4, 2010.
Cost of revenue consists primarily of the cost of hardware and software and the cost of services provided to customers. Cost of services include direct costs of labor, employee benefits and related travel.

Selling, general and administrative expenses primarily consist of professional fees, salaries and related costs for accounting, administration, finance, human resources, information systems and legal personnel.

Comparison of the year ended December 31, 2010 and 2009

Revenue – Software licensing and hardware sales were $524,527 for the year ended December 31, 2010, compared to $1,100,000 for the year ended December 31, 2009, representing a decrease of $575,473, or 52.3%,  due  to a large, one-time software licensing sale to a single government contract customer in the year ended December 31, 2009.

Revenue from consulting services was $4,215,775 for the year ended December 31, 2010, compared to $2,598,431 for year ended December 31, 2009, representing an increase of $1,617,344, or 62.2%. The increase in consulting services revenue was primarily due to the completion of two government contracts that were closed and accounted for under the completed contract method during the year ended December 31, 2010.  The two government contracts accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer, as compared to the year ended December 31, 2009 with one government contract with two phases accounted for 96.0% of total revenue.

Cost of Revenue – Our cost of software licensing and hardware sales was $510,427 for the year  ended December 31, 2010, compared to $312,470 for the year  ended December 31, 2009, representing an increase of $197,957, or 63.4%. The increase in our cost of software licensing and hardware sales was due to an increase in the cost of hardware sold, which was partially offset by a decrease in the cost of software sold.  Traditionally, software sales have a higher gross profit margin while hardware sales have a lower gross profit margin. The cost of hardware in some instances is passed through to the customer at cost or very close to cost.

Our cost of consulting, maintenance and support services for the year  ended December 31, 2010 was $1,996,982 compared to $2,829,189 for the year  ended December 31, 2009, a decrease of $832,207, or 29.4%. The decrease in cost of services resulted in an increase in profitability on contracts entered into and completed for year ended December 31, 2010. The gross profit increased as management became more familiar with the government contracting process and was able to factor in the costs of involving prime contractors when bidding on the government contracts closed during the year ended December 31, 2010.

The changes and percent changes with respect to our revenues and our cost of revenue for the year ended December 31, 2010 and 2009 are summarized as follows:

	For the Year
	December 31,
	2009	2008	Change	Percent Change
REVENUE
Software licensing and hardware sales	$524,527	$1,100,000	$(575,473)	-52.3%
Consulting Services	4,215,775	2,598,431	1,617,344	62.2%
Maintenance and support services	110,888	77,500	33,388	43.1%
Total Revenue	$4,851,190	$3,775,931	$1,075,259	28.5%

COST OF REVENUE
Hardware and software sales	510,427	312,470	197,957	63.4%
Cost of Services	1,996,982	2,829,189	(832,207)	-29.4%
Total Cost of Revenue	2,507,409	3,141,659	(634,250)	-20.2%
Gross Profit	$2,343,781	$634,272	$1,709,509	269.5%

Although the preceding table summarizes the net changes and percent changes with respect to our revenues and our cost of revenue for the year ended December 31, 2010 and 2009, the trends contained therein are limited and should not be viewed as a definitive indication of our future results. The Company completed its last government contractual arrangement in September of 2010 and since that time has not generated any significant new revenue.

Selling, General and Administrative Expense – Selling, general and administrative expense, including non-cash compensation expense, was $2,467,872 for the year  ended December 31, 2010, compared to $1,284,645 for the year ended December 31, 2009, representing an increase of $1,183,227, or 92.1%. The increase in our selling, general and administrative expense related to an increase in salaries and wages not allocable to contracts, an increase in stock based compensation expense, an increase in rental expense as well as the write-off of certain uncollectible accounts and employee loans that took place during the year ended December 31, 2010.

Net Loss – We realized a net loss of $200,724 for the year ended December 31, 2010, compared to a net loss of $769,332 during the year ended December 31, 2009. The decrease in the net loss of $568,608 or 73.9% was primarily related to the increase in contract profitably realized in the year ended December 31, 2010. The gross profit increased as management became more familiar with the government contracting process and was able to factor in the costs of involving prime contractors when bidding on the government contracts closed during the year ended December 31, 2010.   We may continue to incur losses in the future as existing contracts have closed and new contracts are not entered into.

Critical Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable – Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are three to five years. Depreciation expense for the years ended December 31, 2010 and 2009 was $42,649, and $32,673, respectively.

Software Development Costs   – Software development costs consist primarily of compensation of development personnel, related overhead incurred to develop new products and upgrade and enhance the Company's current products and fees paid to outside consultants. Software development costs incurred subsequent to the determination of technological feasibility and marketability of a software product are capitalized. Capitalization of costs ceases and amortization of capitalized software development costs commences when the products are available for general release. For the years ended December 31, 2010, and 2009, no software development costs were capitalized because the time period and cost incurred between technological feasibility and general release for all software product releases was insignificant.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Hosting: During the year ended December 31, 2009, the Company provided remote management, monitoring, data processing, updating or administrative support of applications software, servers, operating systems and other automation tools to customers. Revenue was comprised of recurring fees for licensing access to and the use of the Company’s application software as a service, on a subscription or on-demand basis over a contractual term. Related recurring fees were recognized as the services were provided. Related one-time set up fees were recognized on a straight-line basis over the longer of the contractual term or the expected life of the relationship.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Significant Customers – At December 31, 2009, accounts receivables from two customers accounted for 91% of total accounts receivable.  In 2009, revenue from one customer was 95% of total revenue. In 2010, revenue from two customers totaled 86% of total revenue.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Common stock equivalents outstanding at December 31, 2010 and 2009 consisted of employee stock options for the purchase of 5,925,000 shares and 2,635,000 shares that were excluded from the computation of diluted loss per share for the years ended December 31, 2010 and 2009, respectively, because their effects would have been anti-dilutive.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Recently Enacted Accounting Standards – In January 2010, the FASB issued guidance requiring that for each class of assets and liabilities measured at fair value, reporting entities provide additional disclosures describing the reasons for transfers of assets in and out of Levels 1 and 2 of the three-tier fair value hierarchy.  For assets valued using the Level 3 method, entities will be required to separately present purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  The guidance also states that an entity should provide fair value measurements for each class of asset or liability, and explain the inputs and techniques used in calculating Levels 2 and 3 fair value measurements. This guidance is effective for interim and annual filings for fiscal years beginning after December 15, 2010.  The Company expects that the adoption of this guidance will not have material impact on the financial statements.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate VIEs and by changing when it is necessary to reassess who should consolidate a VIE.  This guidance was effective for the Company on January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Contractual Cash Obligations and Commercial Commitments

The Company leases three facilities under the terms of operating leases.  The Company leased office space for $4,903 per month through November 30, 2010 and is currently leasing office space for $3,826 per month through November 30, 2011. The Company is also leasing office space for $3,400 per month through March 31, 2011. Lastly, the Company is leasing temporary housing space for $4,250 per month through April 15, 2011. As of December 31, 2010, future minimum lease payments under the terms of the lease agreements were $73,536, which are all due during the year ending December 31, 2011.

The Company entered into an agreement with a consultant on February 18, 2011 whereby the Company has agreed to pay the consultant a fee based on net revenue received from a potential new software product. The fee would be equal to 5% of the net revenue received, after deducting software licensing and equipment costs from third parties, from two potential contracts and, for a period of five years, any subsequent revenue from reselling the work product that may result from providing software and services under either of the two potential contracts.

At December 31, 2010, the Company is obligated to pay $445,805 of notes payable. A note payable to an individual of $318,000 bears interest at 5.75% and is due October 15, 2012. An additional note payable to that same individual in the amount of $18,728, bearing interest at 5.75% per annum, is unsecured and is due October 25, 2012. These notes are classified as current liabilities in the financial statements due to a provision that accelerates the due date of the notes upon the completion of certain future fundraising events. A  non-interest bearing note payable to a finance company of $105,070 is due on demand. On September 16 and 29, 2010, the Company signed letters agreeing to pay two executive  officers $47,000 and $168,967, respectively, in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. The amounts have been included in the financial statements as accrued compensation.

On December 14, 2010, the Company issued a Promissory Note (the “RJFT $200,000 Note”) to an entity related to an officer of the Company (“RJFT”) in the amount of $200,000 to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013 and is unsecured. Interest payments are due quarterly starting March 2011.

On January 31, 2011, Cogility and Acquired Sales Corp. agreed upon a financing strategy pursuant to which Acquired Sales Corp. would conduct a private placement (the “Private Placement”) to accredited investors of $2,000,000 of Bridge Offering units (individually a “Bridge Unit”). Each Bridge Unit consists of $1 principal amount of a Promissory Note bearing interest at 3% per annum and due December 31, 2014 (individually a “Bridge Note”, and collectively the “Bridge Notes”) and warrants to purchase 10 shares of common stock of Acquired Sales Corp. at an exercise price of $0.10 per share (which shall convert into warrants to purchase 0.5 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corps. common stock), with an alternate cashless exercise provision (“Warrants”). In addition, at any time within the first 90 calendar days following the date of the completion of the Merger with Cogility, if any such Merger occurs, the investors, in their sole discretion, shall have the right, but not the obligation, to make a second loan investment in Bridge Units, provided that such second investment in Bridge Units shall be in the same amount and on the same terms, conditions and documentation described above as such investor’s initial investment in Bridge Units.  Investments in the Private Placement shall be in the form of cash, excepting only that the RJFT shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. the RJFT $200,000 Note instead of by paying cash, and an unrelated individual shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. his $20,000 Note loan to Cortez Systems, a company 49% owned by Cogility, instead of by paying cash. The Bridge Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

The financing strategy contemplates that a significant portion of the cash proceeds of the Private Placement will be loaned by Acquired Sales Corp. to Cogility evidenced by a series of Promissory Notes bearing interest at 5% per annum and due December 31, 2014 (collectively the “Cogility Notes”). The Cogility Notes are jointly secured by a first lien security interest in all of the assets of Cogility. In addition to the $200,000 Note assigned by RJFT and the $20,000 loan assigned to Acquired Sales Corp., Cogility has received $600,000 under this agreement.

Off Balance Sheet Arrangements – We have no off-balance sheet arrangements.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Cogility hired Hansen, Barnett and Maxwell as its auditor in 2010 in connection with the pending merger with Acquired Sales.

AMENDMENT OF CHARTER, BYLAWS
OR OTHER DOCUMENTS

Amendment of Articles to Increase Authorized Stock

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions to amend the Corporation’s articles of incorporation to increase the Corporation’s authorized shares of common stock, par value $0.001 per share, from 50,000,000 shares to 100,000,000 shares.

Reasons for increasing the authorized stock

We are increasing the amount of our authorized and outstanding  Common Stock primarily to   make available additional shares of our capital stock if our Board determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise capital through the sale of securities, to acquire one or more other companies or their  businesses or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

 To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders.  The holders of our Common Stock have no preemptive rights.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders, and did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation or otherwise.

We currently have no plans, commitments or arrangements to issue the additional authorized shares other than shares and options to be issued in connection with the acquisition of Cogility. However, we are considering the sale of common stock or preferred stock, or incurring additional indebtedness, in order to fully or partially repay existing indebtedness of ours or of Cogility, and to provide us and Cogility with working capital. Because of Cogility’s current severe liquidity problems, we hope to raise such additional capital in the near future. In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions.  Finally, the Company may issue additional shares from time to time to its consultants, directors or employees as compensation for services performed for the Company.

The increase in the number of authorized shares and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely.  For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed herein, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We will accomplish the increase in our authorized capital by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State on or about May 3, 2011 or as soon thereafter as possible.

RISK FACTORS

The following risk factors have been written assuming that the merger of Acquired Sales and Cogility has been completed. Our business is subject to numerous risks and uncertainties. These risks and uncertainties may cause our operations to vary materially from those contemplated by our forward-looking statements. These risk factors include:

Risk Factors Relating to Our Company and Our Stock

Our balance sheet is weak and we lack liquidity

Our balance sheet is weak. We have very little cash on hand and our payables are greater than our cash on hand. We can give no assurance that our working capital will be adequate to meet all of our short-term liquidity requirements include payroll. During the past few months, we have restructured over $500,000 of overdue debt and bonuses owed to our employees, in order to try to give us breathing room to raise additional capital. There is no guarantee that we can obtain the funding needed for our operations on acceptable terms, if at all, and neither our directors, officers, or any third party is obligated to provide any financing. A failure to pay our debts and payroll obligations when they become due and payable could materially adversely affect our company and the trading price of our Stock.

We may not be profitable in the future

We have not been profitable during most of our years of operation. We face many risks that could prevent us from achieving profits in future years. We cannot assure you that we will be profitable in the future. In the Merger, we acquired Cogility. Cogility has a very limited history of operations, and has been unprofitable in all but one year of its operations. Our acquisition of Cogility involves significant risk, as there can be no assurance that the business of Cogility will be successful or generate any profit. A failure to achieve profitability could materially adversely affect our company and the trading price of our Stock.

Our Stock lacks a meaningful public market

At present no active market exists for our Stock and there is no assurance that a regular trading market will develop and if developed, that it will be sustained. An owner of our Stock may, therefore, be unable to sell our Stock should he or she desire to do so. Or, if an owner of our Stock decides to sell our Stock, such sales could drive the price of our Stock significantly lower. Furthermore, it is unlikely that a lending institution will accept our Stock as pledged collateral for loans. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

Our Stock may never be listed on a national exchange

Our Stock may never meet the listing requirements of a national exchange. You should not assume that an effort to list our Stock would be successful, or if successful, that such listing requirements will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price, and ability to establish a sufficient number of market makers.

Our Stock may be considered a "penny stock" and may be difficult to trade

The U.S. Securities and Exchange Commission ("SEC") has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our Stock may be less than $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, to obtain a written agreement from the purchaser, and to determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Stock and may adversely affect the ability of investors to sell our Stock, and may materially adversely affect our business and the trading price of our Stock.

Our Stock lacks institutional or analyst support

Our company has limited if any institutional support. In addition, investment banks with research capabilities do not currently follow our Stock. This lack of institutional or analyst support lessens the trading volume and general market interest in our Stock, and may adversely affect an investor's ability to trade a significant amount of our Stock. This lack of institutional or analyst support could materially adversely affect our company and the trading price of our Stock.

The public float of our Stock is small

The public float of our Stock is small, which may limit the ability of some institutions to invest in our Stock. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

The trading price of our Stock may be volatile and could drop quickly and unexpectedly

The stocks of micro-cap and small-cap companies, especially technology companies, have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macro-economic developments in North America and globally, and market perceptions of the attractiveness of particular industries. This volatility could materially adversely affect our company by making it more difficult to raise capital or complete acquisitions. In addition, securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Our company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert our management’s attention and resources away from our business. For these reasons and others, quick and unexpected drops in the trading price of our Stock are likely from time to time. Volatility in our Stock price could materially adversely affect our company and the trading price of our Stock.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate

Our revenue and operating results may vary significantly from quarter to quarter due to a variety of factors, some of which are beyond our control. The factors that may affect our quarterly operating results include, but are not limited to, the following:  (1) fluctuations in customer demand for our products and services; (2) the timing and nature of future sales transactions and the accounting treatment with respect to customer contracts; (3) the timing and nature of future capital raises and acquisitions;  (4) the introduction of new products or services and the market responses to those introductions;  (5) customer budgetary pressures and the timing of availability of funding for purchases, or delays in processing or making payments for products or services that have been delivered; (6) changes in pricing policies or service offerings;  (7) changes in the level of administrative costs, sales, marketing and other operating expenses to support future growth; (8) fluctuations in the cost of marketing and advertising; (9) competitive factors; (10) fluctuations in our Stock price which may impact the amount of stock-based compensation expense we are required to record; (11) possible impairments of the recorded amounts of goodwill, intangible assets, or other long-lived assets; (12) the timing and amount of expenses associated with future litigation or restructuring activities; (13) new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; (14) deterioration in the credit quality of our accounts receivable and an increase in the related provision; (15) disputes or disagreements with our customers; (16) changes in our customers' strategies, budgets or priorities for developing, acquiring, deploying, or evaluating software or other technology; (17) new software or other technologies; (18) changes in laws, rules and regulations; (19) changes in our effective income tax rate; (20) costs related to the development or acquisition of software, other technology, or businesses; (21) increases in the costs of software licenses or other intellectual property-related costs; and (22) general economic conditions.

Consequently, period-to-period comparisons of our results of operations will not necessarily be meaningful, and you should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of acquisition candidates, of research analysts (if any), of investors, or of our own forecasts in some future periods, which may have a material adverse effect on our company and the trading price of our Stock.

We are adversely affected by the difficult economy and by turmoil in the financial markets

Our business and our clients' businesses are materially adversely affected by periods of significant economic slowdown or recession, fears of inflation or deflation, rising interest rates, declining demand for our products or our clients' products, or a public perception that any of these events are occurring or may occur, which could adversely affect our revenues, results of operations, and cash flow. In addition, the capital and credit markets have been experiencing, and continue to experience, volatility and disruption. Current national and global financial and business conditions have been very difficult, and numerous financial institutions and businesses either have gone into bankruptcy or have had to be rescued by governmental authorities. Access to financing has been negatively impacted by both sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. Credit remains tight.  In many cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. These factors could materially adversely affect our company and the trading price of our Stock.

We may not be able to raise needed capital

We need to raise substantial amounts of additional capital, both for our existing operations, for organic growth and for acquisitions. In addition to the $700,000 raised in the first three months of 2011, we hope to raise additional capital for our Cogility Software Corporation subsidiary over the next few months, and potentially more for other acquisitions. However, our aggregate future capital requirements are uncertain. The amount of capital that we will need in the future will depend on many factors that we cannot predict with any certainty, including: the market acceptance of our products and services; the levels of promotion and advertising that will be required to launch our new products and services and achieve and maintain a competitive position in the marketplace; our business, product, capital expenditures and technology plans, and product and technology roadmaps; technological advances; our competitors’ responses to our products and services; our pursuit of mergers and acquisitions; and our relationships with our customers.

We cannot assure you that we will be able to raise the needed capital on commercially acceptable terms, or at all. Delay, disruption, or failure to obtain sufficient financing may result in the delay or failure of our business plans. Our inability to raise sufficient capital on commercially acceptable terms, or at all, could have a material adverse effect on our company and the trading price of our Stock.

Our Stock may be subject to significant dilution

Our capital raising may include the sale of significant numbers of shares of our Stock or other securities convertible into our Stock. We also may issue significant numbers of shares of our Stock, or options, warrants, or other securities convertible into shares of our Stock, as a portion of the consideration for acquisitions. Such transactions may significantly increase the number of outstanding shares of our Stock, and may be highly dilutive to our existing Stockholders. In addition, the securities that we issue may have rights, preferences or privileges senior to those of the holders of our outstanding Stock. This dilution could have a material adverse effect on our company and the trading price of our Stock. In addition, we have options and warrants outstanding to purchase 2,590,000 shares of our Stock, post reverse split. If all of these 2,590,000 options and warrants were to be exercised, the number of outstanding shares of our Stock would increase significantly. Moreover, additional shares may be issued in connection with Cogility acquisition and business operations. This dilution could have a material adverse effect on our company and the trading price of our Stock.

Raising capital by selling our Stock is difficult to accomplish

Selling equity is difficult to accomplish in the current market. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by selling our Stock could be expensive

If we were to raise capital by selling common stock or securities convertible into common stock, it could be expensive. We may be required to pay fees equal to 7% or more of the gross sales proceeds raised, in addition to legal, accounting and other fees and expenses. In addition, when it becomes known within the investment community that an issuer is seeking to raise equity capital, it is common for the common stock of that issuer to be sold off in the market, lowering the trading price of the issuer's common stock in advance of the pricing of the issue. This could make our raising capital by selling equity securities significantly more expensive and materially adversely affect the trading price of our Stock.

Debt financing is difficult to obtain

Debt financing is difficult to obtain in the current credit markets. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by borrowing could be risky

If we were to raise capital by borrowing to fund our operations or acquisitions, it could be risky. Borrowing typically results in less dilution than in connection with equity financings, but it also would increase our risk, in that cash is required to service the debt, ongoing covenants are typically employed which can restrict the way in which we operate our business, and if the debt comes due either upon maturity or an event of default, we may lack the resources at that time to either pay off or refinance the debt, or if we are able to refinance, the refinancing may be on terms that are less favorable than those originally in place, and may require additional equity or quasi equity accommodations. These risks could materially adversely affect our company and the trading price of our Stock.

Our financing decisions may be made without Stockholder approval

Our financing decisions and related decisions regarding levels of debt, capitalization, distributions, acquisitions and other key operating parameters, are determined by our board of directors in its discretion, in many cases without any notice to or vote by our Stockholders. This could materially adversely affect our company and the trading price of our Stock.

We lack investor relations, public relations and advertising resources

We lack the resources to properly support investor relations, public relations, and advertising efforts. This puts us at a disadvantage with potential acquisition candidates, investors, research analysts, customers, and job applicants. These disadvantages could materially adversely affect our company and the trading price of our Stock.

Sales of our Stock could cause the trading price of our Stock to fall

Sellers of our Stock might include our existing stockholders who have held our Stock for years, former stockholders of Cogility who now own our Stock, or our directors, officers or employees who might exercise stock options and simultaneously sell our Stock. Since the trading volume of our Stock is very low and the amount of our Stock in the public float is very small, any sales or attempts to sell our Stock, or the perception that sales or attempts to sell our Stock could occur, could adversely affect the trading price of our Stock.

An increase in interest rates may have an adverse effect on the trading price of our Stock

An increase in market interest rates may tend to make our common stock less attractive relative to other investments, which could adversely affect the trading price of our common stock.

Increases in taxes and regulatory compliance costs may reduce our revenue

Costs resulting from changes in or new income taxes, value added taxes, service taxes, or other taxes, may not be able to be passed along to clients and consequently may adversely affect our margins. This could materially adversely affect our company and the trading price of our Stock.

We are adversely affected by regulatory uncertainties

Regulatory uncertainties regarding potential adverse changes in federal and state laws and governmental regulations materially adversely affect our business, our clients' businesses, and the trading price of our Stock.

A small number of stockholders have significant influence over us

A small number of our stockholders and members of our board of directors and management acting together would be able to exert significant influence over us through their ability to influence the election of directors and all other matters that require action by our Stockholders. The voting power of these individuals could have the effect of preventing or delaying a change in control of our company which they oppose even if our other stockholders believe it is in their best interests. Gerard M. Jacobs and Matthew Ghourdjian collectively beneficially own a substantial majority of our shares of common stock. They have agreed to vote all of the shares of our Stock that are legally or beneficially owned by them or their affiliates in favor of the election of slates of directors which have been mutually selected by them, and as to certain other matters. In addition, our shareholders have authorized Gerard M. Jacobs to seek similar shareholders agreements and/or proxies from other parties, including potential future capital sources and the owners of potential future acquisition candidates. Accordingly, Gerard M. Jacobs and Matthew Ghourdjian, if the corporate actions set out herein are consummated, will have substantial influence over our policies and management.  We may take actions supported by Gerard M. Jacobs and Matthew Ghourdjian that may not be viewed by some stockholders to be in our best interest, or Gerard M. Jacobs and Matthew Ghourdjian could prevent or delay a change in our control which they oppose even if our other stockholders believe it is in their best interests. This could materially adversely affect our company and the trading price of our Stock.

State law and our articles of incorporation and bylaws help preserve insiders' control over us

Provisions of Nevada state law, our articles of incorporation and by-laws may discourage, delay or prevent a change in our management team that stockholders may consider favorable.  These provisions may include: (1) authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; (2) permitting stockholder action by written consent; and (3) establishing advance notice requirements for nominations for election to the board of directors, or for proposing matters that can be acted on by stockholders at stockholder meetings. These provisions, if included in our articles of incorporation or by-laws, could allow our board of directors to affect an investor’s rights as a stockholder since our board of directors could make it more difficult for preferred stockholders or common stockholders to replace members of the board of directors.  Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn affect any attempt to replace the current or future management team. These factors could adversely affect our company or the trading price of our Stock.

Our directors and Chief Executive Officer allocate their time to other businesses

Our Chief Executive Officer’s primary business activity during the past year (generally 20-40 hours per week) has been the investigation and negotiation of potential acquisitions including Cogility. However, our Chief Executive Officer and our directors are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses.  Our Chief Executive Officer and each of our directors is engaged in one or more other business endeavors and is not obligated to contribute any specific number of hours per day or per week to our affairs. This situation limits our Chief Executive Officer’s and our directors’ ability to devote time to our affairs and could have a negative impact on our ability to raise money or consummate a business combination. This could have a negative impact on our company and on our stock price.

Retaining and attracting directors and officers may be expensive

We cannot make any assurances regarding the future roles of our current directors and officers. Some of our current directors and officers are and will in the future be involved in other businesses, and are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses. We have no employment agreements with any of our existing directors or officers. Some or all of our current directors and officers may resign upon our raising money, upon our consummation of a business combination, or otherwise. Attracting and retaining our directors and officers may be expensive, and may require that we enter into long term employment agreements, issue stock options, and otherwise incentivize our directors and officers. The costs of these incentives could materially adversely affect our company and the trading price of our Stock.

We indemnify our directors and officers, and certain other parties

Our bylaws specifically limit the liability of our officers and directors to the fullest extent permitted by law. As a result, aggrieved parties may have a more limited right to action than they would have had if such provisions were not present. The Bylaws also provide for indemnification of our officers and directors for any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest. In the ordinary course of business, we also may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by us, or from intellectual property infringement claims made by third-parties. We may also agree to indemnify former officers, directors and employees of acquired companies in connection with the acquisition of such companies. Such indemnification agreements may not be subject to maximum loss clauses. It is not possible to determine the maximum potential amount of exposure in regard to these obligations to indemnify, due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation. Use of our capital or assets for such indemnification would reduce amounts available for the operations or for distribution to our investors, which could materially adversely affect our company and the trading price of our Stock.

We do not expect to pay dividends

For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance our growth and that dividends may not be paid to the holders of our Stock, which may have a material adverse effect on our company and the trading price of our Stock.

Our cost of being a publicly traded company will increase significantly once we own a business

While we were a shell corporation, our costs of being a publicly traded company were limited. Now that we are in the process of taking ownership of Cogility, our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company, will increase significantly. These additional costs are expected to be material and to include the hiring of a qualified full-time Chief Financial Officer, as well as additional employees and/or the retention of additional consultants and professionals, in order to have appropriate internal financial controls and accurate financial reporting, and otherwise to comply with the requirements of the Sarbanes-Oxley Act.  While we cannot state with certainty what all of these costs will be, we believe that our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company, will increase by at least $250,000 per year.

RISK FACTORS RELATING TO COGILITY'S BUSINESS

We are heavily dependent upon federal defense spending

We derive a majority of our revenue from the federal government, including agencies within the U.S. defense and intelligence communities. Any decline in our business with the federal government would materially adversely affect our business and the trading price of our Stock.

Federal defense spending may decrease

There is tremendous pressure on the federal government today to reduce spending because of the large federal budget deficits. These pressures are particularly acute on the U.S. Defense Department, which has begun to make statements and to take actions in this regard. Reduced federal government spending on defense contracting, including new software initiatives such as those proposed by our Cogility Software Corporation subsidiary, could materially adversely affect our business and the trading price of our Stock.

Federal contracts frequently have long lead times and are subject to delays

Due to the importance, sensitivity and complexity of the federal projects that we typically pursue, such project frequently have long lead times and are subject to delays beyond our control. Often, projects require that we produce a demo to show the functionalities of our product. Delays may be caused by factors within our control, such as possible software coding issues, as well as those outside our control, such as clients’ budgetary constraints, internal acceptance reviews, functionality enhancements, lack of trained client personnel to implement our applications, and the complexity of particular clients' needs. Also, failure to deliver product features consistent with delivery commitments could result in a delay in revenue recognition or cancellation of a project contract. In some cases, potential future federal projects are under the jurisdiction of, or are reviewed by, multiple federal agencies or communities, which sometimes causes further delays. These long lead times and delays can subject us to situations where important and highly paid personnel are not as productive or efficient as they could be, which can significantly reduce both our revenues and margins. As a result, we can give you no assurance that our current or potential future federal projects will be profitable, or at any particular margins. This situation could materially adversely affect our company and the trading price of our Stock.

Many of our competitors are larger and better capitalized

The market for software and related products and services is highly competitive. We expect this competition to continue to increase. Increased competition may result in price reductions, reduced margins and loss of our market share. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition would be negatively affected.

Many of our competitors are much larger and better capitalized than we are. These companies have longer operating histories, greater name recognition, larger customer bases, and have greater financial, technical, sales, and marketing resources than we have. Larger companies also have the ability to enter into select market segments and subsidize the cost of operations in order to gain market share through a variety of strategies which include price wars, advertising campaigns, the ability to cross-market brands and services, and the ability to develop better software and functionalities.  Their access to greater amounts of capital may enable them to attract top talent, and to promote national brands. These larger competitors frequently can offer a wider scope of products and services to their customers than we can.  In addition, these competitors often have many years of experience and established relationships with the major U.S. defense and intelligence agencies. These competitors include such companies as Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company. As a result, we may not be able to compete successfully. Such a failure could materially adversely affect our business and the trading price of our Stock.

We rely upon relationships with larger and better established defense contractors

In order to grow our business in the federal defense and intelligence sectors, we must cultivate, retain and strengthen successful business relationships and marketing alliances with larger and better established defense contractors. We depend, and expect to continue to depend, on our business relationships and marketing alliances, which are companies with which we have written or oral agreements to work together to jointly pursue projects within the federal defense and intelligence communities. If companies with which we have business relationships and marketing alliances do not work together with us to jointly pursue projects within the federal defense and intelligence communities, it could materially adversely affect our company and the trading price of our Stock.

There is resistance to new software technology

There is significant resistance to new software technology. Typically there has been a substantial investment in legacy software, equipment, and training, which people are reluctant to abandon. New software technology is also resisted due to its perceived cost and due to a lack of certainty as to its benefits. Often we do not have enough champions of the capabilities and benefits of our software technology to overcome this resistance to new software technology. This resistance to new software technology can materially adversely affect our business and the trading price of our Stock.

Our software technology is difficult to understand and explain

Our software technology is complex and is often difficult to understand if you are not a highly qualified software engineer. In addition, much of our work involves dealing with classified defense and intelligence data that limits our ability to clearly explain what we do to potential investors. The difficulty involved in understanding and explaining our software technology materially adversely affects our business and the trading price of our Stock.

Our software technology may suffer from design or performance defects

If our software technology suffers from design or performance defects, we could become subject to significant liability claims. Technologies as complex as our software technology may contain design and/or performance defects which are not detectable even after extensive internal testing. Such defects may become apparent only after widespread commercial use. Our contracts with our customers currently do not contain provisions to completely limit our exposure to liabilities resulting from liability claims. A product liability claim brought against us could cause significant damage to our reputation, and could cost us financially in terms of legal fees, damages or fines, and costs to cure the defects. This could materially adversely affect our company and the trading price of our Stock.

Our brand awareness is extremely limited and we have no advertising

Our software subsidiary has very limited brand awareness, and developing adequate brand awareness may not be possible or may be too costly to achieve.  Many of our competitors have much more widespread brand awareness and much more financial ability to promote their brands.  In addition, our brand and reputation are closely associated with the business and personal reputations of our key personnel. Any damage to the business or personal reputation of our key personnel could have a material adverse effect on our business and the trading price of our Stock.

We may not be able to protect our intellectual property from unauthorized use

Our success depends in part on our proprietary software technology. The protection of our intellectual property using patents may be critical to our success. We will likely rely on a combination of patents, licensing arrangements, trade secret laws, contractual restrictions, and confidentiality procedures to establish and attempt to protect our proprietary software technology and rights that we may acquire. Despite our efforts to protect those proprietary software technology and rights, we may not be able to prevent misappropriation of those proprietary software technology and rights, nor be able to deter independent development of software technologies that compete with us. Third-party software providers could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so. In addition, competitors may design around our technologies or develop competing technologies, and unauthorized parties may attempt to disclose, obtain or use our products and services or technologies. Intellectual property protection may also be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We may be required to spend significant resources to monitor and police our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Further, it is likely that we will have to protect patents in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer. These factors could materially adversely impact our company and the trading price of our Stock.

We may face intellectual property actions that are costly or could hinder or prevent our ability to deliver our products and services

We may be subject to legal actions alleging intellectual property infringement (including patent, trademark, copyright or other proprietary rights infringement), unfair competition or similar claims against us. Companies may apply for or be awarded patents or have other intellectual property rights covering aspects of our technologies or businesses. Any litigation alleging intellectual property infringement by us, with or without merit, could result in substantial costs and diversions of resources,  could require us to change our business practices, could potentially hinder or prevent our ability to deliver our products and services, and could divert management’s attention. This could materially adversely affect our company or the trading price of our Stock.

We use database and application server software provided by others

Cogility requires a database and application server to operate. Cogility currently sells its products bundled with database and application server software from Oracle under an Embedded Software License (ESL) agreement. Cogility's software operates equally well with similar offerings from IBM and other vendors. However, a change from Oracle may affect potential customers' acceptance of Cogility's products.

Our operations are not all in one location

We have offices in San Jose and Anaheim, California, and in Alexandria, Virginia. Matthew Ghourdjian, the Chief Executive Officer of Cogility, is a resident of Colorado, and two of our key software engineers live in Colorado and Ohio, respectively. Gerard M. Jacobs, our Chief Executive Officer, is a resident of Illinois. As a result of this situation, we may not be able to function as cohesively and efficiently as we could if all of our key personnel were located in one location. This could materially adversely affect our company and the trading price of our Stock.

Some of our directors lack security clearances

Some of our directors lack the security clearances needed in order for them to have access to classified information regarding Cogility's business. Unless and until such security clearances are obtained, such directors will be limited in regard to their ability to fully understand and evaluate Cogility's business and the opportunities and risks associated therewith.

We could be negatively impacted if the Internet were destroyed or seriously damaged

Our business and our clients' business partly depend upon continued use of the Internet. Internet usage may be inhibited for a number of reasons, such as: inadequate network infrastructure; security concerns; inconsistent quality of service; unavailability of cost-effective, high-speed service; sabotage; or terrorism. If for any reason the Internet were destroyed or seriously damaged, that could materially adversely affect our company and the trading price of our Stock.

We could be subject to claims in regard to our or our clients' failure to comply with privacy, consumer protection, and other laws and regulations

We may be subject to governmental investigations, claims or fines, or private lawsuits, from persons who may claim that our software technology was used by us or by our claims in a manner that failed to comply with applicable privacy, consumer protection, patent, copyright, trademark, or tax  laws or regulations. Such claims or suits could materially adversely affect our company or the trading price of our Stock.

We may not be able to adapt to changes in technology and regulation

The software industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. In addition, we operate under a myriad of applicable federal, state and local laws, rules and regulations governing governmental procurement, bidding, contracting procedures, and many other salient matters, any of which could change at any time. Our failure to adapt successfully to changes in technology, the competitive landscape, or governmental laws and regulations, could materially adversely affect our company and the trading price of our Stock.

We depend on key personnel, the loss of whom could harm our business

Our future success is substantially dependent on the continued service of our key personnel, including particularly key software engineers and sales executives. We do not have key-person insurance on any of our personnel. We do not have employment contracts with any of our key personnel, nor do we maintain any "key man" life insurance policies on these key personnel. We may not be able to retain and motivate our key personnel, many of whom could easily obtain other jobs if they were dissatisfied with our company. The loss of the services of any of our key personnel could materially adversely affect our company and the trading price of our Stock.

We may not be able to attract highly skilled new personnel

Our future success also depends on our continuing ability to attract, retain and motivate highly skilled employees. Highly qualified software engineers with the intelligence, creativity and experience we need are not easy to find, hire and assimilate into our company. We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and may experience similar difficulties in the future. The failure to attract highly skilled new personnel could adversely affect our ability to conduct our business, and our Stock price could be materially adversely affected.

RISK FACTORS RELATING TO FUTURE ACQUISITIONS

We may not be able to identify, negotiate, finance or close future acquisitions

A significant component of our growth strategy focuses on acquiring additional companies or assets.  We may not, however, be able to identify or acquire companies or assets on acceptable terms if at all.  Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness.  There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future.  Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common stock.

We may acquire businesses without any apparent synergies with Cogility

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with Cogility. For example, we believe that the acquisition of manufactured housing communities across the U.S. may be an important way for us to enhance our Stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business, and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our Stock.

We may not be able to properly manage multiple businesses

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our Stock.

We may not be able to successfully integrate new acquisitions

Even if we are able to acquire additional companies or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention.  In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our Stock.

Our acquisitions of businesses may be extremely risky and we could lose all of our investments

We may invest in software companies, other technology businesses, manufactured housing communities, other real estate businesses, or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on:  (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predicable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and  (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our Stock.

Future acquisitions may fail to perform as expected

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our Stock.

We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our Stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control. If the operations, financial condition or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our Stock price would be negatively impacted.

We may make actions that will not require our stockholders' approval

The terms and conditions of any acquisition could require us to take actions that would not require your approval.  In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock.  Not all of these actions would require your approval even if these actions dilute your economic or voting interest as a shareholder.

Our investigation of potential acquisitions will be limited

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our Stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our Stock price.

We will be dependent on outside advisors to assist us

 In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our Stock.

Integrating acquired businesses may divert our management's attention away from our day-to-day operations and harm our business

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our Stock.

We may fail to manage our growth effectively

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively.  A failure to properly and cost-effectively manage our expansion could materially adversely affect our company and the trading price of our Stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

We believe we will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. However, in the event that we engage in business combinations which result in us holding passive investment interests in a number of entities, we may become subject to regulation under the Investment Company Act. In such event, we may be required to register as an investment company and may incur significant registration and compliance costs. We have obtained no formal determination from the government as to our status under the Investment Company Act, and consequently, any violation of such Act might subject us to material adverse consequences.

RISK FACTORS RELATING TO ACCOUNTING AND INTERNAL FINANCIAL CONTROLS

We do not currently employ a qualified full time Chief Financial Officer

We do not currently employ a qualified full time Chief Financial Officer.  There is no assurance that we will be able to promptly find and hire such a qualified full time Chief Financial Officer, nor at a compensation level acceptable to us. This could materially adversely affect our company and the trading price of our Stock.

We may be required to record a significant charge to earnings if our goodwill or amortizable intangible assets become impaired

We are required under accounting principles generally accepted in the United States to review our amortizable intangible assets for impairment whenever events and circumstances indicate that the carrying value of such assets may not be recoverable. We are also required to review goodwill for impairment on an annual basis, or between annual tests whenever events and circumstances indicate that the carrying value of goodwill may not be recoverable. Events and circumstances considered in determining whether the carrying value of amortizable intangible assets and goodwill may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the trading price of our Stock for a sustained period of time; and changes in our business strategy. We may be required to record a significant charge to earnings in a period in which any impairment of our goodwill or amortizable intangible assets is determined. Such a charge could materially adversely affect our company and the trading price of our Stock.

We may incur liabilities to tax authorities in excess of amounts that have been accrued

The preparation of our consolidated financial statements requires estimates of the amount of income tax that will become payable in each of the jurisdictions in which we operate. We may be challenged by the taxing authorities in these jurisdictions and, in the event that we are not able to successfully defend our position, we may incur significant additional income tax liabilities which may have an adverse impact on our results of operations and financial condition. Such tax liabilities could materially adversely affect our company and the trading price of our Stock.

New accounting standards could adversely impact us

From time to time, the Financial Accounting Standards Board, the SEC and other regulatory bodies may issue new and revised standards, interpretations and other guidance that change Generally Accepted Accounting Principles in the United States (GAAP). The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes to GAAP could adversely impact our results of operations, financial condition and other financial measures. Such changes could materially adversely affect our company and the trading price of our Stock.

If we fail to maintain an effective system of internal financial controls, we may not be able to accurately report our financial results or prevent fraud

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal controls over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. In the event that we acquired Cogility, we will be subject together to these internal control procedures and must include an assessment of Cogility’s internal controls no later than one year from the acquisition date. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal controls over financial reporting are effective. A failure to fully comply with the requirements of the Sarbanes-Oxley Act could materially adversely affect our business and the trading price of our Stock.

Decreased effectiveness of stock options could adversely affect our ability to attract and retain employees

We expect to use stock options as a key component of our employee compensation program in order to align employees’ interests with the interests of our Stockholders, encourage employee retention, and provide competitive compensation packages. Volatility or lack of positive performance in our Stock price may adversely affect our ability to retain key employees or to attract additional highly-qualified personnel. At any given time, a portion of our outstanding employee stock options may have exercise prices in excess of our then-current stock price, or may have expired worthless. To the extent these circumstances occur, our ability to retain employees may be adversely affected. As a result, we may have to incur increased compensation costs, change our equity compensation strategy, or find it difficult to attract, retain and motivate employees. Any of these situations could materially adversely affect our company and the trading price of our Stock.

OTHER PROPOSED ACTIONS

Change of Fiscal Year

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions to ratify the change of the Corporation’s fiscal year from September 30th  to a December 31st  year end.

Reasons for change of fiscal year

The decision to change the fiscal year end to coincide with the calendar year end was driven by a desire to coincide with the calendar, to contain costs and align the Corporation’s reporting cycle with its peers in the marketplace. The Corporation has filed an annual report for the fiscal year ended September 30, 2010 and its next annual report on Form 10-K will be for the year ending on December 31, 2010.

ITEM 2.

STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.

INTEREST OF CERTAIN PERSONS IN OR
IN OPPOSITION TO MATTERS TO BE ACTED UPON

Other than elections to office, ownership of stock or options in Cogility Software Corporation, and participation in the option plan, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  None of our directors has informed us in writing that he intends to oppose any action to be taken by us.  No proposals have been received from any of our stockholders.

The substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been our director or officer at any time since the beginning of the last fiscal year, each nominee for election as our director and each associate of the foregoing persons in the corporate actions set out in this Information Statement  is as follows: (Note that as of the date hereof, not reflecting the proposed 1 for 20 Reverse Split intended to be implemented in 2011, the Company has 5,832,482 shares of Common Stock issued and outstanding.  The below share amounts are not adjusted to reflect the Reverse Split nor the completion of the Cogility merger.)

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Voting Securities

Leonard D. Hall (1)	600,000	10.3%
Gerard M. Jacobs (2)	25,366,497	434.9%
Joshua A. Bloom, M.D. (3)	100,000	1.7%
Roberti Jacobs Family Trust (4)	4,666,497	80.0%
Roger S. Greene (5)	350,000	6.0%
Michael D. McCaffrey (6)	100,000	1.7%
Richard E. Morrissy (7)	100,000	1.7%
Vincent J. Mesolella (8)	350,000	6.0%
Joseph S. Keller (9)	3,000,000	51.4%
John and Susan Heider (10)	1,500,000	25.7%
Total Officers and Directors as group (6 persons)(11)	25,866,497	443.5%

(1) The address for Mr. Hall is 1029 E. 380 North, American Fork, Utah 84003.
(2) The address for Mr. Jacobs is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Jacobs, our chairman, chief executive officer, president, secretary, and treasurer has voting control over 25,366,497 shares, consisting of: (a) 1,166,497 Company shares owned by the Roberti Jacobs Family Trust, over which Mr. Jacobs has voting control via a 2007 shareholders agreement; (b) 2,900,000 Company shares owned by unrelated shareholders of the Company, over which Mr. Jacobs has voting control via a 2007 shareholders agreement; (c) 12,100,000 options (if exercised) at $0.10 per share, the vesting of which is contingent upon the closing of the merger with Cogility; and (d) 9,200,000 warrants (if exercised) at $0.10 per share, 3,500,000  of which are owned by the Roberti Jacobs Family Trust, over which Mr. Jacobs has voting control via  Warrant and Note Purchase Agreements executed by the investors in Acquired Sales via the private placement dated January 2011. The investors in Acquired Sales’ 2011 private placement have the right, for 90 days after the closing of the Cogility merger, to invest an aggregate additional $920,000 into the Company in accordance with the terms of the private placement, and if they do so, Mr. Jacobs will have voting control over an additional 9,200,000 warrants (if exercised) exercisable at $0.10 per share.  Mr. Jacobs also owns Cogility options which will be exchanged for 571,698 Acquired Sales $0.10 options in the event the acquisition of Cogility closes.
(3) The address for Mr. Bloom is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Bloom does not own any shares of stock. However, he holds options to purchase 100,000 shares of our common stock.
(4) The address for the Roberti Jacobs Family Trust is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs’ mother in law Joan B. Roberti is the trustee, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable. The Trust’s 4,666,497 shares consist of (a) 1,166,497 shares owned, and (b) 3,500,000 warrants owned at $0.10 per share. The Trust has the right, for 90 days after the closing of the Cogility merger, to invest an additional $350,000 into the Company in accordance with the private placement in which it participated, and if it does so, it will acquire an additional 3,500,000 warrants at $0.10 per share.
(5) The address for Mr. Greene is 6 Joliet Drive, Coto de Caza, California 92679. Mr. Greene does not own any shares of stock. However, he holds options and warrants to purchase a total of 350,000 shares of our common stock, consisting of (a) 100,000 options at $0.10 per share, the vesting of which is contingent upon the closing of the merger with Cogility, and (b) 250,000 warrants at $0.10 per share. Mr. Greene has the right, for 90 days after the closing of the Cogility merger, to invest an additional $25,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional 250,000 warrants at $0.10 per share. Mr. Greene also owns Cogility options which will be exchanged for 25,000 Acquired Sales $0.10 options in the event the acquisition of Cogility closes.

(6) The address for Mr. McCaffrey is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. McCaffrey does not own any shares of stock. However, he holds options to purchase 100,000 shares of our common stock.
(7) The address for Mr. Morrissy is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Morrissy does not own any shares of stock. However, he holds options to purchase 100,000 shares of our common stock.
(8) The address for Mr. Mesolella is 27 Paddock Drive, Lincoln, Road Island 02865. Mr. Mesolella does not own any shares of stock. However, he holds options and warrants to purchase a total of 350,000 shares of our common stock, consisting of (a) 100,000 options at $0.10 per share, the vesting of which is contingent upon the closing of the merger with Cogility, and (b) 250,000 warrants at $0.10 per share. Mr. Mesolella has the right, for 90 days after the closing of the Cogility merger, to invest an additional $25,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional 250,000 warrants at $0.10 per share. Mr. Mesolella also owns Cogility options which will be exchanged for 25,000 Acquired Sales $0.10 options in the event the acquisition of Cogility closes.
(9) The address for Mr. Keller is 25991 W. Herman Ave., Antioch, IL 60002. Mr. Keller does not own any shares of stock. However, he holds warrants to purchase a total of 3,000,000 common stock shares, consisting of (a) 2,500,000 warrants at $0.10 per share, and (b) one of his affiliates, Glendenning Capital, Inc., has 500,000 warrants at $0.10 per share.  Mr. Keller has the right, for 90 days after the closing of the Cogility merger, to invest an additional $250,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional 2,500,000 warrants at $0.10 per share. Also, Glendenning Capital, Inc. has the right, for 90 days after the closing of the Cogility merger, to invest an additional $50,000 into the Company in accordance with the private placement in which it participated and if it does so, it will acquire an additional 500,000 warrants at $0.10 per share.
(10) The address for the Heiders is 1100 Queen Anne Road, Woodstock, Illinois 60098. The Heiders do not own any shares of stock. However, they hold warrants to purchase a total of 1,500,000 common stock shares at $0.10 per share. The Heiders have the right, for 90 days after the closing of the Cogility merger, to invest an additional $150,000 into the Company in accordance with the private placement in which they participated, and if they do so, they will acquire an additional 1,500,000 warrants at $0.10 per share.
(11) Gerard M. Jacobs has rights to vote the shares and warrants (if exercised) of the Roberti Jacobs Family Trust,  the shares of L. Dee Hall and the warrants (if exercised) of Roger S. Greene, Vincent Mesolella, Joseph F. Keller and John and Susan Heider. These shares have been presented as beneficially owned by both Mr. Jacobs and the respective stockholders, but not counted more than once in the total column.

ITEM 4.

PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We undertake to deliver promptly upon written or oral request a separate copy this information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that the security holder wishes to receive a separate copy of this information statement. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Security holders may also address future requests regarding delivery of Information Statements by contacting us at the following address: Acquired Sales Corp., 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Our telephone number is (847) 404-1964.
FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

           The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

Dated:  May 6, 2011
By Consent of the Board of Directors

/s/ Gerard M. Jacobs
Gerard M. Jacobs
President, Chief Executive Officer

EXHIBITS

 Exhibit A –  Written Consent of the Majority Shareholders

 Exhibit B –  Certificate of Incorporation of Cogility Software Corporation

 Exhibit C –  Certificate of Amendment Articles of Incorporation  Acquired Sales Corp.

 Exhibit D –  Letter of Intent dated November 4, 2010

 Exhibit E–   Cogility Contracts (i) The Johns Hopkins University Applied Physics Laboratory Dated October 20, 2009; and (ii) The Analysis Corporation Dated January 4, 2010

Exhibit A –  Written Consent of the Majority Shareholder

WRITTEN CONSENT
OF THE STOCKHOLDERS OF
ACQUIRED SALES CORP.
A Nevada Corporation

In accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”) and the Bylaws of Acquired Sales Corp., a Nevada corporation (the “Corporation” or "Acquired Sales"), the undersigned, being holders of at least two-thirds of the outstanding shares of the Corporation’s common stock, hereby adopt the following recitals and resolutions effective as of the last date appearing on a signature page hereto.

RESOLUTION NO. 1
INCREASE IN AUTHORIZED STOCK

WHEREAS, the stockholders have been presented with the recommendation to authorize the Corporation’s Board of Directors to amend the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock, par value $0.001 per share, from 50,000,000 shares to 100,000,000 shares (the “Authorized Increase”); and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to effect the Authorized Increase;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the authorization of the Corporation’s Board of Directors to effect the Authorized Increase.

RESOLUTION NO. 2
AUTHORIZATION OF REVERSE STOCK SPLIT

WHEREAS, the stockholders have been presented with the recommendation to authorize the Corporation’s Board of Directors to effect a reverse stock split of the Corporation’s authorized shares of common stock, par value $0.001 per share, at any time until December 31, 2011 at a specific ratio of 1-for-20 (the “Reverse Split Amendment”); and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to effect the Reverse Split Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the authorization of the Corporation’s Board of Directors to effect the Reverse Split Amendment.

RESOLUTION NO. 3
AUTHORIZATION OF CHANGE OF FISCAL YEAR END

WHEREAS, the Board of Directors has already approved of the change of the Corporation’s fiscal year from September 30 to December 31 year end; and

WHEREAS, the Board of Directors is not required to, but wishes to submit to the stockholders for approval, the change of the Corporation’s fiscal year from September 30 to December 31 year end; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to change the Corporation’s fiscal year from September 30 to December 31 year end;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the change of the Corporation’s fiscal year from September 30 to December 31 year end.

RESOLUTION NO. 4
ACQUISITION OF COGILITY SOFTWARE CORPORATION

WHEREAS, the stockholders have been presented with the recommendation to approve the Corporation’s acquisition of Cogility Software Corporation, a Delaware corporation ("Cogility"), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" (the "Merger"), pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; and

WHEREAS, Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com); and

WHEREAS, the approximate terms of the Merger, as negotiated and approved by the independent members of the Corporation's Board of Directors, would be as follows:

(i) the 11,530,493 outstanding shares of common stock of Cogility ("Cogility Stock") would be exchanged for an aggregate of 2,175,564 post 1 for 20 reverse split shares of the Corporation's common stock, par value $0.001 per share ("Acquired Sales Stock"), which would result in Cogility's current stockholders owning approximately 88.2% of the Acquired Sales Stock outstanding following the closing of the Merger (excluding any shares of Acquired Sales Stock that might be issued prior to the closing of the Merger in any capital raise or pursuant to the exercise of outstanding options); and

(ii) the outstanding options to purchase 2,650,000 shares of Cogility Stock with exercise prices between $0.20 - $1.40 per share of Cogility Stock would be exchanged for options to purchase an aggregate of 500,000 shares of Acquired Sales Stock with exercise prices that are 5.3 times higher than their respective exercise prices prior to the Merger but in no event exceeding $5.00 per share of Acquired Sales Stock; and

(iii) the outstanding options to purchase 2,500,000 shares of Cogility Stock with an exercise price of $0.377358 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer would be exchanged for options to purchase an aggregate of 471,698 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock; and

(iv) the outstanding options to purchase 795,000 shares of Cogility Stock with an exercise price of $0.000001 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer and by two of the Corporation's directors would be exchanged for options to purchase an aggregate of 150,000 shares of Acquired Sales Stock with an exercise price of $0.0000053 per share of Acquired Sales Stock; and

(v) the outstanding Cogility management bonus plan would be eliminated, replaced by the issuance of options to purchase an aggregate of 1,500,000 shares of Acquired Sales Stock with an exercise price of $5.00 per share of Acquired Sales Stock, with half of such options to be allocated as of the closing date of the Merger, and the other half of such options to be allocated prior to the first anniversary of the Merger, with the vesting of such options being contingent upon the grantees thereof serving continuously as an employee, director or consultant of or to Cogility from the closing date of the Merger until the third anniversary of the Merger, upon Cogility having earnings before interest, taxes, depreciation and amortization ("EBITDA") of $1 million or more in each of four consecutive full calendar quarters during the first twelve full calendar quarters following the closing of the Merger, and upon such grantees signing a comprehensive waiver and settlement of all claims of any nature against the Corporation, Cogility, and their respective directors, officers, stockholders, agents and representatives; and

(vi) options to purchase an aggregate of 630,000 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock would be issued to the Corporation's Chairman and Chief Executive Officer and to five of the Corporation's directors; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to acquire Cogility Software Corporation as described herein;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby authorize the Corporation to acquire Cogility as described herein; and

NOW, THEREFORE, BE IT RESOLVED FURTHER, that the Chief Executive Officer and Chief Financial Officer of the Corporation each are hereby authorized, on behalf of the Corporation, to execute any and all such documents, and to do any and all other things, in connection with the closing of the Merger as either of them may approve, such approval to be conclusively evidenced by his execution or performance thereof; and

NOW, THEREFORE, BE IT RESOLVED FURTHER, that at any time prior to the closing of the Merger, the Board of Directors of the Corporation may abandon such Merger without any further action by the stockholders of the Corporation.

RESOLUTION NO. 5
APPROVAL OF STOCK OPTION PLAN

WHEREAS, the stockholders have been presented with the recommendation to approve the Corporation’s acquisition of Cogility Software Corporation, a Delaware corporation ("Cogility"), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" (the "Merger"), pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; and

WHEREAS, Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com); and

WHEREAS, the approximate terms of the Merger, as negotiated and approved by the independent members of the Corporation's Board of Directors, would include the issuance of options to purchase post 1 for 20 reverse split shares of the Corporation's common stock, par value $0.001 per share ("Acquired Sales Stock"), as described in Resolution No. 4 above; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to acquire Cogility Software Corporation and in connection therewith to issue the options to purchase Acquired Sales Stock, all as described in Resolution No. 4 above;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby authorize the Corporation to adopt a stock option plan or plans contemplating, among other things, the issuance of the options to purchase Acquired Sales Stock, as described in Resolution No. 4 above;

NOW, THEREFORE, BE IT RESOLVED FURTHER, that the Chief Executive Officer and Chief Financial Officer of the Corporation each are hereby authorized, on behalf of the Corporation, to execute any and all such documents, and to do any and all other things, in connection with the adoption of such stock option plan or stock option plans as either of them may approve, such approval to be conclusively evidenced by his execution or performance thereof.

RESOLUTION NO. 6
ELECTION OF DIRECTORS

WHEREAS, the stockholders have been presented with the recommendation to elect the following seven persons to serve on the Corporation’s Board of Directors:

Gerard M. Jacobs	55	Chairman
Joshua A. Bloom, M.D.	54	Director
Roger S. Greene	55	Director
James S. Jacobs, MD	56	Director
Michael D. McCaffrey	64	Director
Richard E. Morrissy	56	Director
Vincent J. Mesolella	61	Director

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to elect the foregoing seven persons to serve on the Corporation’s Board of Directors; and

WHEREAS, a majority of the Corporation's Board of Directors is entitled to appoint new members to fill any vacancies on the Corporation's Board of Directors; and

WHEREAS, at the closing of the acquisition by the Corporation of Cogility Software Corporation ("Cogility"), the Corporation's Board of Directors intends to amend the Corporation's By-Laws to increase the size of the Corporation's Board of Directors from seven to ten, and to appoint Matthew Ghourdjian, the Chief Executive Officer of Cogility, and two additional persons designated by Matthew Ghourdjian and acceptable to the Corporation's Chairman and Chief Executive Officer, as new members of the Corporation's Board of Directors to fill the three vacancies on the Corporation's Board of Directors;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby elect Gerard M. Jacobs (Chairman), Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, MD, Michael D. McCaffrey, Richard E. Morrissy, and Vincent J. Mesolella to serve on the Corporation’s Board of Directors.

RESOLUTION NO. 7
OMNIBUS

BE IT RESOLVED, that all actions of the Board of Directors and the officers of the Corporation previously taken in furtherance of or in connection with the matters described in the foregoing resolutions are hereby fully ratified and confirmed; and

BE IT RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized and directed to prepare (or cause to be prepared) and to execute any additional documents and to take such additional action as they deem necessary or desirable, to carry out the purposes and to accomplish the intent of the foregoing resolutions.

BE IT RESOLVED FURTHER, that neither the presentation, the signing, nor the acceptance by the Corporation and/or any stockholder of any of the foregoing resolutions Nos. 1-7 shall cause the waiver or cancellation of any proxy granted to another party to vote shares of the Corporation. Any such proxies valid as of the date of these resolutions shall remain valid.

This Written Consent shall be filed in the Minute Book of the Corporation and shall become a part of the records of the Corporation. This Written Consent may be executed in counterparts, all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned holders of capital stock of the Corporation have duly executed this Written Consent as of the last date written below.

NAME OF STOCKHOLDER:

SIGNATURE:

NUMBER OF SHARES OWNED:

DATE:

Exhibit B –  Certificate of Incorporation of Cogility Software Corporation

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF CEIRA SOFTWARE, INC.

Ceira Software Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That in lieu of a meeting and vote of the sole member of the Board of Directors of the Corporation, the Board of Directors by written consent, in accordance with the provisions of  Section 141(f) of the General Corporation Law of the State of Delaware, has duly adopted a resolution for the purpose of amending the first paragraph of Article 1 of the Certificate of
Incorporation of the Corporation to read in its entirety as follows:

"1. The name of the corporation is Cogility Software Corporation"

SECOND: That in lieu of a meeting and vote of the sole stockholder of the Corporation, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Ceira Software, Inc. has caused this Certificate of
Amendment to be signed by Matthew Ghourdjian, its Chief Executive Officer, this 12nd day of
February 12, 2003.
/s/ Matthew Ghourdjian
___________________________________
Matthew Ghourdjian
Chief Executive Officer

CERTIFICATE OF INCORPORATION
OF
CEIRA SOFTWARE, INC.

1.           The name of the corporation is Ceira Software, Inc.

2.           The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.           The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.           The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of Common Stock the corporation shall have authority to issue is Thirty Million (30,000,000), par value $0.001 per share.

5.           The name and mailing address of the incorporator are as follows:

Paul A. Okada
650 Page Mill Road
Palo Alto, CA 94304

6.           In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

7.           The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

8.           Limitation of Director's Liability and Indemnification of Directors and Officers

A.           Limitation of Director’s Liability. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.           Indemnification of Directors and Officers. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, other agents of the corporation and any other persons to which the General Corporation Law of Delaware permits the corporation to provide indemnification.

C.           Repeal or Modification. Any repeal or modification of this Section 8, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

I, the undersigned, as the sole incorporator of the corporation, hereby declare and certify that this certificate of incorporation is my act and deed and that the facts stated in this certificate of incorporation are true.

June 5, 2002
 /s/ Paul A. Okada
Paul A. Okada, Incorporator

Exhibit C –  Certificate of Amendment Articles of Incorporation  Acquired Sales Corp.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Acquired Sales Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV
Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share thereinafter the "Common Stock").

See attachment for full text of the amendment to Article IV

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority of at least 51%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  The Common Stock shall be non-assessable and shall not have cumulative voting rights.

(a)           Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors.  Each series shall be distinctly designated.  All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from these of any and all other series at any time outstanding.  Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

(i)           the distinctive designation of, and the number of shares of
Preferred stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(ii)           the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

(iii)           the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of Preferred Stock or of any other class or classes of stock of the corporation, and the terms and conditions of such conversion or exchange;

(iv)           whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(v)           the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

(vi)           the terms of the sinking fund or redemption of purchase account, if any, to be provided for shares of the series; and

(vii)           the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

(b)           Common Stock

(i)           after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of the Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

(ii)           after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of the Articles), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, or whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

(iii)           no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

(c)           Procedures for Reverse Stock Split

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to Articles of Incorporation of the Corporation pursuant to the Nevada Revised Statutes, each 20 shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.

Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Acquired Sales Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 common stock shares; par value $0.001; 10,000,000 preferred stock shares; par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 common stock shares; par value $0.001; 10,000,000 preferred stock shares; par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-20

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No issuance of fractional shares.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-6-09

Exhibit D –  2011 Stock Incentive Plan

AGREEMENT

This Agreement (this “Agreement”) is made and entered into by and among

Deborah Sue Ghourdjian Separate Trust (“DSGST”), Matthew Ghourdjian (“Ghourdjian”), and Cogility Software Corporation, a California corporation (“Cogility”),

Gerard M. Jacobs ("Jacobs"), Joshua A. Bloom ("Bloom"), Roger S. Greene ("Greene"), James S. Jacobs, Michael D. McCaffrey ("McCaffrey"), Vincent J. Mesolella ("Mesolella"), Richard E. Morrissy ("Morrissy") and Acquired Sales Corp., a Nevada corporation ("AQSP").

DSGST, Ghourdjian, Cogility, Jacobs, Bloom, Greene, James S. Jacobs, McCaffrey, Mesolella, Morrissy and AQSP are sometimes referred to individually as a "Party" and collectively as the "Parties". DSGST, Ghourdjian and Jacobs are sometimes referred to individually as a “Stockholder” and collectively as the “Stockholders”.

R E C I T A L S

A. Cogility is a California corporation. Ghourdjian is the President and Chief Executive Officer ("CEO") and sole director of Cogility (the "Cogility Board"). Cogility’s issued and outstanding capital stock consists of 11,460,344 shares of common stock (“Cogility Stock”), and options to purchase an aggregate of 2,650,00 shares of Cogility Stock at exercise prices ranging from $0.20 per share up to $1.40 per share ("Cogility Options").

B. AQSP is a Nevada corporation. AQSP is a publicly traded shell corporation, whose common stock symbol is AQSP.PK. Jacobs is the President and CEO of AQSP, and the Chairman of the board of directors of AQSP (the "AQSP Board"). AQSP's issued and outstanding capital stock consists of 5,832,482 shares of common stock ("AQSP Stock"), and options to purchase an aggregate of 175,000 shares of AQSP Stock at an exercise price of $0.10 per share ("AQSP Options"). The most recent public trading price of AQSP Stock is $0.10 per share.

C.  Cogility and AQSP desire to provide for a merger of Cogility into a newly formed wholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting of certain unregistered shares of AQSP Stock and certain options to purchase unregistered shares of AQSP Stock ("AQSP Options").

D.  The Parties desire to provide for management of Cogility and AQSP both prior to and following the consummation of the Merger.

E.  The Stockholders desire to provide for the manner in which they will vote their shares of Cogility Stock and of AQSP Stock.

1

Now, Therefore, in consideration of the mutual covenants and provisions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows, intending to be legally bound hereby:

1.  AQSP Board Resolutions. The members of the AQSP Board hereby consent in writing, pursuant to Nevada law, to the adoption of the following resolutions:

A. Grant of AQSP Options with vesting conditioned upon completion of Merger.

Whereas, Acquired Sales Corp. ("AQSP") is a shell corporation that has attempted to identify and consummate an acquisition of an attractive business with the assistance of its sole officer and the members of its board of directors (the "AQSP Board");

Whereas, AQSP has now identified Cogility Software Corporation ("Cogility") as an attractive potential acquisition candidate; and

Whereas, AQSP desires to provide for a merger of Cogility into a newly formed wholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting of certain unregistered shares of common stock of AQSP ("AQSP Stock") and certainoptions to purchase unregistered shares of AQSP Stock ("AQSP Options");

Now, therefore, be it resolved, that Gerard M. Jacobs, President and Chief ExecutiveOfficer of AQSP, is hereby authorized and directed to cause AQSP to take all such actions and to execute all such documents and agreements as shall be required toimmediately grant, issue and deliver to the following officer of AQSP and to the members of the AQSP Board AQSP Options to purchase the following number of shares of AQSP Stock, respectively, each of such AQSP Options to be exercisable at any time on or prior to the tenth anniversary of the closing date of the Merger, at an exercise price of $0.10 per share (such exercise price to be appropriately adjusted in the case of a reverse stock split, stock split, stock dividend or other extraordinary corporate event), provided, notwithstanding the foregoing, that such AQSP Options shall not vest and shall not be exercisable unless and until the Merger has been successfully completed:

Grantee	Number of AQSP Options
Joshua A. Bloom Roger S. Greene Gerard M. Jacobs Michael D. McCaffrey Vincent J. Mesolella Richard E. Morrissy Total	100,000 100,000 12,100,000 100,000 100,000 100,000 12,600,000

2

B.  1-for-20 reverse stock split.

Whereas, Acquired Sales Corp. ("AQSP"), a shell corporation, has been attempting to identify and consummate an acquisition of an attractive business; and

Whereas, AQSP has now identified Cogility Software Corporation ("Cogility") as an attractive potential acquisition candidate; and

Whereas, AQSP desires to provide for a merger of Cogility into a newly formed wholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting of certain unregistered, restricted shares of common stock of AQSP ("AQSP Stock") and certain options to purchase unregistered shares of AQSP Stock ("AQSP Options"); and

Whereas, Cogility is unwilling to proceed forward with the Merger unless the currently issued and outstanding AQSP Stock and the currently issued and outstanding AQSP Options are the subject of a 1-for-20 reverse stock split (the "Reverse Stock Split");

Now, therefore, be it resolved, that, Gerard M. Jacobs, the President and Chief Executive Officer of AQSP, is hereby authorized and directed to cause AQSP to takeall such actions and to execute all such documents and agreements as shall be requiredto effect the Reverse Stock Split, subject only to approval of the Reverse Stock Split by the holders of a majority of the outstanding shares of AQSP Stock, so that immediately following the Reverse Stock Split:

(1) the currently issued and outstanding 5,832,482 shares of AQSP Stock shall be reduced to an aggregate of 291,624 shares of issued and outstanding AQSP Stock;

(2) the currently issued and outstanding 175,000 AQSP Options dated August 1, 2007, each with an exercise price of $0.10 per share, shall be reduced to an aggregate of 8,750 AQSP Options each with an exercise price of $2.00 per share of AQSP Stock; and

(3) the 12,600,000 AQSP Options granted by resolution of the AQSP Board of even date herewith, each with an exercise price of $0.10 per share of AQSP Stock,shall be reduced to an aggregate of 630,000 AQSP Options, each with an exercise price of $2.00 per share of AQSP Stock.

C.  Merger and Private Placement.

Whereas, Acquired Sales Corp. ("AQSP") desires to provide for a merger of Cogility Software Corporation ("Cogility") into a newly formed wholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting of certain unregistered shares of common stock of AQSP ("AQSP Stock") and certain options to purchase unregistered shares of AQSP Stock ("AQSP Options"); and

3

Whereas, Cogility and AQSP desire to provide for a private placement of common stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility or by AQSP prior to, simultaneously with, or after the closing of the Merger, in the amount of $500,000 or more (the "Private Placement"); and

Whereas, AQSP desires to provide its President and Chief Executive Officer maximum authority and flexibility in regard to the structuring, negotiation and closing of the Merger and the Private Placement;

Now, therefore, be it resolved, that Gerard M. Jacobs, the President and Chief Executive Officer of AQSP, is hereby authorized and directed to cause AQSP to takeall such actions and to execute all such documents and agreements as shall be deemednecessary or desirable by himto effect the Merger and the Private Placement as promptly as practicable, on such terms and conditions and he may negotiate in his discretion, subject only to approval of the definitive documents regarding the Merger and the Private Placement by the AQSP Board and, if required by law, by the holders of a majority of the shares of AQSP Stock.

2.  Cogility Board Resolutions.  The sole member of the Cogility Board hereby consents in writing, pursuant to California law, to the adoption of the following resolution:

A. Cogility Board.

Whereas, Cogility desires to increase the size of its board of directors ("Cogility Board")in contemplation of a merger (the "Merger") into a newly formed wholly-owned subsidiaryof Acquired Sales Corp., a Nevada corporation ("AQSP"), with the Merger considerationconsisting of certain unregistered shares of common stock of AQSP ("AQSP Stock") and certain options to purchase unregistered shares of AQSP Stock ("AQSP Options"), and in contemplation of a private placement of common stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility prior to the closing of the Merger, or by AQSP, by Cogility, or by AQSP and Cogility acting jointly, simultaneously with or after the closing of the Merger, in the amount of $500,000 or more (the "Private Placement");

Now, therefore, be it resolved, that the By-Laws of Cogility are hereby amended toprovide that the Cogility Board prior to the closing of the Merger will consist of threepersons; and

Now, therefore, be it further resolved, that Gerard M. Jacobs and Roger S. Greene arehereby elected to serve as additional members of the Cogility Board, to serve until theearlier of the closing of the Merger or the abandonment of the Merger by Cogility andAQSP; and

4

Now, therefore, be it further resolved, that Matthew Ghourdjian and Gerard M. Jacobsare hereby elected to serve as Co-Chairmen of the Cogility Board, to serve until theearlier of the closing of the Merger or the abandonment of the Merger by Cogility andAQSP.

B.  Grant of Cogility Options with vesting conditioned upon completion of Private Placement.

Whereas, Cogility Software Corporation ("Cogility") has identified Acquired SalesCorp., a Nevada corporation ("AQSP), as an attractive potential acquiror; and

Whereas, Cogility desires to provide for a merger of Cogility into a newly formed wholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting ofcertain unregistered shares of common stock of AQSP ("AQSP Stock") and certainoptions to purchase unregistered shares of AQSP Stock ("AQSP Options"); and

Whereas, Cogility desires to incentivize Gerard M. Jacobs to initially serve as a Co-Chairman of the board of directors of Cogility and later as the Chief Executive Officer ofCogility, and to use commercially reasonable efforts to close a private placement ofcommon stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility or AQSP either prior to, simultaneously with, or after the closing of the Merger, in the amount of $500,000 or more (the "Private Placement"); and

Whereas, Roger S. Greene has served as the General Counsel of Cogility, and Cogilitydesires to incentivize Roger S. Greene to also serve as a member of the board of directorsof Cogility, and to generally assist Cogility as an advisor and consultant in regard tointroductions with persons and companies with which he is familiar; and

Whereas, Cogility desires to incentivize Vincent J. Mesolella to serve as a member of acommittee that will allocate certain AQSP Options that will replace Cogility's existingbonus plan, and to generally assist Cogility as an advisor and consultant in regard tointroductions with persons and companies with which he is familiar;

Now, therefore, be it resolved, that Matthew Ghourdjian, President and Chief Executive Officer of Cogility, is hereby authorized and directed to cause Cogility to takeall such actions and to execute all such documents and agreements as shall be requiredto immediately grant, issue and deliver to Gerard M. Jacobs, Roger S. Greene and Vincent J. Mesolella, or their respective designee(s), options ("Cogility Options") to purchase an aggregate of 3,295,000 shares of common stock of Cogility ("Cogility Stock"), each of such Cogility Options to be exercisable at any time on or prior to the tenth anniversary of the issuance date of such Cogility Options, at the following respective exercise prices per share (such respective exercise prices to be appropriately adjusted in the case of a reverse stock split, stock split, stock dividend or other extraordinary corporate event), provided, notwithstanding the foregoing, that such Cogility Options shall not vest and shall not be exercisable unless and until the Private Placement has been successfully completed:

5

Grantee	Number of Cogility Options	Exercise Price Per Share
Gerard M. Jacobs Gerard M. Jacobs Roger S. Greene Vincent J. Mesolella Total	2,500,000 530,000 132,500 132,500 3,295,000	$0.377358 $0.000001 $0.000001 $0.000001

C.  Merger and Private Placement.

Whereas, Cogility Software Corporation ("Cogility") has identified Acquired SalesCorp., a Nevada corporation ("AQSP), as an attractive potential acquiror; and

Whereas, Cogility desires to provide for a merger of Cogility into a newly formedwholly-owned subsidiary of AQSP (the "Merger"), with the Merger consideration consisting ofcertain unregistered shares of common stock of AQSP ("AQSP Stock") and certainoptions to purchase unregistered shares of AQSP Stock ("AQSP Options"); and

Whereas, Cogility and AQSP desire to provide for a private placement of common stock,preferred stock, convertible preferred stock, debt, or convertible debt by Cogility orAQSP either prior to, simultaneously with, or after the closing of the Merger, in theamount of $500,000 or more (the "Private Placement"); and

Whereas, Cogility desires to provide its Co-Chairmen maximum authority and flexibilityin regard to the structuring, negotiation and closing of the Merger and the PrivatePlacement;

Now, therefore, be it resolved, that Matthew Ghourdjian and Gerard M. Jacobs, theCo-Chairmen of Cogility, are hereby authorized and directed to cause Cogility to takeall such actions and to execute all such documents and agreements as shall be deemednecessary or desirable by them to effect the Merger and the Private Placement as promptly as practicable, on such terms and conditions and they may negotiate in their discretion, subject only to approval of the definitive documents regarding the Merger and the Private Placement by the Cogility Board and, if required by law, by the holders of a majority of the shares of Cogility Stock.

4.  Letter of Intent regarding the Merger.  AQSP and Cogility hereby enter into the following legally binding letter of intent ("Letter of Intent") regarding the Merger:

This Letter of Intent is intended to set forth the general terms and conditions upon which AQSP will acquire Cogility.

A. Reverse Stock Split. Prior to the closing date of the Merger, the currently issued and outstanding AQSP Stock and the currently issued and outstanding AQSP Options shall be the subject of a 1-for-20 reverse stock split (the "Reverse Stock Split").

B.  Private Placement.  Jacobs will use commercially reasonable efforts to complete a private placement of common stock, preferred stock, convertible preferred stock, debt, or convertible debt by Cogility or AQSP either prior to, simultaneously with, or after the closing of the Merger, in the amount of $500,000 or more (the "Private Placement"); provided that no guarantee or assurance can be made by Jacobs that the Private Placement can be successfully completed on acceptable terms and conditions, if at all. If the Private Placement involves the issuance of a convertible security by Cogility, then the conversion terms shall be mutually acceptable to AQSP, Cogility and the investor(s) in the Private Placement. If the Private Placement is in the form of debt or convertible debt issued by Cogility, then such debt shall be secured by a perfected first lien security interest on all of the assets of a newly created trust (the "IP Trust"), which IP Trust shall own all of the intellectual property rights to all of Cogility's patents, patents pending, unpatented software and code, appliances, and other intellectual property. The trustee of such IP Trust shall be Greene or another person or entity mutually acceptable to AQSP, Cogility and the investor(s) in the Private Placement.

C. Reverse Merger. The acquisition of Cogility by AQSP will be structured as a so-called "reverse merger", pursuant to which Cogility will be merged with and into a wholly-owned single purpose merger subsidiary of AQSP incorporated in California, with Cogility being the survivor of such Merger and a wholly-owned subsidiary of AQSP.

D. Merger Consideration.

(1)  In the Merger, the holders of the currently outstanding 11,460,344 shares of Cogility Stock will receive, on a pro rata basis, an aggregate of 2,162,329 shares of AQSP Stock, and the holders of the currently outstanding 2,650,000 Cogility Options with exercise prices between $0.20 - $1.40 per share of Cogility Stock, will receive, on a pro rata basis, an aggregate of 500,000 AQSP Options, with exercise prices that are 5.3 times higher than their respective exercise prices prior to the closing of the Merger (for example, 100,000 Cogility Options with an exercise price of $0.20 per share of Cogility Stock, will convert into 18,868 AQSP Options with an exercise price of $1.06 per share of AQSP Stock), provided, notwithstanding the foregoing, that the exercise price of each of such 500,000 AQSP Options shall in no event exceed $5.00 per share of AQSP Stock;

(2)  In the Merger, the holders of the 2,500,000 Cogility Options  with an exercise price of $0.377358 per share of Cogility Stock granted by resolution of the Cogility Board of even date herewith will receive, on a pro rata basis, an aggregate of 471,698 AQSP Options, each with an exercise price of $2.00 per share of AQSP Stock.; and

(3)  In the Merger, the holders of the 795,000 Cogility Options  with an exercise price of $0.000001 per share of Cogility Stock granted by resolution of the Cogility Board of even date herewith will receive, on a pro rata basis, an aggregate of 150,000 AQSP Options, each with an exercise price of $0.0000053 per share of AQSP Stock.

6

E. Bonus Plan. At the closing date of the Merger, Cogility's existing bonus plan will be eliminated, replaced as follows:

(1) 1,500,000 AQSP Options with an exercise price of $5.00 per share of AQSP Stock will be granted and issued. Half of these 1,500,000 AQSP Options will be allocated as of the closing date of the Merger among a group consisting of certain current employees of Cogility, Greene, and a newly hired (or to-be-hired) Chief Financial Officer of AQSP and Cogility (the "CFO"), such allocation to be determined by majority vote of a committee consisting of Ghourdjian, Greene, Jacobs and Martin Artiano ("Artiano"), acting in their sole discretion, and provided to AQSP in writing on the closing date of the Merger. The other half of these 1,500,000 AQSP Options will be allocated after the closing date of the Merger among current or future employees, directors or consultants of or to Cogility, such allocation to be determined by majority vote of a committee consisting of Ghourdjian, Greene, Jacobs, Artiano and Mesolella, acting in their sole discretion, and provided to AQSP in writing prior to the end of the twelfth full calendar quarter following the closing date of the Merger.

(2) Any portion of these 1,500,000 AQSP Options that are allocated to any particular grantee shall vest only if each of the following tests are met:

(a) Such grantee serves continuously as an employee, director or consultant of or to Cogility from the closing date of the Merger (or from his or her date of hire, if such date is after the closing date of the Merger) until the end of the twelfth full calendar quarter following the closing date of the Merger; and

(b) Cogility, operating as a wholly-owned subsidiary of AQSP, has an EBITDA of $1 million or more in each of four consecutive full calendar quarters during the first twelve full calendar quarters following the closing date of the Merger as calculated and certified in writing by AQSP's independent firm of certified public accountants (the "CPA's"), such EBITDA to be calculated by the CPA's without any allocation to Cogility of AQSP's corporate overhead excepting however that such EBITDA shall reflect dollar-for-dollar reductions for:

(i) the interest on any loans, ninety-five percent or more of the net proceeds of which are directly or indirectly made available to Cogility for use in Cogility's business; and

(ii) the portion of the fees and expenses of the CPA's that is attributable to the auditing and review of Cogility's annual and quarterly financial statements, as calculated and certified in writing by the CPA's; and

(c) Such grantee on or prior to the closing date of the Merger (or on his or her date of hire, in the case of the CFO) signs and delivers to AQSP and Cogility a comprehensive written waiver and settlement, in form and substance acceptable to AQSP in its sole discretion, of all claims of any nature whatsoever against AQSP, Cogility, and their respective directors, officers, shareholders, agents and representatives, including but not limited to any and all asserted or unasserted claims for Cogility Stock, Cogility Options, warrants to purchase Cogility Stock, unpaid salaries, unpaid bonuses, unpaid commissions, other back pay, royalty claims, and any other equity or compensation claims of any nature whatsoever.

7

(3) If and in the event that any portion of these 1,500,000 options become vested as set forth above, then such vested options will be exercisable at any time during the period beginning on their vesting date and ending on the second anniversary of such vesting date.

F. Boards of Directors.

(1) The board of directors of Cogility (the "Cogility Board") prior to the closing of the Merger or the abandonment of the Merger by Cogility and AQSP will consist of Ghourdjian and Jacobs, Co-Chairmen, and Greene. At the closing of the Merger, the Cogility Board will vote to amend the By-Laws of Cogility to provide that the Cogility Board will consist of ten people, and will vote to elect as seven additional members of the Cogility Board Bloom, James S. Jacobs, McCaffrey, Mesolella, Morrissy. General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Ghourdjian and acceptable to Jacobs), and one other person designated by Ghourdjian and acceptable to Jacobs.

(2) Prior to the closing of the Merger, the AQSP Board shall continue to consist of Jacobs, Chairman, Bloom, Greene, James S. Jacobs, McCaffrey, Mesolella, and Morrissy. At the closing of the Merger, the AQSP Board will vote to amend the By-Laws of AQSP to provide that the AQSP Board will consist of ten people, and to elect as three additional members of the AQSP Board Ghourdjian, General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Ghourdjian and acceptable to Jacobs), and one other person designated by Ghourdjian and acceptable to Jacobs. Following the closing of the Merger: Ghourdjian and Jacobs will serve as the Co-Chairmen of the AQSP Board; Mesolella will continue to serve as the Chairman of the Audit Committee of the AQSP Board; Greene will continue to serve as the Chairman of the Compensation Committee of the AQSP Board; and McCaffrey will continue to serve as the Chairman of the Nominating Committee of the AQSP Board.

G.  Officers.

(1) Prior to the closing of the Merger, Ghourdjian shall continue to serve as the President and Chief Executive Officer ("CEO") of Cogility. After the closing of the Merger, Ghourdjian shall continue to serve as the President and CEO of Cogility until Jacobs has received all of the security clearances necessary for him to serve as the President and CEO of Cogility without disrupting Cogility's business in any material respect, at which point in time Jacobs shall serve as the President, CEO and Secretary of Cogility. For his service as the Co-Chairman and later as the Co-Chairman, President, CEO and Secretary of Cogility, Jacobs will receive at minimum: an initial base salary of $250,000 per year payable every two weeks; prompt dollar-for-dollar reimbursement of all legitimate expenses incurred or paid by Jacobs in the performance of his duties as a director and officer of Cogility (including but not limited to airfare, lodging, food, entertainment, gasoline, parking, car rental, other auto expenses, tolls, mobile phone charges, and internet charges), and such benefits as are generally provided to employees of Cogility.

8

(2) Both before and after the closing of the Merger, Jacobs will continue to serve as the President, CEO and Secretary of AQSP.

(3) Following the closing of the Merger, any increases in the base salaries of Ghourdjian and Jacobs, and the annual bonuses of Ghourdjian and Jacobs, will be determined by the Compensation Committee of the AQSP Board, subject to the approval of the entire AQSP Board.

(4) Nothing in this Agreement is intended to prevent Jacobs from receiving his salary, bonuses, expense reimbursements, or benefits, from AQSP rather than from Cogility, following the closing of the Merger.

(5) Jacobs is authorized and directed to cause Cogility to hire the CFO, on terms and conditions to be approved by Ghourdjian, by the Cogility Options Committee, and by the AQSP Board and its Compensation Committee.

H. Audit.  Cogility will engage the firm of Hansen Barnett & Maxwell ("HB&M") to prepare audited financial statements for Cogiity for the twelve month periods ended December 31, 2007, 2008 and 2009, including appropriate quarterly cutoff work, and for the quarterly periods ended March 31 and June 30, 2010 (the “Audited Financials”), all in accordance with GAAP and applicable U.S. Securities and Exchange Commission ("SEC") rules and regulations and consistent with the advice of the CPAs and AQSP's securities counsel. Cogility will bear all of HB&M's fees and expenses incurred in the preparation of the Audited Financials.

I.  Operations. During the period between the signing of this Letter of Intent and the closing of the Merger, Ghourdjian will operate Cogility solely in the ordinary course of its business consistent with past practices. During the period from the signing of this Letter of Intent and the closing of the Merger, there shall not be any material increases or decreases in compensation, capital expenditures, asset sales or affiliate transactions involving Cogility, except as contemplated by this Letter of Intent, nor shall there be any unusual cash withdrawals, unusual payments, unusual contracts or contract provisions, or other unusual transactions or business practices involving Cogility. Notwithstanding the foregoing, Cogility will be entitled to make such employee hires as Ghourdjian may deem appropriate in his discretion, provided that all such employees are “at will” employees or the employment or engagement of such persons are terminable upon sixty (60) days written notice by Cogility.

J. Conditions to Closing the Merger. Ghourdjian, Cogility, Jacobs and AQSP will each use commercially reasonable efforts to close the Merger as soon as practicable. The closing of the Merger will be subject to each of the following conditions:

(1)  Reverse Stock Split.  The 1-for-20 Reverse Stock Split of AQSP Stock shall have been completed.

9

(2)  Mutual Due Diligence. Cogility and AQSP each shall have completed its "due diligence" investigation of the other (including without limitation an examination of corporate books and records, financials, historical operations, management, business practices, computer systems, prospects, legal, tax, ERISA and other matters), and the results of such investigation shall be satisfactory to each of them, in its sole discretion. Without limiting the generality of the foregoing:

(a) in accordance with applicable law, Cogility shall retain a competent outside firm to conduct a criminal background check of each of its employees, and shall furnish the results of those criminal background checks to AQSP within twenty-one days following the signing of this Agreement; and

(b) each of the Parties will promptly respond to and cooperate with the reasonable requests for information and access of each of the other Parties in connection with such Party’s "due diligence” investigation of the others.

Subject to the immediately preceding sentence: (i) Cogility and AQSP each shall use good faith efforts to conclude its "due diligence" investigation of the other within thirty days following the date of the Section 14 filing with the SEC announcing the signing of this Agreement (the "Section 14 Filing"); and (ii) Cogility and AQSP each shall notify the other if it elects not to close the Merger due to the results of its "due diligence" investigation of the other within thirty-five days following the date of the Section 14 Filing.

(3) Auditing. HB&M shall have completed and delivered to AQSP the Audited Financials, prepared in accordance with GAAP and accompanied by an unqualified opinion of HB&M, and such Audited Financials shall be acceptable to AQSP in its sole discretion.

(4) Definitive Documents. Cogility and AQSP shall have negotiated, executed, and delivered mutually agreeable definitive transaction documentation, including a merger agreement, containing representations, warranties, covenants, conditions, and indemnifications customary to transactions like the Merger and consistent with this Letter of Intent (collectively the "Definitive Documents").

(5) Approvals. All material third party approvals shall have been obtained, including but not limited to the approval of the Definitive Documents by the Cogility Board, the AQSP Board, and the shareholders of each of Cogility and AQSP.

(6) Filings. All necessary securities filings, including but not limited to the Section 14 Filing, shall have been made with the SEC and other governmental agencies, as required by applicable laws, rules and regulations, in regard to the Merger and related matters (collectively the "Filings").

(7) Litigation.  Neither the SEC, nor any other governmental agency, nor any shareholder of either Cogility or AQSP, shall have initiated or issued, nor threatened to initiate or issue, any investigations, actions, orders, lawsuits or other proceedings in regard to the Filings, the Merger or related matters.

10

K. Exclusivity Period. The term the “Exclusivity Period” means the period commencing on the date of signing of this Letter of Intent and ending sixty days after the Parties receive the completed Audited Financials from HB&M. In consideration of AQSP's time, effort and expense in attempting to close the Merger, Ghourdjian and Cogility agree that during the Exclusivity Period Ghourdjian and Cogility shall refrain from entering into, soliciting or participating in any negotiations, extensive discussions, contracts, letters of intent, or other arrangements of any nature with any third party or parties (other than Jacobs and AQSP) regarding a merger, consolidation, sale, purchase, acquisition, liquidation,  licensing,or other disposition of any of Cogility's businesses, software, appliances, patents, patents pending, other assets or capital stock, except only dispositions and other actions that are normal, customary or otherwise in the ordinary course of the businesses of Cogility.

L.  Expenses. Each Party shall bear its own costs and expenses in connection with the proposed Merger. Without limiting the generality of the foregoing, each Party shall be solely responsible for the fees and expenses owed to any accountants, lawyers, financial advisors, investment bankers or brokers employed by such party.

M. Disclosure. AQSP shall be permitted to publicly disclose the existence, terms and conditions of this Letter of Intent. Ghourdjian and Cogility acknowledge that AQSP is a public company, and that any unauthorized disclosure of any material facts regarding the Merger or Cogility could give rise to liability under applicable securities laws and regulations.

5. Stockholder Agreements.

A. In the event that all of the conditions to the closing of the Merger set forth in Section 4J above are met, then Ghourdjian and Jacobs each agrees and covenants to support and vote in favor of the Merger in his capacity as a director of Cogility, AQSP, or both, and each of the Stockholders agrees and covenants to support and vote in favor of the Merger all shares of Cogility Stock and AQSP Stock legally or beneficially owned by such Stockholder.

B.  Each of the Stockholders irrevocably agrees and covenants that at all annual or special meetings (and in all written actions and consents in lieu of meetings) of stockholders of AQSP at which members of the AQSP Board are to be elected, such Stockholder shall vote all shares of AQSP Stock legally or beneficially owned by such Stockholder as follows:

(1) At the closing of the Merger and prior to the first anniversary of the closing date of the Merger, such Stockholder shall vote all shares of AQSP Stock legally or beneficially owned by such Stockholder in favor of the election as directors of AQSP Ghourdjian, Jacobs, Bloom, Greene, James S. Jacobs, McCaffrey, Mesolella, Morrissy, General Robert Mixon (if he agrees to so serve, and if he does not, then another person designated by Ghourdjian and acceptable to Jacobs), and one other person designated by Ghourdjian and acceptable to Jacobs; and

(2) Following the first anniversary of the closing date of the Merger, such Stockholder shall vote all shares of AQSP Stock legally or beneficially owned by such Stockholder in favor of the election as directors of AQSP of slates of nominees for AQSP Board consisting of Ghourdjian or his nominee, Jacobs or his nominee, and such additional persons as shall be mutually acceptable to Ghourdjian and Jacobs as may be designated by them in writing from time to time, provided that it is understood and agreed by Ghourdjian and Jacobs that, at all times, a majority of the AQSP Board must be deemed to be “independent” of Ghourdjian and Jacobs within the meaning of the applicable rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

11

C.  Each of the Stockholders irrevocably agrees and covenants that such Stockholder shall fully cooperate and take any and all actions as shall be necessary or desirable to cause any vacancy on the board of directors of AQSP caused by the death, disability, resignation or removal for cause of any member of the AQSP Board to be filled, until the next annual or special meeting (or the next written action or consent in lieu of meeting) of stockholders of AQSP, by a person who is mutually acceptable to Ghourdjian and Jacobs and who is jointly designated by them in writing.

D.  Each of the Stockholders irrevocably agrees and covenants that such Stockholder shall not take any action, nor fail to take any action, nor assist or participate in any voting arrangement, consent, approval, scheme, plan, course of action, agreement, contract, transaction or series of transactions, or other arrangement of any nature whatsoever, that could, might or would, directly or indirectly, result in any person or persons being elected, designated, named or installed as the members of the board of directors of AQSP other than the persons contemplated by Sections 5A, 5B and 5C above.

E.  Each of the Stockholders irrevocably agrees and covenants that at all annual or special meetings (and in all written actions and consents in lieu of meetings) of stockholders of AQSP at which mergers and other acquisitions are to be voted upon, such Stockholder shall vote all shares of AQSP Stock legally or beneficially owned by such Stockholder in favor of the approval of all mergers and acquisitions which have been duly approved in accordance with applicable law by the AQSP Board, and in favor of all actions contemplated by the definitive documentation in regard to such mergers and acquisitions such as, for example and without limitation, the issuance of AQSP Stock, AQSP Options, or warrants to purchase shares of AQSP Stock, and/or the borrowing of funds by AQSP, in connection with the closings of such mergers and acquisitions or the financings thereof.

F.  Each of the Stockholders irrevocably agrees and covenants that such Stockholder shall vote all shares of AQSP Stock and of Cogility Stock legally or beneficially owned by such Stockholder, and shall execute and deliver such further documents and take such further action, as may be necessary or desirable to carry out the purposes and intent of this Agreement, including, without limitation, to approve any amendments to the Certificate of Incorporation or By-Laws of Cogility or AQSP which are required by law or prudent business practices in order to make the terms of this Agreement effective and legally binding on Cogility, AQSP and their respective stockholders, board of directors and officers, or otherwise to effectuate any of the terms, conditions, provisions or purposes of this Agreement.

12

G. The agreements set forth in this Section 5 will be legally binding upon each of the Stockholders until the earlier to occur of Jacobs' death or the refusal of Jacobs to serve as the CEO of AQSP, unless sooner terminated by the unanimous consent of the Stockholders.

6.  Specific Performance. Each of the Parties to this Agreement acknowledges that the rights and obligations of the Stockholders, Cogility and AQSP concerning the management and affairs of Cogility and AQSP are unique, and that any failure of any Stockholder, Cogility or AQSP to perform any of such Stockholder’s, Cogility’s or AQSP's obligations under this Agreement will cause irreparable harm for which any remedies at law would be inadequate. Accordingly, each of the Stockholders, Cogility and AQSP agrees that, in the event of any actual or threatened or attempted failure of any Stockholder, Cogility or AQSP to perform any of such Stockholder’s, Cogility’s or AQSP's obligations hereunder, each of the other Parties to this Agreement shall, in addition to all other remedies, be entitled to a decree for specific performance of the provisions of this Agreement and to temporary and permanent injunctions restraining such failure or commanding performance of such obligations, without being required to show actual damage or to furnish any bond or other security.

7.  Notices. All notices required or permitted hereunder shall be in writing, signed by the Party giving notice or an officer thereof, and shall be deemed to have been given when actually delivered by personal delivery or by Federal Express or similar overnight courier service, or five (5) days after deposit in the United States mail, registered, with postage prepaid, addressed as follows:

If to DSGST, Ghourdjian or Cogility:

Matthew Ghourdjian
Cogility Software Corporation
111 S. Patrick Street
Alexandria, VA  22314

If to Jacobs, Bloom, Greene, James S. Jacobs, McCaffrey, Mesolella, Morrissyor AQSP:

Gerard M. Jacobs
31 N. Suffolk Lane
Lake Forest, IL  60045

8. Attorney's Fees. In the event that any action is filed to enforce any of the terms, agreements, covenants or provisions of this Agreement, the prevailing Party in such action shall be entitled to payment from the losing Party all costs and expenses, including reasonable attorney fees, court costs and ancillary expenses incurred by such prevailing Party in connection with such action.

13

9.  Miscellaneous.

A.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

B. This Agreement may be executed in original, via facsimile transmission, or via electronic transmission. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced and all of which, when taken together, shall constitute but one and the same instrument.

C.  This Agreement contains the entire understanding among the Parties with respect to the subject matter of this Agreement, and supersedes all prior oral or written discussions, drafts, proposals, agreements, contracts and understandings of any nature whatsoever.

D.  Any modification, amendment or waiver hereof may be made only by an instrument in writing signed by all of the Parties hereto. No delay on the part of any Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Party or any remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

E.  This Agreement shall be controlled, construed and enforced in accordance with the substantive laws of the United States and the State of Nevada, notwithstanding any conflict of law principles.

F.  Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any Party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

In Witness Whereof, the Parties have executed this Agreement, which shall be legally binding as of the first date that all of the Parties have signed this Agreement, as conclusively evidenced by the dates accompanying their respective signatures below.

Deborah Sue Ghourdjian Separate Trust

By/s/ Deborah S. Ghourdjian
Title:   Trustee
Date:10/14/10

/s/ Matthew Ghourdjian
Matthew Ghourdjian, in his individual capacity
Date: 10-15-10

14

Cogility Software Corporation

By/s/ Matthew Ghourdjian
Matthew Ghourdjian, in his capacity as
Chief Executive Officer and sole director
Date:10-15-10

/s/ Gerard M. Jacobs
Gerard M. Jacobs, in his individual capacity
Date:11/4/2010

Acquired Sales Corp.

By /s/ Gerard M. Jacobs
Gerard M. Jacobs, in his capacity as
Chief Executive Officer and director
Date:11/4/2010

/s/ Joshua A. Bloom
Joshua A. Bloom, in his capacity as director of Acquired Sales Corp.
Date:10/28/10

/s/ Roger S. Greene
Roger S. Greene, in his capacity as director of Acquired Sales Corp.
Date:11/4/2010

/s/James S. Jacobs
James S. Jacobs, in his capacity as director of Acquired Sales Corp.
Date: 10/27/2010

/s/  Michael D. McCaffrey
Michael D. McCaffrey, in his capacity as director of Acquired Sales Corp.
Date: 10/28/10

/s/ Vincent J. Mesolella
Vincent J. Mesolella, in his capacity as director of Acquired Sales Corp.
Date: 10/28/10

/s/ Richard E. Morrissy
Richard E. Morrissy, in his capacity as director of Acquired Sales Corp.
Date: October 28, 2010

15

Exhibit E–   Cogility Contracts

Cogility Contracts (i) The Johns Hopkins University Applied Physics Laboratory Dated October 20, 2009; and (ii) The Analysis Corporation Dated January 4, 2010.

THE JOHNS HOPKINS UNIVERSITY APPLIED PHYSICS LABORATORY
FIRM FIXED PRICE-TIME AND MATERIAL
CONTRACT NO. 961420
UNDER U.S. GOVERNMENT PRIME CONTRACT NO. N00024-03-D-6606
SCHEDULE

ARTICLE 1. CONTRACTING PARTIES

The contracting parties are The Johns Hopkins University Applied Physics Laboratory, a nonprofit limited liability company organized and existing under the laws of the state of Maryland, hereinafter called "the University" or "APL" and Cogility Software Corporation, a corporation organized under the laws of Delaware, hereinafter called "Contractor." The Contractor's mailing address is:

Cogility Software Corporation
111 N. Market Street, Suite 815
San Jose; CA 95113

Attention: Matthew Ghourdjian

ARTICLE 2. POINTS OF CONTACT

A. The APL Contract Representatives ,are Regina Glownia, Sr. Contract Representative and Valeree Combs, Section Supervisor, Subcontracts. The APL Technical Representative is Joe Behling (MS: MP6-N460). The APL address for contractual matters. notices and consents is:

The Johns Hopkins University Applied Physics Laboratory
11100 Johns Hopkins, Road, MS: MP1'-N168
Laurel, Maryland 2072343099

Attention: Regina Glownia

Phone: (443) 778-9751                                           Fax: (240) 456.2360
E-mail: Valeree.Combs@jhuapl.edu

B. The Contractor's Contract Repre$8ntative is Matthew Ghourdjlan. The Contractor's Technical Representative is Michael Latta.

C. Each party shall provide all notices and consents required under this Contract in writing to the Contract Representatives designated above.

ARTICLE 3. CONTRACT ADMINISTRATION AUTHORITY

A. The parties agree that all contractual· and administrative matters shall be handled: through the Contract Representatives designated above. Only designated APL Contract Representatives may issue amendments or other instructions that would result in a change to the Statement of Work, .the cost or time required for contract· performance or the terms and conditions of this Contract.

B. The APL Technical Representative is responsible for providing technological direction to the Contractor and for the review, inspection, and approval of the technical work, services and deliverables specified in the Contract. Such technical direction is confined to the Statement of Work specified in the Contract, and Includes instruction~ to the Contractor necessary for accomplishing the Statement of Work (i.e., clarification, additional details, suggestions or otherwise clarification of the specified Statement of Work

C. Technical direction shall not include any direction which:

1. constitutes additional work outside the, specified Statement of Work;

2. in any manner causes a change in .the cost or time required for contract performance;· and/or

3. changes any of the stated terms; conditions, specifications or statement of Work of the Contract.

ARTICLE 4.                      ENTIRE AGREEMENT AND ORDEROF PRECEDENCE

A. This Contract consists-of the Schedule, API..TIME AND MATERIAL, LABOR HOUR GENERAL PROVISIONS (Revision Date May 2006), APL SPECIAL PROVISIONS FOR PRIMECONTRACT NO. N00024-03-D6606 (Revision Date October 2005). CONFIDENTIAL DISCLOSURE AND NON-USE AGREEMENT between Johns Hopkins University, acting through its Applied Physics laboratory, and Cogility Software, Inc. dated June 26, 2009,DATA RIGHTS ASSERTION TABLE dated September28, 2009 and any other documents· designated by APL as part of the Contract. The Schedules defined as those Contract provisions beginning with Article 1, Contracting Parties. These Items constitute the entire understanding and agreement between the parties and shall supersede any prior agreements not incorporated in the Contract.

B. The rights and obligations of the parties to this Contract shall be governed first by the Schedule, second by- APL's General Provisions; third by APVs special Provisions and last by any other documents designated by APL as part of the Contract.

ARTICLE 5.                      CONTRACT INFORMATION

A. The effective date of this Contract shall be the date the Contract is executed by APL, which will occur after receipt of the Contractor's executed documents.  B. The Contract completion date is 30 Apr 2010. The effective date and the completion date define this Contract's period of performance.

C. Defense Priority and Allocation System (DPAS) Rating: DQ.A7

D. This is a rated order certified for national defense use and the Contractor shall follow all the requirements of the DPAS regulation (15 CFR 700}.

E. DOD Security Classification: SECRET

F. DD 254 Contract Security Classification Specification is provided under separate cover; No classified material shall be accessed until the 00254 is received.

ARTICLE 6. STATEMENT OF WORK

A. The Contractor shall perform the Task(s) listed below and complete the Task(s) within the Contract's period of performance. Contractor will have a continuing obligation to inform JHU/APL in writing of any limitations or risks associated with the products delivered or any of the tasks conducted under this Contract. This obligation will survive expiration or termination of this Contract.

Task 1: Contractor shall complete the work identified in the attached Statement of Work dated 30 Jun 2009 for a Signature Sharing System; Phase II.

B. The Contractor shall provide all facilities and. personnel necessary to perform the Tasks except for Items of special tooling, special test equipment or other facilities as those terms are defined in FAR Part 45 that the Contractor has identified and APL has authorized in writing.

c. Right To Use: For any item required to ·be provided to APL under this Contract, except items the Contractor has submitted subject to "Limited Rights" or Restricted Rights as defined in DFARS 252.227-7013 or 252.227-7014, APL has the unlimited right to use and reproduce such item for its own purposes and as required by the Federal Government.

ARTICLE 7. CONTRACT CEILING

A. The total contract ceiling by Task is:

Task                      TANo.                      Total Task Ceiling
1                            SMB19                                $777,132
Total Contract Celling                                    $777,132

B. It is anticipated that the total cost to APL for the performance of this Contract will not exceed the Total Contract Ceiling set forth in (A) above. Contractor agrees to use its best efforts to perform the work specified herein and all obligations under this Contract within the Contract Ceiling.

ARTICLE 8. ALLOWABLE CONTRACT COSTS

The following charges and expenditures-are authorized in performance of the work hereunder:

A. Charges by the Contractor for the services of its personnel directly engaged in performance of the work hereunder within the labor category(ies) and at the rate(s) set forth below.

Labor Category                                Hourly Billing Rate                              Effective Period
09-0CT-09 Through 30-APR-10
09-0CT-09 Through 30-APR-10
09-0CT -09 Through 30-APR-10

B. The foregoing rates include all charges for direct labor, overhead, general and administrative expense, profit and all other costs not specifically provided hereafter. The Contractor represents· that these rates are fair and· reasonable and do not exceed rates customarily charged to any of its other customers for the same or similar work.

C. Reasonable direct expenses; such as materials may be applied per APL General Provision 1 (Payments). Travel costs charged to APL must be in accordance with Federal Acquisition Regulation 31.205-46. APL allows reimbursement per mile for mileage in accordance with Federal Travel Regulations or an amount in accordance with the Contractor's company policy, whichever is lesser, for the use of personal or company automobile in lieu of public transportation.

D. Reasonable direct expenses including travel shall be reimbursed at actual cost, without markup of overhead/general and administrative expense.

ARTICLE 9. TOTAL FUNDED AMOUNT

A. The total fund amount by Task is:
Task                  TA No.                  Task Funding                         Task Period of Performance
  1                      SMB19                      $682,523                                09-0CT-09 Through 30-APR-10

Total Contract                                   $682,523
Funding

B. The parties agree that APL has the right.to fund the contract incrementally; The total amount(s) presently allotted to perform the tasks in this Contract are shown in (A) above. APL. may allot additional funds to this Contract up to the Contract ceiling. The contractor agrees to perform work on this Contract up to the point at which the total amount paid and payable by APL under this Contract approximates but does not exceed the funding limitation amount for each Task in (A) above. The Contractor agrees to use funds-allotted to Tasks solely to perform the specified Task(s).

C. When the Contractor has reason to believe that the costs which will accrue in the performance of this Contract in the next succeeding thirty (30) days, when added to all other payments and costs previously accrued, will exceed 'seventy-five percent (75%) of the funding limitation stated in the Schedule, the Contractor ,shall notify APL of this and shall give its revised estimate of the total price to APL for the performance of this Contract, together with supporting reasons and documentation. If at any time, during the performance of this Contract the Contractor has reason to believe that the total price to APL for the performance of this Contract will be substantially greater or less than the stated maximum amount; the Contractor shall so notify APL, giving its revised estimate of the total price for the performance of this Contract, together with supporting reasons and documentation.

D. The Contractor agrees to comply with the funding limitation(s) and period of performance date(s) above. APL shall be under no obligation to pay for any costs incurred or work performed in excess, of the funding limitation(s) or outside the Task period of performance date(s). The Task period of performance date(s) stated in this Article takes precedence over any other period of performance In the Contract.

ARTICLE 10. INVOICING

A. The Contractor shall submit lnvoice8,,once at completion of each Milestone. Invoices may be submitted in one of the following three ways. DO NOT SUBMIT INVOICES IN MORE THAN, ONE MANNER EACH MONTH. Invoices sent by any other method could significantly delay payment The APL preference Is PDF, which should provide the quickest processing time.

1. Mail original invoice to:
The Johns Hopkins University Applied Physics: Laboratory
P.O. Box 1299
Laurel, Maryland 20725-1299

2. Fax invoice to: 240-456-2332

3. Email invoice attachment in PDF Format to: APL-ACCOUNTS PAYABLE@JHUAPL.EPY. Invoices submitted via email attachment will not be accepted if submitted· in any format other than PDF. If submitting via email, the subject line must contain the Contractor's Name, Contract Number, and Amount of current invoice. Invoices submitted in PDF Format must still be signed as per paragraph B.6. below.

B.           In order for payment to be made, invoice(s) shall include the following:

1. APL Contract Number
2. Billing Period
3. Specific Task Number
4. Staff hours of Technical Effort (STE)
5. Dollar Amount for each Task
6. Signed certification statement as per below:

“I hereby certify to the best of my knowledge and belief that the amount of payment requested is in accordance with the terms and conditions of this
Contract.
____________________________________________________________
NAME                                           TITLE                                                      DATE"

B. The Contractor shall invoice by Task and shall include current and cumulative totals by Task number (as listed in the Statement of Work) for each of the following cost elements:

3. Labor hours and costs per labor category
4. Travel costs
5. Other direct costs

C. Documentation necessary to validate travel and other direct costs shall be provided. Copies of original receipts are required to support reimbursement of all lodging and airline expenses. Copies of original receipts are also required to support other travel related expenses when the individual expense is $75.00 or more. The parties agree that invoices submitted without this level of detail and documentation shall· not be processed and paid.

D. The Contractor shall ensure that all labor charges are fully supported by timekeeping records certified correct by the Contractor's employee and supervisor cognizant of the hours, days or other work unit delivered by the, Contractor's employee in direct performance of this Contract. The Contractor shall ensure that invoices cross-reference the timekeeping records covered by the invoices and that the timekeeping records themselves are consecutively numbered. Upon APL's request, the Contractor shall provide copies of timekeeping records related to this Contract.

E. Payment terms shall be N/30 days from date of invoice.

F. Contractor shall identify on each invoice the number of Staff hours of Technical Effort (STE) by each task listed under the. Statement of Work. Staff hours of Technical Effort are defined as hours worked by Contractor personnel under this Contract for which each hour worked meets all four of the following criteria:
3. The Contractor employees· performing the work are exempt staff rather than nonexempt;
4. They are doing technical rather than administrative work;
5. They hold a Bachelor's degree or higher; and,
6. They are direct labor rather than Charging to an indirect cost pool.

The parties agree that invoices submitted without the number of Staff hours of Technical Effort by Task, shall not be processed and paid.

ARTICLE 11. PROPRIETARY INFORMATION

B. Contractor agrees that all technical, business and financial information and material disclosed or transmitted to it by APL during Contractor's performance of work under this contract shall be received and maintained in strict confidence, be used only for the purpose of this Contract, not be disclosed by the Contractor, its employees or agents without the prior written consent of APL and remain the property of APL. The Contractor's obligation of confidence hereunder will be fulfilled by using the same degree of care with APL's information and material that Contractor uses to protect its own confidential and proprietary information and material, but in no event less than ar easonable degree of care.

C. The foregoing obligations of confidentiality, limited use and, nondisclosure shall not apply to information that (i) was in the public domain at the time of disclosure; (II) later became part of the public domain through no act or omission of the Contractor, Its employees or agents; (iii} was lawfully disclosed to the Contractor by a third party having the right to, disclose it; (iv) was developed by the Contractor independently of the disclosure, or (v) was already known by the Contractor at the time of disclosure. The obligation imposed by this Article shall exist while this Contract is in force and for a period of five (5)years thereafter.

D. Upon request, Contractor agrees to promptly return to APL any and all documentation and material disclosed or transmitted to Contractor by APL including all copies, notes or memoranda made. by Contractor that, in any way, relate to information and material disclosed or transmitted to Contractor by APL.

ARTICLE 12. COMPLIANCE WITH INTERNATIONAL TRAFFIC IN ARMS REGULATIONS (ITAR)

B. Contractor agrees to c6mply with all applicable U.S. export control laws and regulations, specifically including the requirements of the International Traffic in Arms Regulation (ITAR), 22 CFR 120 et seq.

C. Contractor agrees that except as allowed under applicable U.S. laws and regulations, no export controlled item, data or services furnished to it hereunder will be disclosed to any foreign. person, firm or country including foreign persons employed by or a5sociated with or under contract with Contractor without the authority of an export license or applicable: license exemption.

D. Contractor shall first notify and obtain the written consent of APL prior to submitting any request for authority to export any technical data or services furnished total hereunder.

E. If export controlled equipment, data or services are furnished to Contractor hereunder; Contractor agrees to maintain an export compliance plan and take measures to ensure that no technical data is disclosed and no defense services or equipment are furnished to foreign persons except as authorized hereunder.

ARTICLE 13. CLOSEOUT PROCEDURES

B. As a condition of final payment for each Task identified herein, the; Contractor shall provide the required closeout documentation within 60 days of receipt of final indirect rates for cost type contracts or within 60 days of completion of the work required hereunder for fixed price contracts. The required closeout documentation may include the following, if applicable:
3. Rate Questionnaire
4. Final Invoice (plainly marked final) in an amount not-to-exceed the Task Funding limitation specified herein
5. Completed Release of Claim Form
6. Completed Assignment of Refunds, Rebates, Credits and· Other Amounts Form
7. Completed Report of Inventions (DO Form 882)
8. Completed Final Property Report (DO Form 1662 or NASA Form 1 01c8)
9. Completed Classified Document Certification Form

C. The APL Closeout office will provide further instructions regarding the forms required at Contract completion. In addition, APL may close out this Contract using quick closeout procedures when APL determines that the conditions ·of FAR·42. 708 are satisfied.

ARTICLE 14. NO GOVERNMENT PROPERTY

B. No Government Property as defined in FAR Part 45 (whether Contractor-acquired or Government-furnished) is allowed or approved for this Contract action. Written permission and Contract modification will be required prior to the· acquisition of any Government Property in connection With this Contract. Miscellaneous minor material; if any, shall not be considered Government Property and must be invoiced and identified as "consumable material." “Consumable material” may include Wire, connectors, assembly tools, nut/bolts and other "consumables."

C. If Government Property (whether Contractor-acquired or Government-furnished) is later deemed necessary for Contract completion, Contractor must request authorization in writing from the APL Contract Representative. Contractor's request must specify:

3. The items of Government Property required (including estimated cost)

4. Whether Contractor has a Government Approved Property System.  If Contractor does have a Government Approved system, the request shall be accompanied by the latest approval letter.

5. If authorization is granted, it win be In the form of a written amendment to the existing Contract incorporating the appropriate property article(s) and clause(s).

ARTICLE 15. INDEPENDENT CONTRACTOR STATUS

It is the express intention of the parties that the Contractor is an independent contractor and not an employee, agent, joint venture or partner of APL Nothing in this Contract shall be interpreted or construed as establishing the relationship of employer and employee: between APL and the Contractor or any employee or agent of the Contractor. The parties acknowledge that the Contractor is not an employee for state or federal tax purposes. The Contractor shall retain the right to perform services for others during the term of this Contract.

ARTICLE 16. PRE-CONTRACT COSTS AUTHORIZATION

Allowable costs under this Contract shall include such costs incurred by the Contractor in connection with work covered by Task 1 of this Contract during the period from and including 09-OCT-2009 to the effective date of this Contract as would have been allowable pursuant to the terms- of this: Contract as if the Contract had been in effect during said period provided however, that such costs shall not exceed $100,000. This amount is included in the total ceiling value of this Contract.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representative. A facsimile signature shall be deemed to be and shall have the same force and effect as an original signature.

COGILITY SOFTWARE CORPORATION                                                                                     THE JOHNS HOPKINS UNIVERSITY APPLIED PHYSICS LABORATORY

        /s/ Matthew Ghourdjian                                                                                                                           /s/ Nicholas J. Langhauser
By: _______________________________                                                                                     By: _______________________________
Signature                                 Date                                                                                                          Signature                                 Date

Typed Name: Matthew Ghourdjian                                                                                                   Typed Name: Nicholas J. Langhauser
Title: CEO                                                                                                                                               Title: Chief Financial Officer

Statement of Work
June 30, 2009
Modular System Detecting and Alerting Known Patterns in Cached
and Near Real-time data

Goal
Develop, test, integrate, and deploy a modular evidence accrual and contextual pattern matching system capable of leveraging known data patterns stored in an RDF/OWL knowledge-base. The reasoning system should be designed to detect similar or related patterns of activities in cached or near real-time data. The system will consist of automated background processes and algorithms that achieve this objective as well as software interfaces that enable other software systems to: inject data into the system, initiate the evidence accrual process, query the reasoning system with respect to its· status' and/or receive alerts when possible matches are discovered by the system.

Description
The DoD and JC publish a variety of sensor and non-sensor data sources available, via a number of different networks. APL has been tasked by the U.S. government as the prime integrator on a Cognitive Counter-IED Signatures System (C2S2). C2S2 is an intelligence analysis and mission planning information system that will exploit this DoD and IC data.

The offeror shall submit a technical proposal outlining a solution. Technical approaches should focus on addressing the following key issues:
1) Accuracy of the specific algorithmic approach
2) Ability to cope with imperfect input (i.e. inaccuracies).
3) Ability to cope with incomplete input (i.e. partial patterns).
4) Standards based interfaces for batch submission of pattern matching requests and hypothesis/ conclusions.
5) Compatibility with an RDF /OWL reference model containing known patterns of interest
6) Assimilation of new data in real or near real-time. The offeror should provide specific detail and provide examples with metrics that demonstrate an ability to address this issue.
7) Data provenance.
8) Ability to work with temporal characteristics of data.
9) Ability to work with .geospatial characteristics of data.

In addition to providing a point solution th.at specifically addresses this RFP, the offeror will be expected to participate in working· group sessions with a project. architecture team. APL welcomes and encourages creative insight and subject matter expertise contributions. However, in the interest of specific goals and objectives outlined in the RFP, the offeror will not be formally responsible for deliverables relating exclusively to the architecture working group sessions and technical evaluations.

Phased Engineering and Development Approach
Objectives for the system are broken into two phases. The intent is to guarantee a complete unit of tested and integrated software at the end of each phase.

Phase A objectives
Phase A will develop test and integrate an inexact pattern matching system capable of:
1) Ingesting an RDF graph of data conforming to pre-specified ontology patterns and successfully detecting whole and partial patterns or interest by leveraging a repository of known patterns stored in the C2S2 RD.F reference model.
2) Providing a mechanism for alerting other systems that some patterns of interest have been discovered by the system. The results should be published in RDF format conforming to the system wide RDF/OWL ontology.

Phase B objectives
Phase B will be a follow-on effort to Phase A and develop, test, and. integrate the pattern matching system by:
1) Integrating a more continuous data input model such as a JMS message queue.
2) Enhancing algorithms for more robust handling of input data streams from diverse sources with different levels of reliability. ·
3) Improving scalability and performance
4) Developing and implementing a battery of tests to verify algorithm accuracy,  scalability, and performance across system modifications.

Possib1e follow-on contract objectives
1) Integration with additional algorithms including feature, extraction, multi-hypothesis evaluation, and sensor fusion.
2) Performance optimization;
3) Alternate algorithmic approaches.

Phased Deliverable Evaluation Process
Deliverables will occur once every 30-60 days based on the objectives scoped above, with specific deliverables being defined as the contract progresses. Each deliverable cycle will be constructed around the five-stage process detailed below. Each stage will allow for feedback and modifications to be introduced into upcoming phases of the product development lifecycle.  These steps include:

• Stage 1 -Preliminary Design Review
This stage will include a comprehensive review of the preliminary design of the inexact pattern matching system and the discussion with vendor representatives to determine compliance and adequacy of the algorithms to handle the, evidence accrual and contextual analysis of multi-source data models. Additionally, specific requirements and engineering details will be documented and submitted by the subcontractor to APL for approval. No specific functionality should be implemented without approval by APL.
• Stage 2 - Overview
Hands-on usage of the system is performed at this stage to verify that the requirements are properly executed. Simple verification is performed to ensure that the product detects the failure conditions; though the handling of the failure conditions is not emphasized,
• Stage 3 - In depth Evaluation
In addition to the assessment done at overview, the product is used hands-on to verify the proper handling and resolution of: failure conditions, alternate scenarios and the stated business rules. This verification is ad-hoc because formal acceptance tests have not been developed at this stage.
• Stage 4-Acceptance
The acceptance test suite is executed. This involves setting up the data required for the specific scenarios, and using the product to execute the story under test and verify the results. If time, money, and technical considerations permit, the acceptance test suite may be automated to ensure continual compliance as the product evolves.
• Stage 5 -·Feedback and Work Modification
After successful. acceptance or acceptance failure, the feedback and work modification step will allow new program objectives and/or work redirections to be-reconciled between the subcontractor and A PL. This step will include phase requirements documentation and validation between the parties.

GLOBAL STRATEGIES GROUP
AGREEMENT NUMBER: TAC-COGILITY 2009-01
TASK ORDER SUBCONTRACT AGREEMENT
Between
The Analysis Corporation
And
Cogility Software Corporation

SECTION A.

THIS TASK ORDER SUBCONTRACT AGREEMENT is made and entered into this November 13,2009 by and between The Analysis Corporation (GLOBAL TAC), a Delaware Corporation, having place of business at 1501 Farm Credit Drive, Suite 2300, McLean, Virginia 22102 hereinafter called "Prime") and Cogility Software Corporation. (Cogility), having an office at I l l N. Market Street Suite 815 San Jose California 95 113 (hereinafter called "Subcontractor").

W I T N E S S E T H:

WHEREAS, Prime Contractor has entered into an Agreement, (hereinafter referred to as "Prime Contract") with the customer (hereinafter referred to as Client) under this agreement:

WHEREAS, Subcontractor desires to provide Software, Hardware and Services to Customers within the Federal Government and Intelligence Community in support of Prime Contractor requirements under the Contract;

NOW THEREFORE, it is mutually agreed as follows:

Subcontractor, acting as an independent contractor and not as an agent for Prime Contractor, shall furnish all software & hardware, personnel, and services (except as may be expressly set forth in this Subcontract as furnished by Prime Contractor or Client) and otherwise do all things necessary for, or incident to, compliance of this Subcontract, for the consideration stated herein. The rights and obligations of the parties to this Subcontract shall be subject to and governed by this Subcontract, the applicable terms and conditions of the Prime Contract, other prevailing Govermnent regulations, and pertinent provisions of law. To the extent of any inconsistency between the Subcontract and Government regulations or any pertinent provisions of law, which are made part of the Subcontract by reference or otherwise, the Government regulation or law shall control.

SECTION B. SUPPLIES/SERVICES

Cogility agrees to provide software and hardware, personnel, and services in support of the programs as described in the Statement of Work (SOW)s to be included in the task orders. Services performed under this Agreement shall commence upon execution of Task Orders issued under this Agreement in accordance with the terms and conditions of this Agreement.

As part of the Services, Subcontractor shall furnish reports, data, and other documentation as T AC may request from time to time. All reports, data, or documentation shall pertain to the Services performed under this Agreement and shall be delivered in accordance with this Agreement.

T AC may from time to time request changes to the Services. Upon such a request, Subcontractor shall evaluate the impact of the proposed change on the Services and, no later than ten (1 0) business days after receipt of such proposed change, shall prepare and deliver a written estimate of the effect such proposed change would have upon the cost and schedule provided for such Services. Subcontractor shall use commercially reasonable efforts to accommodate proposed changes and shall not unreasonably refuse to perform proposed changes. If T AC accepts the written estimate prepared by Subcontractor, then the relevant Statement of Work shall be amended accordingly and all Services thereafter shall be in accordance with the Statement of Work as so amended.

Each Task Order shall describe the type of task order, Firm Fixed Price (FFP) or Fixed Price Level of Effort (FPLOE) and if applicable the level of effort of support services to be provided by Cogility, specify the delivery period of performance for the task, and state the Firm Fixed Price or estimated Fixed Labor Hour ceiling amount and contain such other information as may be necessary to sufficiently describe the work to be performed by Cogility. No obligation arises on the part of either party unless and until Task Orders are issued. Services performed shall comply with all applicable federal, state and local laws, and regulations and are exclusive of all Federal, State, and local taxes applicable to the sale of these services. The form of the Task Orders is included hereto as Exhibit 1.

B.l PRICE/COSTS

To be determined on individual Task Orders issued against the Task Order Subcontract Agreement.

B.2 TYPE OF SUBCONTRACT

This is a Task Order subcontract utilizing Firm Fixed Price (FFP) and Fixed Price Level of Effort (FP LOE) Task Orders with fixed hourly rates.

Under FPLOE Task Orders:

• Labor. In consideration of the satisfactory performance of the work and/or services under the Statement of Work issued hereunder, and acceptance thereof by the Prime Contractor, the Subcontractor shall be reimbursed for each Direct Productive Labor hour. Subcontractor shall use the labor categories and rates contained in the individual Task Order.

• Travel and Other Direct Costs (ODCs). Unless specifically instructed by a change to the subcontract, all expenses that are not part of the Subcontractor's proposal shall be at Subcontractor's own expense and shall not be reimbursed by Prime Contractor unless authorized by written modification to subcontract. When Prime Contractor authorizes for reimbursement Travel and ODCs, then the reimbursement items and amounts shall be subject to the limitations set forth in the Federal Travel Regulations. All travel costs must be supported by complete documentation and original receipts in order to be reimbursed.

• Subcontract Value and Funds Allotted. The total not to exceed ceiling amount allotted to the Task Orders will be specified. Contractor shall not pay for any amounts exceeding the not-to-exceed amount.

• Subcontractor shall comply with FAR 52.232-20(b) or 52.232-7(c), regarding timely notification of funding expenditure, for each Task Order, to ensure that Prime Contractor submits, in turn, a timely notification to the Client. Under FFP Task Orders:

• Prime Contractor shall pay Subcontractor for services and supplies satisfactorily provided to Prime Contractor by Subcontractor and authorized by Prime Contractor under the individual Task Order(s) issued under the subcontract. Subcontractor will not be reimbursed for costs incurred beyond the individual Task Order(s) firm fixed price.

SECTION C. PERFORMANCE WORK STATEMENT

The statement of work will be issued with each Task Order Request for Proposal and incorporated into the resultant subcontract agreement.

SECTION D. PACKAGING AND MARKING

D.l PROFESSIONAL MANNER

Subcontractor represents and warrants that Services shall be provided in a professional manner, in accordance with the standards of care and diligence and the level of skill, knowledge and judgment normally practiced by nationally recognized information technology firms in performing services of a similar nature. Unless otherwise specified in a Statement of Work, packaging and packing of all items for delivery shall be in accordance with good commercial practices and adequate to assure safe arrival at destination.

CLAUSES INCORPORATED BY REFERENCE:

Clause                        Title                                                                                                  Date

52.246-6                      Inspection--Time-And-Material And Labor-Hour                     JAN 1986
52.246-8                      Inspect ion of R&D - Cost Reimbursement                                 MAY 2001
252.246-7000              Material Inspection And Receiving Report                                DEC 1991

D.2 WORK PRODUCTS

Subcontractor represents and warrants that Work Products shall conform to the requirements of this Agreement and applicable Statements of Work.

SECTION E. INSPECTION AND ACCEPTANCE

E.l ACCEPTANCE
All Work Products delivered by Subcontractor to TAC pursuant to this Agreement shall be subject to acceptance or rejection by TAC based on the acceptance criteria set forth in the applicable Statement of Work. Unless otherwise agreed in writing, TAC shall have thirty (3 0) days after receipt of Work Products to test and accept such Work Products or to reject such Work Products as non-conforming by notifying Subcontractor of such nonconformance. If TAC rejects Work Products as nonconforming, Subcontractor shall at its expense correct such non-conformity and redeliver such Work Products to TAC and TAC shall again have the number of days set forth above to test and accept or reject the redelivered Work Products. NOTE: Final inspection and acceptance of the services to be provided hereunder shall be made by the Contracting Officer's Technical Representative (COTR), or his/her designee.

E.2 INSPECTION OF WORK IN PROGRESS
All of Subcontractor's work in progress under this Agreement is subject to continuous examination, evaluation, and inspection by T AC. If Subcontractor or any of its Perso1mel use its or their own equipment, including without limitation, computer hardware or software, to provide Services, TAC shall have the right to examine and inspect such equipment, and Subcontractor shall cooperate fully to facilitate such examination and inspection, promptly upon TAC's request. Subcontractor shall take all necessary action to ensure that its Personnel will comply with the immediately preceding sentence.

SECTION F. DELIVERIES OR PERFORMANCE

F.l PERIOD OF PERFORMANCE

This contract shall be effective on the date of signature by the parties, and shall remain in effect for one (1) year thereafter with the potential for four one (l) options.

F.2 TIMELINESS OF PERFORMANCE

Time is of the essence for the delivery of all work under this Subcontract. All work under the Subcontract, including required deliverables, shall be completed by the dates stated in the applicable Task Order issued hereunder.

F.3 PLACE OF PERFORMANCE

The subcontractors shall work in offices and locations to be specified in the task orders. Unless otherwise provided in this Agreement, Subcontractor may perform the Services in whole or in part at Subcontractor's place of business, Customer's place of business, and/or such other locations as Subcontractor may select.

F.4 NOTICE OF DELAYS
In the event the Subcontractor encounters difficulty in meeting performance requirements, or when he/she anticipates difficulty in complying with the subcontract delivery schedule or completion date, or whenever the Subcontractor has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this subcontract, the subcontractor shall immediately notify the Prime Contracting Officer and the Program Manager, in writing, giving pertinent details; provided, however, that this data shall be informational only in character and that this provision shall not be construed as a waiver by the Prime or any delivery schedule or date, or any rights or remedies provided by law or under this subcontract.

CLAUSES INCORPORATED BY REFERENCE:
Clause                      Title                                                                Date
52.242-15                  Stop-Work Order                                          AUG 1989
52.242-17                  Government Delay Of Work                       APR 1984
52.21 1-8                   TIME OF DELIVERY (JUNE 1997)

F.5 Delivery of Data Items: All technical data shall be delivered in accordance with the Deliverable Section mutually agreed to with each Subcontract Agreement I Task Order.

SECTION G. CONTRACT ADMINISTRATIVE DATA

The Technical and Contract Representatives of both parties are listed below. It is understood that the listed Contractor Technical Representative is responsible for the discharge of all technical aspects and management of this Subcontract. All contract administration matters including any prospective changes to this Agreement shall be managed by the Prime Contractor Contract Representative.

Prime Contractor	Subcontractor
Technical:	Robert Leseman
Title:	Program Director
Telephone:	703-738-2841
Fax:	703-883-4037
Email:	robert.leseman@gtec-inc. com
Contract:	Elaine Schlegel
Title:	Contract Administrator

Written communications shall make reference to the contract and subcontract number and shall be mailed to the above address unless otherwise instructed.

G.l COMPENSATION AND PAYMENT TERMS
Payments for satisfactory performance of the Services specified in the Task Orders issued from time to time, TAC shall pay Subcontractor the prices specified in such Task Orders. Subcontractor may invoice TAC the Prices in accordance with this provision G.l ; provided, however, that prior to invoicing TAC, Subcontractor shall provide T AC with the opportunity to perform such inspections as are reasonably necessary to allow TAC to determine whether the Services have been satisfactorily completed, including acceptance testing in accordance with such Statement of Work.

Expenses
TAC shall not reimburse Subcontractor for expenses incurred in connection with providing Services pursuant to this Agreement unless provided otherwise in a Statement of Work.

Complete Compensation
The payments specified in this provision G.l shall constitute Subcontractor's complete compensation for providing Services. There shall be no additional charges, such as for office supplies, use of equipment, secretarial support, overtime or holiday pay, insurance, or overhead.

G.2 INVOICING
Subcontractor's responsible Administrator shall certify all invoices or vouchers for payment under this Agreement, and Subcontractor shall submit one original and one copy, of such invoice to the TAC Contracting Administrator.

Monthly invoices shall be submitted to the Prime Contractor no later than the 5th calendar day of the month, following the month of performance. All invoices submitted to TAC by Subcontractor shall contain, to any and all extent applicable, the following information:

(a) A separate invoice shall be submitted for each individual
Project and must provide the details below:

• Date of Invoice
• Company Name
• Company Remit to Address
• Invoice Number
• Project N arne
• Subcontract Number
• Project Period of Performance
• Billing Period of Performance (start and end dates)
• Current and Cumulative Billed Costs
• Project Funded Value

For FPLOE Task the following additional info must be provided:

• Hours delivered by Employee Name, Labor category and Rate
• Current Hours and Dollars by Labor Category
• Cumulative Hours and Dollars by Labor Category
• Invoices must include Individual Unanet Timesheets matching the invoiced hours

(b) A Labor Summary shall be provided with each invoice. The Labor Summary shall list the individuals by name, labor category and the hours expended in the invoice period. Individuals shall be grouped by labor category.

(c) Other Direct Costs shall be separately listed and receipts attached in accordance with Travel and Other Direct Costs (ODCs) provision of this agreement.

(d) All invoices shall contain an executed certification as follows:

"The hours and charges on this invoice are accurate and complete to the best of my knowledge and belief. Time cards for individuals billed on this invoice are available for inspection upon Prime Contractor or Government request."

Signed:       ___________________
Name:         ___________________
Title:           ___________________
Date:           ___________________

Invoice payment shall be made NET 30 days from the latter of either the date the invoice is received or the date of acceptance of a properly submitted invoice. Invoices must reconcile to the hours submitted in Unanet. Copies of the Unanet Timesheets must be submitted with FPLOE invoices.

The final invoice or voucher of each task shall be clearly designated as the "Completion Invoice" or "Completion Voucher" and shall be supported by a Schedule of cumulative amounts incurred and billed to completion date, in accordance with FAR 52.216-7.  Questions regarding payment should be addressed to Stella Young by email at stella.young@globalgroup.us.com or by phone at 301-662-6811.

G.3 OPTION TO EXTEND SERVICES (NOV 1999) 52-217-8

The Prime Contractor may require continued performance of any services within the limits and at the prices specified in the contract. The Prime may exercise the option by written notice to the Subcontractor within the period specified in the Schedule.

G.4 PERIOD FOR EXERCISE OF OPTION TO EXTEND SERVICES

For the purposes described in FAR 3 7.111, the Prime may exercise the option to extend the subcontract under the FAR Clause 52.217-08, OPTION TO EXTEND SERVICES (Nov 1999), by written notice issued to the subcontractor fifteen (15) calendar days prior to the expiration of the initial subcontract period, including may previous extensions under this clause. When such date falls on the last day of a fiscal year, notification shall be provided within seven (7) days after funds are appropriated and available for the new fiscal year.

G.5 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)
(a)           The Prime may extend the term of this contract by written notice to the subcontractor before expiration date of this subcontract; provided, that the Prime shall give the Subcontractor a preliminary written notice of its intent to extend at least thirty (30) days before the contract expires. The preliminary notice does not commit the Prime to an extension.
(b)           If the Prime exercises this option, the extended subcontract shall be considered to include this option provision.
(c)           The total duration of this subcontract, including the exercise of any options under this clause, shall not exceed sixty (60) months.

G.6 CONFIDENTIALITY OF INFORMATION
To the extent that the work under this Subcontract requires that the either party to this agreement be given access to confidential or proprietary business, technical, or financial information belonging to the other party, the Client, Prime Contractor or other companies, both parties shall, after receipt thereof, treat such infonnation as confidential and agrees not to appropriate such information to its own use or to disclose such information to third parties unless specifically authorized by the disclosing party in writing. The foregoing obligations, however, shall not apply to: a. inforn1ation which, at the time of receipt by the Subcontractor, is in the public domain; b. information which is published after receipt thereof by the Subcontractor or otherwise becomes part of the public domain through no fault of the Subcontractor; c. information which the Subcontractor can demonstrate was in its possession at the time of receipt thereof and was not acquired directly or indirectly from the Client, Prime Contractor or other companies; d. information, which the Subcontractor can demonstrate, was received legally from a third party who did not require the Subcontractor to hold it in confidence.

Subcontractor shall obtain written agreement, if requested by Prime Contractor, in a form satisfactory to Prime Contractor, from each employee permitted access, whereby the employee agrees that he will not discuss, divulge or disclose any such information or data to any person or entity except those persons within the Subcontractor's organization directly concerned with the performance of the Subcontract.

Subcontractor agrees, if requested by Prime Contractor, to sign an agreement identical, in all material respects, to the provisions of this clause, with each company supplying information to the Subcontractor under this Subcontract, and to supply a copy of such agreement to Prime Contractor.

Subcontractor agrees that upon request by Prime Contractor it will execute an agreement with any party whose facilities or proprietary data it is given access to or is furnished, restricting use and disclosure of the data or the information obtained from the facilities. Upon request by Prime Contractor such an agreement shall also be signed by Subcontractor personnel.

The requirements of this Article are also reciprocal from Prime Contractor to Subcontractor.

Notwithstanding any other provisions herein, this provision shall survive for a period of two (2) years from the termination of this Subcontract.

G.7 RELEASE OF INFORMATION

Subcontractor shall not disclose any information, data, or facts pertaining to this Subcontract to any person, entity, agency, firm (private or public) or the press without the prior written consent of the Prime Contractor. Such consent shall not be unreasonably withheld. However, Subcontractor shall not be precluded from revealing the contents of this Subcontract to the Client upon request.

G.8 LIABILITY

Subcontractor is solely and exclusively liable to third parties for all costs incurred by Subcontractor and for all claims or damages against Subcontractor arising out of or based on performance of this Subcontract.

G.9 LIABILITY AND INDEMNITY

In the event the Prime Contractor or the Subcontractor, their employees, agents, subcontractors, or lower-tier subcontractors enter premises occupied by or under the control of the other in the performance of this Agreement, each party shall indemnify and hold harmless the other party, its officers and employees from any loss, cost, damage, expense, or liability by reasons of real and tangible property damage or personal injury (including death) of whatsoever nature or kind arising out of, as a result of, or in connection with such performance occasioned in whole or in part by the negligent actions or omissions of the other, its employees, agents, subcontractors, or lower-tier subcontractors based on its apportioned liability.

Both parties also agree to indemnify the other party for all liability including, but not limited to, public liability, property damage, and worker's compensation claims, resulting from performance under this subcontract.

G.lO INSURANCE SCHEDULE

The Subcontractor shall maintain and provide proof of coverage, at all times during the period of performance of this Agreement, the minimum insurance and coverage specified in the Prime Contract or the insurance and coverage set forth below, whichever is greater per type of coverage.

Type of Insurance                                                                                                           Minimum Amount
Workmen's Compensation and all occupational disease                                          As required by law
Employer's Liability including all occupational disease when not so                     $100,000 per accident
covered in Workmen's Compensation above
General Liability (Comprehensive) Bodily Injury per occurrence                            $1,000,000
Automobile Liability (Comprehensive)                                                                        $1,000,000
Bodily Injury per person                                                                                                $200,000
Bodily Injury per occurrence                                                                                         $500,000
Property Damage per accident                                                                                      $100,000

G.11 DISALLOWANCE OF PAYMENTS

If the Client or the Prime Contractor's cognizant audit agency disallows any amount paid by the Prime Contractor to the Subcontractor at any time, the Subcontractor shall promptly repay to the Prime Contractor the disapproved amount(s).

G.12 MODIFICATION AUTHORITY

Notwithstanding any of the other provisions of this Subcontract, until modified in writing by an officer of Prime Contractor, Prime Contractor shall be the only entity authorized to accept non-conforming work, waive any requirement of this Subcontract, or, with Subcontractor concurrence where applicable, modify any tenn or condition of the Subcontract.

G.13 PRIVITY OF CONTRACT

In order to properly perform and/or execute this Agreement, Subcontractor may require occasional interface with the Client. However, no privity of contract exists between Subcontractor and the Client. The Subcontractor shall not take direction from, nor discuss any terms and conditions of this Agreement with the Client. The Subcontractor shall immediately notify T AC if at any time it believes the Client is effecting a change to the terms and conditions of this Agreement.

G.14 CLIENT CONTACT

All contacts with the Client with respect to the marketing and/or performance of this Subcontract shall be coordinated with the Prime Contractor. Any contacts made by the Subcontractor with the Client in connection with the performance of any work issued or to be issued under the Prime Contract shall be with the knowledge and concurrence of the Prime Contractor Technical Representative. Non-compliance of any provision contained in this Article will justify cause for tennination of the Subcontract.

G.15 KEY PERSONNEL

The Subcontractor agrees not to withdraw the services or limit the availability of any person designated as "Key Personnel" during the performance of this Subcontract, without the prior notification of Prime Contractor, unless necessitated by separation, illness, or death. The notification must be given within 10 business days of the withdrawal of service or limited availability of any Key Personnel. Key personnel are defmed as follows:
a.           Personnel identified in the proposal as key individuals to be assigned for participation in the performance of the Subcontract;
b.           Personnel identified as key individuals in any Task Order issued hereunder; or
c.           Other Subcontractor personnel as mutually agreed by the parties.

In cases where a change in Key Personnel is required, Subcontractor shall demonstrate to the satisfaction of Prime Contractor that the qualifications of the proposed substitute person are equal to or better than the qualifications of the person being replaced, and only upon Prime Contractor's written approval of the substitution, may such a substitution take place.

G.16 STAFFING AND POSITION QUALIFICATIONS

Subcontractor shall employ only qualified and competent persons in the performance of this Subcontract. Subcontractor direct labor personnel assigned to the performance of Task Orders shall satisfy as a minimum the applicable labor qualifications set forth in an Attachment to this agreement, both education and experience, as represented by the resumes submitted to Prime Contractor by the Subcontractor. Any deviation from this requirement must have prior authorization from Prime Contractor.

G.17 REPLACEMENT PERSONNEL

The prime contractor reserves the right to require the subcontractor to replace contractor employees who are deemed incompetent, careless, unsuitable or otherwise objectionable, or whose continued use under this task order is deemed contrary to the best interests of the Mission. Notice of such replacement will be given in writing by the Prime PM.

G.18 HIRING OF STAFF

During the period of this Subcontract, neither party hereto shall solicit for hire any employee of the other under the Prime Contract; nor shall they hire such employee without prior written consent of the party that employs that individual. Individuals previously employed by either party may be hired, without such consent, one year after termination of their employment with either party. This section shall not be construed in any way as intending to restrict employment opportunities for the employees of either party. Such employees are free to answer any general employment advertising placed in the media by the other party and the other party may hire such applicant without a need for consent

G.19 SUBCONTRACTS

Subcontractor shall not award any lower-tier subcontracts or Task Orders to any other firm for the performance of all or any portion of the work covered by tlus Subcontract or any Task Order issued hereunder without the prior written approval of TAC.

G.20 ASSIGNMENT

Subcontractor shall not assign or transfer its rights or delegate any of its duties under or in connection with this Subcontract without the prior written consent of Prime Contractor.

G.21 GOVERNING LAW

The Subcontract shall be governed by, subject to and consttued according to the laws of the State of Virginia with venue proper in Fairfax County, Virginia. Subcontractor shall comply with all applicable Federal, State, and local laws, and rulings, regulations and orders pertaining thereto in effect on the date of this Subcontract as may be amended hereafter during the period of this Subcontract or extension thereto.

SECTION H. SPECIAL PROVISIONS

H.l ORGANIZATIONAL CONFLICTS OF INTERESTS- GENERAL

"Organizational Conflict of Interest" means that because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person's objectivity in performing the order work is or might be otherwise impaired, or a person has an unfair competitive advantage.
"Person" as used herein includes Corporations, Partnerships, Joint Ventures, and other business enterprises.

(a)           The Contractor warrants that to the best of its knowledge and belief, and except as otherwise set forth in the order, the Contractor does not have any organizational conflict of interest(s) as defined in the preceding paragraph.

(b)           It is recognized that the effort to be performed by the Contractor under this order may create potential organizational conflict of interest on the instant order or on a future acquisition. In order to avoid this potential conflict of interest, and at the same time to avoid prejudicing the best interest of the Government, the right of the Contractor to participate in future procurement of equipment and/or services that are the subject of any work under this order shall be limited as described below in accordance with the requirements of FAR 9.5.

(c)           Performance under this Subcontract may require the Subcontractor to access data and information proprietary to a government agency, another government Subcontractor or of such nature that its dissemination or use other than as specified in the work statement would be adverse to the interests of the government or others. Neither the Subcontractor, nor Subcontractor personnel, shall divulge nor release data or information developed or obtained under performance of this work statement, except to authorized government personnel or upon written approval of the Client. The Subcontractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as specified in this work statement or any information at all regarding this agency. Disclosure of Information regarding operations and services of the activity to persons not entitled to receive it and failure to safeguard any classified information that may come to the Subcontractor (or any persons under the Subcontractor's control) in connection with work under this work statement, may subject the Subcontractor, Subcontractor's agent, or employees to criminal liability under Title 18, sections 793 and798 of the United States Code. Neither the Subcontractor nor the Subcontractor's employees shall disclose or cause to be disseminated, any information concerning the operations of the activity, which could result in, or increase the likelihood of, the possibility of a breach of the activity's security or interrupt the continuity of its operations.

(d) The Subcontractor shall direct to the TAC Program Manager all inquiries, comments, or complaints arising from matters observed, experienced, or learned as a result of, or in connection with the performance of this Subcontract, the resolution of which may require the dissemination of official information.

H.2 SECURITY CLASSIFICATION

This subcontract is unclassified. However, each task order issued under this subcontract may be classified up to the Top Secret level or higher, as specified therein. TAC will issue a DD254 to Subcontractor for each task order requiring a security classification.

H.3 ACCESS TO GOVERNMENT FACILITIES

During the life of the contract, the rights of ingress and egress to and from the Government facility for Contractor personnel shall be made available as required per each individual task order. During all operations on Government prenuses, Contractor personnel shall comply with the rules and regulations governing the conduct of personnel and the operation of the facility. The Government reserves the right to require Contractor personnel to sign in upon ingress and sign out upon egress to and from the Government facility.

H.4 DISPUTES

Disputes Involving the Client. Any disputes between/among the Client, T AC and/or Subcontractor which is not disposed of by agreement and which involves any question of the compliance of Subcontractor's work with the requirements of this Agreement, the Subcontract and/or the Prime Contract, shall be settled in accordance with the following procedures:

(a)           Subcontractor agrees that any claim, as defined under FAR 33.201 or any subsequent provision, which may arise under this Agreement or Statements of Work hereunder, and which may properly be submitted for a decision to Client's Contracting Administrator (the "Contracting Administrator") under the "Disputes" clause of the Prime Contract shall be submitted to TAC who in turn will submit such claim to the Contracting Administrator for decision ifTAC can certify such Subcontractor's claim to the extent and in the manner required by the Contract Disputes Act; provided, however, that nothing herein, or hereby referenced, shall be construed as giving Subcontractor the direct right to appeal a decision of the Contracting Administrator under the "Disputes" clause incorporated in the Prime Contract. T AC shall give Subcontractor prompt written notice of any decision of the Contracting Administrator under the Prime Contract, that relates to this Agreement, which decision shall be final and conclusive and binding upon Subcontractor.

(b)           The decision of the Client, or other government agency or US Claims Court having cognizance over the appeal brought pursuant to Paragraph "a." above shall be conclusive and final, and binding upon TAC and Subcontractor, subject to any right of judicial review by a court of competent jurisdiction.

(c)           Any appeal brought by TAC on behalf of Subcontractor, as provided under Paragraph "a." above, shall be at the expense of the Subcontractor and subject to the following conditions:

•           Subcontractor has certified its claim in the manner, time, and form prescribed by the Contract Disputes Act and the Prime Contract;
•           Subcontractor agrees to cooperate with T AC in the prosecution of such appeal;
•           Subcontractor agrees to be responsible for the presentation of all evidence, facts and data and for the furnishing of such, and to promptly make payments for any expenses, including any legal fees and costs, incurred by T AC in connection with such appeal, provided that Subcontractor shall have the right to retain counsel and control the prosecution of the claim or case.

Failure to comply with the above stated conditions may be the basis for terminating such appeal and Subcontractor shall be then conclusively bound by the decision of the Contracting Administrator, or in the event of an appeal to the cognizant government agency, Board of Contract Appeals or US Claims Court, then by the decision of such agency, Board of Court.

Disputes Not Involving the Client. If any Claim that does not involve the Client arises out of or relates to this Agreement or the breach thereof, and such Claim cannot be settled through direct discussions, the parties agree to settle the dispute by arbitration administered by the American Arbitration Association in accordance with its Arbitration Rules. Both parties agree to be bound by the decision of a mutually selected impartial arbitrator in accordance with the American Arbitration Association rules and procedures. Each party shall bear its own costs and expenses and an equal share of the arbitrator's and administrative fees of arbitration. Written notice of demand for arbitration shall be filed with the other party to the Agreement and with the American Arbitration Association within a reasonable time after the occurrence of a dispute. All arbitration proceedings and hearings will be held in Fairfax, Virginia.

H.5 TERMINATION FOR CONVENIENCE

TAC may terminate for convenience any Services contemplated by the parties under this Agreement if the Government terminates for convenience such Services in the Prime Contract.

H.6 TERMINATION FOR CAUSE

TAC may terminate this Agreement if Subcontractor materially fails to perform its obligations under this Agreement and does not correct such failure within ten (1 0) days after receiving notice of the failure from T AC. Work Products. Upon the expiration or termination of this Agreement, Subcontractor shall promptly deliver to T AC all Work Products, whether completed or work in progress. Subcontractor shall not retain any copies of Work Products.

H.7 PUBLICITY AND THIRD PARTY CONTACTS

No news releases, including photographs and films, public announcements or confirmation of same, or any part of the subject matter of this Subcontract or any phase of any program hereunder shall be made without the prior written approval ofT AC. This provision shall not apply to any disclosure deemed by either Party's counsel to be required by law or by regulation of any federal, state, or local government agency.

H.8 LAWS AND REGULATIONS

Subcontractor shall comply with all laws and regulations applicable to the performance of Services and obtain and pay for all licenses, permits and approvals necessary for it to provide Services. Subcontractor shall provide T AC copies of any such licenses, permits and approvals on request. Subcontractor also shall comply with all requirements of federal, state, and local law from time to time in effect regarding its employees and independent contractors, including equal opportunity mandates and the Fair Labor Standards Act.

H.9 ORDER OF PRECEDENCE

In the event of a conflict among or between the terms and conditions of this Agreement and any Statement of Work executed under this Agreement, the terms and conditions of this Agreement shall prevail over the Statement of Work.

H.10 SUPERSEDING AFFECT

This Subcontract constitutes the entire Agreement between the parties and supersedes any and all prior conditions, commitments, and agreements, either oral or written.

H.ll SEVERABILITY

The invalidity or unenforceability of any provision of this Subcontract shall not affect or limit the validity or enforceability of its remaining provisions. In case any one or more provisions of this Subcontract shall for any reason be held to be invalid or unenforceable in any respect, such invalid, illegal, or unenforceable provisions shall be refonned and construed so that it will be valid and enforceable to the maximum extent permitted by law. No waiver by Prime Contractor or failure by Prime Contractor to enforce any provision of this Subcontract in any one or more instances shall be deemed a waiver by Prime Contractor of any other provision hereof or a waiver by Prime Contractor of its rights under such provision in any other instance.

H.12 ENTIRE AGREEMENT

The terms and conditions contained in this Agreement (including Attachment 1 and the Exhibits attached hereto), constitute the entire agreement among the parties relating to the subject matter hereof and shall supersede all previous communications between the parties with respect to the subject matter of this Agreement. No party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of any other party that is not set out or referred to in this Agreement.

Signatures

IN WITNESS WHEREOF, the parties, through duly authorized officials, do execute this Subcontract effective as of the day and year indicated on the first page.

The Analysis Corporation (GLOBAL TAC)                                     Cogility Software Inc.

/s/ Jim Flynn                                           /s/ Matthew Ghourdjian
Signature                                                                                                 Signature
Jim Flynn, VP, Contracts & Administration                                       Matthew Ghourdjian, CEO
Print Name and Title                                                                              Print Name and Title
Date: 1/4/2010                                                                                         Date: 1/4/2010

Exhibit 1

TAC THE ANALYSIS CORPORATION
WHERE TECHNOLOGY ANC INTELLIGENCE CONVERGE

Agreement TAC-Cogility 2009-01                                                                           Task Order No. ____________

1. PERIOD OF PERFORMANCE FOR TASK:

2. DESCRIPTION OF SERVICES, EQUIPMENT OR SUPPLIES TO BE DELIVERED:

3. MILESTONE /DELIVERABLES:

4. LIMITATION OF FUNDS {TOTAL OBLIGATED AMOUNT):

5. HOURLY BILLING RATES:

6. PAYMENT SCHEDULE: TAC will pay the amount within 30 days after receipt of an invoice if the Deliverable has been approved/accepted.

____________________________                           _____________________________
Signature                                                                           Signature
Jim Flynn, VP, Contracts & Administration                 Matthew Ghourdjian, CEO
Print Name and Title                                                        Print Name and Title
Date: 1/4/2010                                                                   Date: 1/4/2010

Exhibit 2

Electronic Timesheet Quick Start Guide and FAQs

Enter TAC Timesheets Quick Start Guide (IC's/Subs)

(1) Access Unanet Timesheet System: Launch browser and enter the URL to access the Unanet timesheet system: https://timesheets.theanalysiscorp.com.
(2) Log In: Your Usemame is your TAC ID number: enter ALL 6 digits; your Password is the default password provided.
(3) Change Password: You should change your password upon first entry to the ET system. Click 'Preferences' >>'Password.'
(4) Enter Time Daily: On left menu 'Quick Links' select 'Current Timesheet. Unanet will display the following on the first day of the timesheet period:

Time - Create Timesheet
Create a new Timesheet
Date: Create a new timesheet for the time period containing this date.
Save

Press 'Save' button to display new timesheet for current period. On all subsequent days, Unanet will display your current timesheet. Time - Timesheet ror Stiehl. Rich - 4/10/05
ProJect P.ay IVIon Tue Wed Thu Frl Sat Sun

•	Select a Project from ' Project' from dropdown list.
•	Select 'Task' if dropdown contains selectable list.
•	Select 'Project Type' from dropdown list.
•	Pay Code defaults to R for regular time.
•	Enter hours worked to the 112 hr. on appropriate day.
•	Enter optional comments for reported hours. Click insert icon to enter additional rows/projects.
•	Press 'Save' button to record hours.

(5) Submit Timesheet to Approver: On last day of period, complete timesheet and Press 'Submit' button. Unanet will display the following:

Time - Timesheet for Stiehl, Rich 4/4/05 - 4/1 0/05

Timesheet Comments:
Submit                      Cancel

Press 'Submit' button to send timesheet to Approver.

Electronic Timesheets FAQs (ICs/Subs)
How do I get to the Electronic Timesheets (ET)?: Launch browser and enter the URL to access the Unanet timesheet system: https://timesheets.theanalysiscorp.com.

What's my Username & Password?: Your Usemame is your TAC ID number: enter ALL 6 digits; your Password is the default password provided.

How do I change my Password?: You should change your password upon first entry to the ET system. Click 'Preferences' >>'Password.'

How do I create my timesheet?: From the menu on the Left side click 'Quick Links,' select 'Current Timesheet.' Unanet will display the date of the first day of the timesheet period. Click the Save button to display your new timesheet for the current period. On subsequent days, Unanet will display your current timesheet upon login.

How do I view or edit my timesheet?: From the Unanet dashboard under Active Timesheets, click on the eyeglasses icon to View your timesheet or click on the pencil icon to Edit it.

Where's my Charge Code?: Select your Project from 'Project' dropdown list.

My Charge Code is not in the dropdown list. How do I find it?: At the bottom of your timesheet there are 4 choices: Save, Submit, Preview & My Projects. Choose 'My Projects.' Look for your charge code in the Left column (Available Projects) and highlight it. Click the Right arrow set and your highlighted charge code should move to the Right column (Selected Projects). Click Save. Then Click ' <Timesheet' to go back to your timesheet. Your charge code should now appear in the dropdown list.

What should my Department Code be?: Most ICs/Subs will not need to use a department code. Your T AC Supervisor will let you know if you will need one. Otherwise, just let it go to the default.

How often do I have to access ET?: You should complete your timesheet on a daily basis at the END of your day or first thing the next morning (do not complete your timesheet for the current day in the morning of the current day).

How do I enter my hours?: You should enter your hours worked (or leave hours used) in whole numbers or half-hour increments ( .5). After you complete your timesheet, be sure to click Save before Logging Out.

How do I get my timesheet to my TAC Supervisor for approval?: On the last working day of the pay period, after entering your hours, click Save, then click Submit. An email will be generated to your T AC Supervisor notifying him/her that your timesheet is ready for approval.

How can I go back and make a correction once I've completed and Saved my Timesheet?: From the Unanet dashboard under Active Timesheets, click on the eyeglasses icon to View your timesheet or click on the pencil icon to Edit it. Make your change and click on Save. You will be asked to provide an explanation for the change in the box. Type in your reason and then Save.

How can I go back and make a correction once I've completed and Submitted my Timesheet?: From the Unanet dashboard under Quick Links click on Completed Timesheets, click on the pencil icon to Edit the timesheet you wish to change. Make your change and click on Save. You will be asked to provide an explanation for the change in the box. Type in your reason, Save again and then click on Submit. Your timesheet will need to be approved by your T AC Supervisor again.